Exhibit 10.4

100 CAMBRIDGEPARK DRIVE

CAMBRIDGE, MASSACHUSETTS

LEASE

Between

PPF OFF 100 CAMBRIDGE PARK DRIVE, LLC,

a Delaware limited liability company

(“LANDLORD”)

AND

VOR BIOPHARMA, INC.,

a Delaware corporation

(“TENANT”)

dated as of

December 17, 2019

(i)

EXHIBITS

Exhibit A-1 -	Floor Plan of Premises – 4th Floor
Exhibit A-2 -	Floor Plan of Premises – Tenant Materials Storage Area- 1st Floor
Exhibit A-3 -	Floor Plan of pH Neutralization Area - 3rd Floor
Exhibit A-4 -	Floor Plan of Penthouse Area and Roof Area
Exhibit B -	Form of Commencement Date Agreement
Exhibit C -	Base Building Work Matrix
Exhibit D -	Work Letter
Exhibit E -	Freight Elevator Plan
Exhibit F -	Rules and Regulations
Exhibit G -	Form of Letter of Credit
Exhibit H -	Tenant’s Hazardous Materials
Exhibit I -	Form of Environmental Questionnaire
Exhibit J -	Plan of RODI Skid Area
Exhibit K -	Utility Capacity Matrix
Exhibit L -	Required Tenant Contractor/Subcontractor Insurance Coverages
Exhibit M -	PH Neutralization System Specifications
Exhibit N -	Construction Rules and Regulations

(ii)

LEASE AGREEMENT

This Lease Agreement (this “Lease”) is made and entered into as of the 17th day of December, 2019 (the “Effective Date”), by and between PPF OFF 100 CAMBRIDGE PARK DRIVE, LLC, a Delaware limited liability company (“Landlord”) and VOR BIOPHARMA, INC., a Delaware corporation (“Tenant”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained and $10.00 and other good and valuable consideration, the receipt, sufficiency and delivery of which is hereby acknowledged, Landlord and Tenant hereby covenant and agree as follows:

ARTICLE 1

Basic Lease Information

Section 1.1    “Building” shall mean the building and improvements commonly known as 100 CambridgePark Drive in Cambridge, Massachusetts.

Section 1.2    “Property” shall mean the Building, together with the land on which the Building is located, together with, at the discretion of Landlord, the parking garages, parking lots, facilities and other improvements, if any, serving the Building and the land on which the Building is located.

Section 1.3    “Other Buildings”: Individually or collectively, the buildings and improvements in Cambridge, Massachusetts commonly known as 125 CambridgePark Drive, 150 CambridgePark Drive and 200 CambridgePark Drive, respectively.

Section 1.4    “Premises” shall mean the area containing 32,798 rentable square feet, comprised of the following: (i) the area located on the fourth (4th) floor of the Building and shown on the floor plan attached to this Lease as Exhibit A-1; (ii) the area (the “Tenant Materials Storage Area”) located on the first (1st) floor of the Building and shown on the floor plan attached to this Lease as Exhibit A-2; and (iii) the area (the “Penthouse Area”) located in the penthouse on the roof of the Building and shown on the plan attached to this Lease as Exhibit A-4.

Section 1.5    “Rentable Square Footage of the Building” is deemed to be 138,901 rentable square feet.

Section 1.6    “Rentable Square Footage of the Premises” is deemed to be 32,798 rentable square feet.

Section 1.7    “Base Rent”:

Period of Time	Annual Base Rent		Monthly Base Rent
Commencement Date – the day preceding Rent Commencement Date	None		None
Rent Commencement Date - the earlier of (x) the day the Freight Elevator (as hereinafter defined) becomes operational, or (y) the day preceding the First (1st) anniversary of Rent Commencement Date	$2,079,000.00	*	$173,250.00
If applicable, the date the Freight Elevator becomes operational - the day preceding the First (1st) anniversary of Rent Commencement Date	$2,525,446.00		$210,453.83
First (1st) anniversary of Rent Commencement Date - the day preceding the Second (2nd) anniversary of Rent Commencement Date	$2,601,209.38		$216,767.45
Second (2nd) anniversary of Rent Commencement Date - the day preceding the Third (3rd) anniversary of Rent Commencement Date	$2,679,245.66		$223,270.47
Third (3rd) anniversary of Rent Commencement Date - the day preceding the Fourth (4th) anniversary of Rent Commencement Date	$2,759,623.03		$229,968.59
Fourth (4th) anniversary of Rent Commencement Date - the day preceding the Fifth (5th) anniversary of Rent Commencement Date	$2,842,411.72		$236,867.64

Period of Time	Annual Base Rent	Monthly Base Rent
Fifth (5th) anniversary of Rent Commencement Date - the day preceding the Sixth (6th) anniversary of Rent Commencement Date	$2,927,684.07	$243,973.67
Sixth (6th) anniversary of Rent Commencement Date - the day preceding the Seventh (7th) anniversary of Rent Commencement Date	$3,015,514.60	$251,292.88
Seventh (7th) anniversary of Rent Commencement Date - the day preceding the Eighth (8th) anniversary of Rent Commencement Date	$3,105,980.03	$258,831.67
Eighth (8th) anniversary of Rent Commencement Date - the day preceding the Ninth (9th) anniversary of Rent Commencement Date	$3,199,159.43	$266,596.62
Ninth (9th) anniversary of Rent Commencement Date - Tenth (10th) anniversary of Rent Commencement Date	$3,295,134.22	$274,594.52

*

Annualized. Notwithstanding anything to the contrary contained herein, Tenant shall only be responsible for payment of Base Rent calculated based on 27,000 rentable square feet for the period beginning on the Rent Commencement Date through and including the earlier to occur of (x) the day the Freight Elevator becomes operational, or (y) the day preceding the first (1st) anniversary of the Rent Commencement Date.

Section 1.8     “Tenant’s Pro Rata Share”: 23.61%.

Section 1.9    “Tenant’s Pro Rata Laboratory Share”: A fraction (expressed as a percentage), the numerator of which is the rentable area of the Premises and the denominator of which is the aggregate of all rentable areas of the Building leased to and used by all tenants of the Building (including Tenant) for laboratory purposes. As of the Commencement Date, Tenant’s Pro Rata Laboratory Share will be 100%.

Section 1.10    “Term”: The period of time commencing on the Commencement Date and expiring on the Expiration Date.

Section 1.11    “Commencement Date”: The date on which Landlord tenders possession of the Premises to Tenant with both (i) the Landlord’s TI Work Substantially Completed, and (ii) the Base Building Work Substantially Completed, excepting only (a) the Tenant Materials Storage Area, (b) the Penthouse Area, and (c) the Freight Elevator (as hereinafter defined).

Section 1.12    “Scheduled Commencement Date”: June 8, 2020.

Section 1.13    “Rent Commencement Date”: The date that is two (2) months after the Commencement Date.

Section 1.14    “Expiration Date”: The date which is the last day of the calendar month in which the day immediately preceding the tenth (10th) anniversary of the Rent Commencement Date occurs, unless sooner terminated or extended in accordance with the terms and conditions of this Lease.

Section 1.15    “Lease Year”: The first Lease Year shall commence on the Rent Commencement Date and shall end on the last day of the calendar month preceding the month in which the first anniversary of the Rent Commencement Date occurs. Each succeeding Lease Year shall commence on the day following the end of the preceding Lease Year and shall extend for twelve (12) consecutive months; provided, however, the last Lease Year shall expire on the Expiration Date.

Section 1.16    “Base Building Work”: The alterations and improvements described as the “Base Building Work” in the Base Building Work Matrix (the “Base Building Work Matrix”) attached to this Lease as Exhibit C attached and incorporated herein by the reference.

Section 1.17    “Landlord’s TI Work”: The alterations and improvements described as the “Landlord’s TI Work” in the Work Letter (the “Work Letter”) attached to this Lease as Exhibit D and incorporated herein by this reference.

Section 1.18    “Brokers”: Newmark Knight Frank and CRESA.

Section 1.19    “Permitted Use”: General office purposes and research and development and lab use, consistent with a first-class office and research and development building, and no other purpose or purposes.

Section 1.20    “Notice Addresses”:

All notices to Tenant shall be sent to the following addresses:

Tenant:

Prior to the Commencement Date:

Vor Biopharma, Inc.

215 First Street, 4th Floor

Cambridge, Massachusetts 02142

Following the Commencement Date:

Vor Biopharma, Inc.

100 CambridgePark Drive

Cambridge, Massachusetts 02140

Landlord:

All notices to Landlord shall be sent to the following addresses:

PPF OFF 100 Cambridge Park Drive, LLC

c/o Morgan Stanley Real Estate Advisor, Inc.

1585 Broadway, 37th Floor

New York, New York 10036

Attention: Jennie Pries Friend

With copies to:

PPF OFF 100 Cambridge Park Drive, LLC

c/o Longfellow Real Estate Partners, LLC

260 Franklin Street, Suite 1920

Boston, Massachusetts 02110

Attention: Jamison N. Peschel

and

Goulston & Storrs PC

400 Atlantic Avenue

Boston, MA 02110-3333

Attention: Frank E. Litwin, Esq.

Section 1.21    “Rent Payment Address”: All rent and other charges payable by Tenant under this Lease shall be paid as follows:

If by mail:

PPF OFF 100 Cambridge Park Drive, LLC

P.O. Box 21432

New York, NY 10087-1433

or via wire transfer to:

Bank:	JPMorgan Chase Bank, N.A.
Account Number:	925969037
Routing Number:	021000021
Title:	PPF OFF 100 Cambridge Park Drive, LLC

Section 1.22    “Business Day(s)”: Monday through Friday of each week, exclusive of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and such other days as may be designated by Landlord from time-to-time as holidays with respect to the Building. Notwithstanding any contrary language in this Lease, as it relates to computing the time to respond to any notice, request for approval/disapproval or other submission made under this Lease, such time period shall begin to run on the Business Day following the date on which such notice is effective under this Lease or, as to requests not in the nature of notice for approval/disapproval or other submission on the Business Day following the date on which such request or other submission is received.

Section 1.23    “Law(s)”: All applicable laws, statutes, codes, ordinances, orders, rules, regulations, conditions of approval and requirements of all federal, state, county, municipal and governmental authorities and all administrative or judicial orders or decrees and all permits, licenses, approvals and other entitlements issued by governmental entities, and rules of common law, relating to or affecting the Property or the use or operation thereof, whether now existing or hereafter enacted, including, without limitation, the Americans with Disabilities Act (42 U.S.C. § 12101 et seq.) and the regulations and guidelines promulgated thereunder, and, the rules and regulations of the Massachusetts Architectural Access Board (M.G.L. c. 22, § 13A, et seq.; 521 C.M.R. 1.00 et seq.), as the same may be amended, modified, and supplemented from time-to-time.

Section 1.24    “Normal Business Hours”: 8:00 A.M. to 6:00 P.M. on Business Days and 8:00 A.M. to 1:00 P.M. on Saturdays (excepting holidays).

Section 1.25    “Letter of Credit Amount”: The then-applicable Letter of Credit Amount set forth in Article 25. As of the Effective Date, the Letter of Credit Amount is $1,559,250.00.

ARTICLE 2

Lease Grant

Section 2.1    Lease Grant.

(a)    Premises. For and with respect to the Term, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. In addition, Tenant shall have the non-exclusive right, in common with others, to use such other portions of the Property and the Other Buildings, that are designated by Landlord from time to time for the common use of tenants and other occupants of the Property, such as sidewalks, common corridors, elevator foyers, common restrooms, conference facilities, fitness center/game room, lobby areas, and, from and after the date that installation of the Freight Elevator is substantially complete, the

Freight Elevator (collectively, the “Common Areas”). Tenant shall also have the non-exclusive right, in common with others, to access and use available shafts, conduits and risers to install Tenant’s wiring and cabling and to connect to Tenant’s Rooftop Equipment (as hereinafter defined) and Penthouse Equipment (as hereinafter defined). Such use of the Common Areas, shafts, conduits and risers by Tenant shall be subject to and in accordance with the provisions of this Lease, as well as the Rules and Regulations (as hereinafter defined).

(b)    Rooftop Area. In connection with the Base Building Work, Landlord will install certain equipment required for the operations of Tenant in the Premises. Subject to the terms of this Section 2.1(b), during the Term of this Lease, Tenant shall have the right to install, operate, maintain, repair and replace an emergency generator (“Tenant’s Generator”) and additional equipment required for its operations in the Premises (collectively, the “Rooftop Equipment”) on the roof of the Building, in the area (the “Rooftop Area”) shown on the plan attached to this Lease as Exhibit A-4. The type, size, location, weight and manner of attachment of all Rooftop Equipment shall be subject to the prior approval of Landlord in each instance, such approval not to be unreasonably withheld, conditioned or delayed. Tenant’s rights under this Section 2.1(b) shall be subject to all of the terms and conditions of this Lease, as well as the following additional conditions and requirements:

(1)

Tenant shall be solely and exclusively responsible for all costs, expenses and charges, of every kind, of installing, operating, maintaining, repairing, replacing, and removing the Rooftop Equipment and Landlord shall have no liability or obligation in connection therewith except only to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties (as hereinafter defined).

(2)

If, in the reasonable judgment of Landlord, any electrical, electromagnetic, radio frequency or other interference shall result from the operation of any of the Rooftop Equipment, Tenant agrees that Landlord may, at Landlord’s option, shut down Tenant’s Rooftop Equipment upon six (6) hours prior notice to Tenant; provided, however, if an emergency situation exists, which Landlord reasonably determines in its discretion to be attributable to the Rooftop Equipment, Landlord shall immediately notify Tenant orally, who shall act immediately to remedy the emergency situation. Should Tenant fail to so remedy said emergency situation, Landlord may then act to shut down Tenant’s Rooftop Equipment. Tenant shall indemnify Landlord and hold it harmless from, and Tenant waives, all expenses, costs, damages, losses, claims or other liabilities arising out of said shutdown. Tenant agrees to cease operations (except for intermittent testing on a schedule approved by Landlord) until the interference has been corrected to the reasonable satisfaction of Landlord. If such interference has not been corrected to the reasonable satisfaction of Landlord within thirty (30) days, Landlord may require that Tenant immediately remove from the Roof Space the specific item of equipment causing such interference.

(3)

Tenant shall, at its sole cost and expense, and at its sole risk, install, operate and maintain the Rooftop Equipment in a good and workmanlike manner, and in compliance with all electric, communication, and safety codes, ordinances, standards, regulations and requirements, now in effect or hereafter promulgated, of the Federal Government, including, without limitation, the Federal Communications Commission (the “FCC”), the Federal Aviation Administration (“FAA”) or any successor agency of either the FCC or FAA having jurisdiction over radio or telecommunications, and of the state, city and county in which the Building is located. Tenant shall cooperate generally with Landlord and other carriers to permit the Building’s rooftop to be and remain in compliance with all FCC and OSHA rules and regulations relating to radio frequency emission levels and maximum permissible exposure, including but not limited to the rules and regulations adopted in FCC document OET 65 (which rules and regulations have also been adopted by OSHA). Neither Landlord nor its agents shall be liable to Tenant for any stoppages or shortages of electrical power furnished to the Rooftop Equipment or the Rooftop Area because of any act, omission or requirement of the public utility serving the Building, or the act or omission of any other tenant, invitee or licensee or their respective agents, employees or contractors, or for any other cause beyond the reasonable control of Landlord, and, except as set forth in Section 6.4, Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electrical power. Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties, neither Landlord nor its agents shall have any responsibility or liability for the conduct or safety of any of Tenant’s representatives, repair, maintenance and engineering personnel while in or on any part of the Building or the roof area.

(4)

Landlord shall have no obligation to provide any electricity or other utilities or services to the Rooftop Equipment. Tenant shall be responsible for connecting the Rooftop Equipment to the electrical outlets currently located on the roof, and for the costs and expenses of all electricity consumed in connection with the Rooftop Equipment.

(5)

Tenant shall not make any changes, alterations, or other improvements on or to the roof of the Building without Landlord’s prior written consent in each instance, which consent, Landlord may withhold at its discretion; provided, however, in connection with the installation, operation, maintenance, repair or replacement of the Rooftop Equipment, Landlord’s consent shall not be unreasonably withheld, conditioned or delayed. In connection with all work and services performed by Tenant on the roof of the Building, Tenant shall use the vendor(s) and/or contractor(s) designated by Landlord for performance of such work or services on the roof of the Building. All vendor(s) and contractor(s) engaged by Tenant to perform work or services on the roof of the Building shall provide Landlord with a satisfactory certificate of insurance prior to accessing the roof.

(6)

Tenant’s representatives shall have no right of access to the roof of the Building unless Tenant has given Landlord reasonable advance notice (which notice may be verbal) and unless the representatives of Tenant are accompanied by a representative of Landlord; provided, however, Landlord shall install a code-accessed key lock box near the entrance to the roof, containing a key to the roof that Tenant may use if there is an emergency affecting the Rooftop Equipment and a representative of Landlord is not immediately available to provide access to the roof. A representative of Landlord shall be available to Tenant at the Building twenty-four (24) hours per day, seven (7) days per week.

(7)

At the expiration or prior termination of this Lease, Tenant shall remove the Rooftop Equipment, including, without limitation, Tenant’s Generator, from the roof of the Building, and Tenant shall be responsible for the cost of repairing any damage to the roof of the Building caused by the installation or removal of the Rooftop Equipment.

(8)

Tenant shall have no right to transfer or assign its rights under this Section 2.1(b), other than to a permitted assignee or sublessee of all or substantially all of the Premises or pursuant to a Permitted Transfer.

(9)

To the maximum extent permitted by law, the Rooftop Equipment, including, without limitation, Tenant’s Generator, and all other related installations shall be at the sole risk of Tenant, and except to the extent caused by negligent acts or willful misconduct by Landlord or its agents, employees or contractors, Landlord shall have no liability to Tenant in the event that the Rooftop Equipment or any related installations are damaged for any reason.

(10)	The Rooftop Area shall be delivered to Tenant “as-is,” in its then condition and Landlord shall have no obligation to prepare the roof or any portion thereof, for use by Tenant.

(11)

Tenant shall comply with all applicable laws, codes, ordinances and regulations, and with the rules, regulations and guidelines of all insurance carriers, in connection with Tenant’s exercise of its rights pursuant to this Section 2.1(b).

(12)

Landlord shall have the right, upon not less than thirty (30) days’ prior notice to Tenant, to require Tenant to relocate the Rooftop Equipment to another area on the roof of the Building equally suitable for Tenant’s use; provided, however, (x) all shutoffs of electricity or other utilities to the Rooftop Equipment shall occur outside of Normal Business Hours, and (y) such relocation shall not materially and adversely detract from the use and operation of the Rooftop Equipment by Tenant. In such event, Tenant shall by not later than the day which is specified in said notice from Landlord, relocate the Rooftop Equipment and Landlord shall reimburse Tenant for all reasonable costs and expenses incurred by Tenant in connection with said relocation.

(c)    pH Neutralization System. In connection with the performance of the Base Building Work, Landlord will install a pH neutralization system for the Building in accordance with the specifications attached hereto as Exhibit M. Landlord shall obtain a wastewater treatment operator permit (a “MWRA Permit”) from the Massachusetts Water Resources Authority (“MWRA”). As of the Commencement Date, the PH neutralization system shall be in good working order, and the design and size of the PH neutralization system will be consistent with the specifications set forth in Exhibit M attached to this Lease. Tenant shall have the right in common with others to connect to and use the PH neutralization system, subject to the following conditions:

(1)

Tenant’s use of the PH neutralization system shall be at Tenant’s sole risk to the extent permitted pursuant to applicable Laws (Landlord making no representation or warranty regarding the sufficiency of the PH neutralization system for Tenant’s use).

(2)

Tenant’s use of the PH neutralization system shall be undertaken by Tenant in compliance with all applicable Laws and, except for the MWRA Permit, Tenant shall obtain any and all permits required in connection with such use by Tenant.

(3)

Tenant shall be responsible for connecting to the central distribution point for the PH neutralization system, in locations approved by Landlord. Initially, the PH neutralizing system will be on the third (3rd) floor of the Building, in the area shown on the plan attached to this Lease as Exhibit A-3. Thereafter, during the Term of this Lease the PH neutralization system may be relocated to another area on the first (1st) floor of the Building, provided that such relocated PH neutralization system shall provide comparable functionality and utility to the PH neutralization system on the third (3rd) floor.

(4)	The costs to operate, maintain, and repair the PH neutralization system shall be included in Laboratory Expenses.

(5)	The use of the PH neutralization system shall be subject to the Rules and Regulations.

(6)	Landlord has made no warranties, whether express or implied, with respect to the PH neutralization system, and Tenant disclaims any and all such warranties.

(d)    Penthouse Area. Subject to the terms of this Section 2.1(d), Tenant shall have the right to install, operate, maintain, repair and replace equipment required for its laboratory operations (collectively, the “Penthouse Equipment”) in the Penthouse Area. Without limitation, the Penthouse Area shall be added to and included in the area of the Premises, and the Base Rent, Tenant’s Pro Rata Share, and Tenant’s Pro Rata Laboratory Share shall be increased proportionately on account thereof. The type, size, location, weight and manner of attachment of all Penthouse Equipment shall be subject to the prior approval of Landlord in each instance, such approval not to be unreasonably withheld, conditioned or delayed. Tenant’s rights under this Section 2.1(d) shall be subject to all of the terms and conditions of this Lease, as well as the following additional conditions and requirements:

(1)

Tenant shall be solely and exclusively responsible for all costs, expenses and charges, of every kind, of installing, operating, maintaining, repairing, replacing, and removing the Penthouse Equipment and Landlord shall have no liability or obligation in connection therewith.

(2)

Landlord shall have no obligation to provide any electricity or other utilities or services to the Penthouse Equipment. Tenant shall be responsible for connecting the Penthouse Equipment to the electrical outlets currently located in the Penthouse Area, and for the costs and expenses of all electricity consumed in connection with the Penthouse Equipment.

(3)

Tenant shall not make any changes, alterations, or other improvements on or to the Penthouse Area without Landlord’s prior written consent in each instance, which consent shall not be unreasonably withheld, conditioned or delayed.

(4)

Tenant’s representatives shall have no right of access to the Penthouse Area unless Tenant has given Landlord reasonable advance notice (which notice may be verbal) and unless the representatives of Tenant are accompanied by a representative of Landlord; provided, however, Landlord shall install a code-accessed key lock box near the entrance to the roof, containing a key to the roof that Tenant may use if there is an emergency affecting the Penthouse Equipment and a representative of Landlord is not immediately available to provide access to the roof. A representative of Landlord shall be available to Tenant at the Building twenty-four (24) hours per day, seven (7) days per week.

(5)

At the expiration or prior termination of this Lease, Tenant shall remove the Penthouse Equipment, from the penthouse of the Building, and Tenant shall be responsible for the cost of repairing any damage to the penthouse of the Building caused by the installation or removal of the Penthouse Equipment.

(6)	Tenant shall have no right to transfer or assign its rights under this Section 2.1(d) to any party other than to a permitted assignee or sublessee of the Premises.

(7)

To the maximum extent permitted by law, the use of the Penthouse Area shall be at the sole risk of Tenant, and except to the extent caused by negligent acts or willful misconduct by Landlord or its agents, employees or contractors, Landlord shall have no liability to Tenant in the event that the Penthouse Equipment or any related installations are damaged for any reason.

(8)	The Penthouse Area shall be delivered to Tenant “as-is,” in its then condition and Landlord shall have no obligation to prepare the penthouse or any portion thereof, for use by Tenant.

(9)

Tenant shall comply with all applicable laws, codes, ordinances and regulations, and with the rules, regulations and guidelines of all insurance carriers, in connection with Tenant’s exercise of its rights pursuant to this Section 2.1(d).

(10)

Landlord shall have the right, upon not less than thirty (30) days’ prior notice to Tenant, to require Tenant to relocate the Penthouse Equipment to another area (or other areas) on the penthouse of the Building equally suitable for Tenant’s use;

provided, however, (x) all shutoffs of electricity or other utilities to the Rooftop Equipment shall occur outside of Normal Business Hours, and (y) such relocation shall not materially and adversely detract from the use and operation of the Penthouse Equipment by Tenant. In such event, by not later than the day which is specified in said notice from Landlord, Tenant shall relocate the Penthouse Equipment and Landlord shall reimburse Tenant for all reasonable costs and expenses incurred by Tenant in connection with said relocation. In no event shall Base Rent, Tenant’s Pro Rata Share, Tenant’s Pro Rata Laboratory Share or the Amenity Fee increase as a result of any relocation of the Penthouse Equipment.

(e)    Building Generator. As of the Commencement Date, the Building will be served by an emergency generator (the “Building Generator”). The Building Generator will provide standby power for tenants of the Building, as well as support for the life safety systems of the Building. Subject to the terms of this Section 2.1(e), during the Term of this Lease, Tenant shall have the right to connect its equipment in the Premises to the Building Generator and to use 5 watts (demand load) per rentable square foot of the Premises. The type and manner of connection of Tenant’s connection to the Building Generator shall be subject to the prior approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Any connection to the Building Generator shall be at the sole cost and expense of Tenant. Any and all use by Tenant of the Building Generator shall be subject to such reasonable rules and guidelines as may be adopted from time to time by Landlord with respect thereto, and to all applicable Laws. Any and all work and improvements performed by Tenant in connection with the Building Generator (including installing, repairing, operating and removing conduits and connections from the Building Generator to the Premises) shall be considered to be an Alteration and shall be subject to Landlord’s review and prior written approval in all respects. The use of the Building Generator will be provided on an “as is,” “where is” basis, with no representations or warranties, of any kind, with respect to the Building Generator. Landlord’s sole obligations to Tenant with respect to the Building Generator shall be to (i) contract with a reputable third party (“Generator Servicer”) to maintain the Building Generator in accordance with the manufacturer’s standard maintenance guidelines, and (ii) turn on the Building Generator at least once per month to confirm that the Building Generator is operational. Landlord shall have no obligation to supervise, oversee or confirm that the Generator Servicer is maintaining the Building Generator in accordance with the manufacturer’s standard guidelines or otherwise, and Landlord shall have no obligation or liability to Tenant in the event that the Building Generator is not operational. Without limitation, in no event shall Tenant have a claim for any compensation or reduction or abatement of Rent arising out of or resulting from any interruption or failure of operation of the Building Generator. Notwithstanding the foregoing, Landlord may elect, at its sole cost and expense, any time or from time to time, upon not less than thirty (30) days prior notice to Tenant, to substitute an alternative generator (an “Alternative Generator”) in the Building for the Building Generator, and to relocate Tenant’s connections from the Building Generator to such Alternative Generator in which event the Alternative Generator shall be considered to be the “Building Generator” for all purposes under this Lease; provided, however (x) all shutoffs of the Building Generator shall occur outside of Normal Business Hours, and (y) such relocation shall not materially and adversely detract from the use of the Building Generator by Tenant.

(f)    Vivarium. Subject to the terms of this Section 2.1(f), during the Term of this Lease Tenant may construct and operate a vivarium (a “Vivarium”) in the Tenant’s Materials Storage Area. Tenant may use the Vivarium for storage of and testing on small laboratory animals such as mice, rats, rabbits, guinea pigs and other rodents; provided, however, in no event shall any dogs, cats, primates or other similarly sized animals be stored or tested in the Vivarium. Tenant shall use and operate the Vivarium in accordance with all applicable Laws, as well as with the standards for the operation of vivariums promulgated by the American Association for Laboratory Care, or its successor, and best industry practices. Without limiting the foregoing, Tenant shall separately dispose of all waste products from the operation of the Vivarium, including, without limitation, dead animals, strictly in accordance with all applicable Laws. Landlord shall have the right, from time to time by written notice to Tenant, to promulgate reasonable rules and regulations with respect to the operation of the Vivarium so as to minimize any adverse effects that such operation may have on other occupants of the Building, including without limitation, regulations as to noise mitigation.

(g)    RODI Skid Area. As of the Commencement Date, the Building will be served by a reverse osmosis deionization skid system (the “RODI Skid System”), to be located on the fifth (5th) floor of the Building, in the area (the “RODI Skid Area”) shown on the plan attached to this Lease as Exhibit J. The RODI Skid System shall be acquired and installed by Landlord as part of the performance of the Landlord’s TI Work. Tenant shall be liable for, and shall reimburse Landlord, as Additional Rent, for (i) 81.8% of the costs and expenses of the acquisition and installation of the RODI Skid System, and (ii) all of the costs and expenses of constructing and building-out the RODI Skid Area. As of the Commencement Date, the RODI Skid System shall be in good working order. Tenant shall have the right in common with others to connect to and use the RODI Skid System, subject to the following conditions:

(1)

Tenant’s use of the RODI Skid System shall be at Tenant’s sole risk to the extent permitted pursuant to applicable Laws (Landlord making no representation or warranty regarding the sufficiency of the RODI Skid System for Tenant’s use).

(2)	Tenant’s use of the RODI Skid System shall be undertaken by Tenant in compliance with all applicable Laws and Tenant shall obtain any and all permits required in connection with such use by Tenant.

(3)

Tenant shall be responsible for connecting to the RODI Skid System, in locations approved by Landlord. Landlord reserves the right to relocate the RODI Skid System to another area of the Building, provided that such relocated RODI Skid System shall provide comparable functionality and utility to the RODI Skid System in the RODI Skid Area.

(4)	The costs to operate, maintain, and repair the RODI Skid System shall be included in Laboratory Expenses.

(5)	The use of the RODI Skid System shall be subject to the Rules and Regulations.

(6)	Landlord has made no warranties, whether express or implied, with respect to the RODI Skid System, and Tenant disclaims any and all such warranties.

Notwithstanding the foregoing, if the bid prices for the RODI Skid System and/or the RODI Skid Area are not acceptable to Tenant, then at any time prior to January 31, 2020 Tenant may elect to purchase its own RODI Skid System and to install its own RODI Skid System in the Premises, and if Tenant timely makes said election, then (i) this Section 2.1(g) shall be null and void and of no further force or effect, (ii) Landlord shall have no obligation to install, and Tenant shall have no obligation to reimburse Landlord for any costs for, the RODI Skid System or the RODI Skid Area, (iii) Tenant shall have no rights or claims to the RODI Skid Area, and (iv) Landlord and Tenant shall have no further obligations, liabilities, rights or claims pursuant to this Section 2.1(g).

ARTICLE 3

Base Building Work; Condition of the Premises

Section 3.1    Base Building Work. Subject to and in accordance with the provisions of this Section 3.1, Landlord shall perform the Base Building Work, as described in the Base Building Work Matrix, at Landlord’s sole cost and expense. In connection therewith, Landlord has provided to Tenant, and Tenant has reviewed and approved, the plans and specifications and the anticipated construction schedule for the Base Building Work. Landlord shall cause the Base Building Work to be completed in a good and workmanlike manner, in compliance with all applicable Laws. Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations, additions or improvements in order to prepare the Building for Tenant’s use and occupancy, except for the performance of the Base Building Work and the Landlord’s TI Work (including payment of the Maximum Allowance Amount). The issuance by the general contractor of a certificate of substantial completion for the Base Building Work, and the completion of the commissioning and functionality testing of the base building systems shall be conclusive evidence that Landlord has substantially completed all of the Base Building Work; provided, however, the foregoing shall not limit or detract from the punch-list obligations of Landlord, and the repair and maintenance obligations of Landlord.

Section 3.2    Condition of Premises; Delivery. Tenant has inspected the Premises and agrees (i) to accept possession of the Premises in the condition existing on the Commencement Date, with the Base Building Work and the Landlord’s TI Work Substantially Completed (as defined in the Work Letter), in vacant, broom-clean condition and in all other respects in its “as is,” “where is” condition, and (ii) except for the performance of the Base Building Work and the Landlord’s TI Work, Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations or improvements to prepare the Premises for Tenant’s occupancy. All work to be performed by Tenant in connection with Tenant’s initial occupancy of the Premises (collectively, the “Initial Installations”) shall be considered to be “Alterations” and shall be performed in accordance with the terms and conditions of this Lease, including, without limitation, the provisions of Section 7.3. Landlord shall be deemed to have tendered possession of the Premises to Tenant upon the delivery of notice by Landlord to Tenant stating that the Premises are vacant, broom-clean, and in the condition required by this Lease. No failure to tender possession of the Premises to Tenant on or before any particular date shall affect any other obligations of Tenant hereunder. There shall be no postponement of the Rent Commencement Date for any delay in the tender of possession to Tenant which results from any Tenant Delay (as defined in the Work Letter). Tenant’s commencement of Tenant’s business operations in the Premises shall be conclusive evidence, as against Tenant, that Landlord has completed the Landlord’s TI Work to be performed by Landlord under this Lease, Tenant has accepted possession of the Premises in its then current condition and at the time such possession was taken, the Premises, the Building, and the Property were in a good and satisfactory condition as required by this Lease; provided, however, that the foregoing shall not limit (i) any of Landlord’s punchlist or warranty obligations set forth in the Work Letter, or (ii) any obligations or liabilities of Landlord with respect to latent defects in the Landlord’s TI Work. Once the Commencement Date is determined, Landlord and Tenant shall endeavor to execute an agreement, substantially in the form attached hereto as Exhibit B, confirming the Commencement Date, the Rent Commencement Date and the Expiration Date; provided, however, the failure to execute said agreement will not limit or detract from the occurrence of such dates.

Section 3.3    Outside Delivery Date.

(a)    Landlord will exercise commercially reasonable efforts to cause the Commencement Date to occur by the Scheduled Commencement Date. Without limiting the foregoing, if the Commencement Date has not occurred by the date which is thirty (30) days following the Scheduled Commencement Date (as such date may be extended on a day-for-day basis for Tenant Delays and/or for up to but not more than sixty (60) days on account of Force Majeure (as hereinafter defined), the “First Outside Delivery Date”), then as liquidated damages and the sole and exclusive remedy of Tenant on account thereof, (i) for and with respect to each day between the First Outside Delivery Date and the earlier to occur of (x) the date which is sixty (60) days following the First Outside Delivery Date (as such date may be extended on a day-for-day basis for Tenant Delays and/or for up to but not more than ninety (90) days on account of Force Majeure, the “Second Outside Delivery Date”) and (y) date on which the Commencement Date actually occurs, Tenant shall receive a credit against the Base Rent payable under this Lease in an amount equal to one-half (1/2) of the per diem Base Rent payable for the Premises; and (ii) for and with respect to each day between the Second Outside Delivery Date and the date on which the Commencement Date actually occurs, Tenant shall receive a credit against the Base Rent payable under this Lease in an amount equal to the per diem Base Rent payable for the Premises. Notwithstanding anything to the contrary contained herein, the First Outside Delivery Date and the Second Outside Delivery Date shall be extended, and there shall be no credit against Base Rent for any delay in the Commencement Date arising out of or resulting from any Tenant Delay and/or for delays of up to but not more than ninety (90) days on account of Force Majeure.

(b)    Notwithstanding the foregoing, if (i) the Commencement Date has not occurred by the date which is six (6) months after the Scheduled Commencement Date (as the same may be extended for delays arising out of or resulting from Tenant Delays and/or for up to but not more than ninety (90) days on account of Force Majeure, the “Lease Cancellation Date”), and (ii) not less than fifteen (15) days prior to the delivery of a Termination Notice (as hereinafter defined) Tenant shall have delivered a Reminder Notice (as hereinafter defined) to Landlord, then at any time after the Lease Cancellation Date and prior to the date on which the Commencement Date actually occurs, Tenant may elect, as liquidated damages and its sole and exclusive remedy on account thereof, to terminate this Lease by delivering to Landlord a Termination Notice, with such termination to be effective immediately upon the giving by Tenant of such Termination Notice. If Tenant validly terminates this Lease in accordance with the foregoing provisions, then all prepaid amounts and the Letter of Credit shall be promptly returned to Tenant, this Lease shall be null and void and of no further force and effect, and except as expressly and specifically set forth herein, the parties shall have no further liabilities, responsibilities or obligations hereunder. Notwithstanding any provision contained herein, if the Commencement Date actually occurs at any time prior to the valid termination of this Lease in accordance with the foregoing provisions, then Tenant shall have no further right to terminate this Lease pursuant to this Section 3.3(b). A “Reminder Notice” shall mean a written notice delivered by Tenant to Landlord stating the following in capitalized and bold type on the first page of such notice: “IN ACCORDANCE WITH AND SUBJECT TO SECTION 3.3(b) OF THE LEASE, IF THE COMMENCEMENT DATE HAS NOT OCCURRED BY THE LEASE CANCELLATION DATE, THE TENANT MAY TERMINATE THE LEASE. LANDLORD IS HEREBY NOTIFIED THAT THE COMMENCEMENT DATE HAS NOT OCCURRED AS OF THE DATE OF THIS NOTICE.” A “Termination Notice” shall mean a written notice delivered by Tenant to Landlord stating the following in capitalized and bold type on the first page of such notice: “IN ACCORDANCE WITH AND SUBJECT TO THE TERMS AND CONDITIONS OF SECTION 3.3(b) OF THE LEASE, TENANT HEREBY ELECTS TO TERMINATE THE LEASE.”

Section 3.4    Freight Elevator.

(a)    In connection with the performance of the Base Building Work, Landlord will install a new freight elevator serving the Building, substantially in accordance with the plan attached hereto as Exhibit E (the “Freight Elevator”). Landlord shall install the Freight Elevator in a good and workmanline manner, consistent with the standards applicable to the Building and in compliance with all applicable Laws. The “Freight Elevator Operation Date” shall mean the date on which the Freight Elevator first becomes operational.

(b)    Landlord will submit an application to the City of Cambridge for a building permit, variance, or special permit, as required to authorize the installation of the Freight Elevator (the “Freight Elevator Permit Application”). If Landlord does not submit the Freight Elevator Permit Application by June 1, 2020 (the “Outside Elevator Permit Application Date”), then Tenant may elect, by giving Landlord written notice at any time after the Outside Elevator Permit Application Date and prior to the date that Landlord actually submits the Freight Elevator Permit Application, as its sole and exclusive remedies on account thereof, either (i) to terminate this Lease, or (ii) (x) to extend the Rent Commencement Date by a period of twelve (12) months, and (y) to cause Landlord to complete the work required to retrofit a window opening for laboratory deliveries (the “Delivery Window Retrofit”). If Tenant timely elects to terminate this Lease in accordance with clause (i) above, then effective as of the date of delivery of said termination notice, this Lease shall be terminated and null and void and of no further force and effect, and except as expressly and specifically set forth herein, the parties shall have no further liabilities, responsibilities or obligations hereunder.

(c)    If the Freight Elevator Operation Date does not occur by December 31, 2020 (the “First Outside Freight Elevator Delivery Date”), then for and with respect to each day between the First Outside Freight Elevator Delivery Date and the earlier of (i) the Freight Elevator Operation Date, and (ii) the Freight Elevator Termination Date (as hereinafter defined), as its sole and exclusive remedies on account thereof, (A) Tenant shall receive a credit against the Base Rent next becoming payable under this Lease in an amount equal to one-half (1/2) of the per diem Base Rent payable for the Premises, and (B) Tenant may cause Landlord to complete the Delivery Window Retrofit.

(d)    If the Freight Elevator Operation Date does not occur by June 30, 2021 (as such date may be extended for up to but not more than sixty (60) days by reason of Force Majeure, the “Freight Elevator Termination Date”), then Tenant may elect in Tenant’s sole discretion, as its sole and exclusive remedies on account thereof, (i) to terminate this Lease by giving written notice to Landlord at any time prior to the earlier of (x) the Freight Elevator Operation Date, and (y) the date which is twelve (12) months after the Freight Elevator Termination Date, and (ii) (A) to receive for each day between the Freight Elevator Termination Date and the Freight Elevator Operation Date, a credit against the Base Rent next becoming payable under this Lease in an amount equal to the per diem Base Rent payable for the Premises, and (B) to cause Landlord to complete the Delivery Window Retrofit. If Tenant timely elects to terminate this Lease in accordance with clause (i) above, then effective as of the date of delivery of said termination notice, this Lease shall terminate and be null and void and of no further force and effect, and except as expressly and specifically set forth herein, the parties shall have no further liabilities, responsibilities or obligations hereunder.

Section 3.5    Lift Station Pump. If, at any time, Tenant elects to install a sink in the unfinished tissue culture room located in the Premises, and said sink does not naturally connect to the PH neutralization system located on third (3rd) floor of the Building, then upon request of Tenant, subject to and if permitted pursuant to applicable Laws, Landlord shall install in the Premises, at Landlord’s sole cost and expense, a lift station (the “Lift Station”) in order to transport chemicals from the sink in said unfinished tissue culture room to the PH neutralization system. The design and location of the Lift Station shall be reasonably acceptable to Landlord and Tenant. In connection with the installation, repair and maintenance of the Lift Station, Landlord shall from time-to-time have access to the Premises. In connection with said access to the Premises, Landlord shall exercise commercially reasonable efforts to minimize interference with the usual and customary business operations of Tenant in the Premises.

ARTICLE 4

Rent

Section 4.1    Payments. (a) Tenant shall pay to Landlord, without any setoff or deduction, except as may be specifically set forth in this Lease, the total amount of Base Rent and Additional Rent (collectively, the “Rent”) due for the Term. “Additional Rent” shall mean all sums (exclusive of Base Rent) that Tenant is required to pay to Landlord under this Lease. Tenant shall pay all payments of Base Rent, Tenant’s Pro Rata Share Taxes (as hereinafter defined), Tenant’s Pro Rata Share of Expenses (as hereinafter defined), Tenant’s Pro Rata Laboratory Share of the Laboratory Expenses, and the Amenity Fee in advance on the first (1st) day of each calendar month during the Term, without notice or demand. All other items of Rent shall be due and payable by Tenant not later than thirty (30) days after delivery of bills or invoices by Landlord. All payments of Rent shall be by good and sufficient check or by other means (such as automatic debit or electronic transfer) acceptable to Landlord, in accordance with payment instructions provided by Landlord to Tenant, to the Rent Payment Address or such other addresses as may be designated by Landlord from time-to-time.

(b)    If Tenant fails to pay any item or installment of Rent when due, including, without limitation, the Advance Rent (as hereinafter defined), then in addition to and without limitation of all other rights and remedies of Landlord as a result thereof, Tenant shall pay to Landlord, as Additional Rent, (i) a late charge of three percent (3%) of such past due amount, and (ii) interest on all delinquent amounts which shall accrue from the date due until paid at the lesser of (x) a per annum rate of twelve percent (12%) per annum from the date such payment is due until paid, or (y) the highest rate permitted by applicable Law. Notwithstanding the foregoing, no late payment or interest shall be due or payable with respect to the first late payment of Rent in any consecutive twelve-month period if Tenant makes such payment within five (5) days following delivery to Tenant of notice that such payment was not received when due. If the Term commences on a day other than the first (1st) day of a calendar month or terminates on a day other than the last day of a calendar month, the monthly Base Rent, Tenant’s Pro Rata Share of Taxes, Tenant’s Pro Rata Share of Expenses, Tenant’s Pro Rata Laboratory Share of the Laboratory Expenses and the Amenity Fee for such month shall be prorated based on the number of days in such calendar month. Landlord’s acceptance of less than the amount of Rent then due shall be considered a payment on account of the earliest Rent then due. No endorsement or statement on a check or letter accompanying a check or payment shall be considered an accord and satisfaction. Landlord may accept any check or payment without prejudice to the right of Landlord to recover the balance due or to pursue other available remedies. Tenant’s covenant to pay Rent is independent of every other covenant in this Lease.

(c)    By not later than February 1, 2020, Tenant shall pay, without notice or demand and in accordance with the provisions of this Section 4.1, one month’s Base Rent (the “Advance Rent”) to Landlord. Time is of the essence of the payment of the Advance Rent. If the Rent Commencement Date is on the first day of a month, then the Advance Rent shall be credited towards the first month’s Base Rent payment. If the Rent Commencement Date is not the first day of a month, then on the Rent Commencement Date Tenant shall pay Base Rent for the period from the Rent Commencement Date through the last day of such month, and the Advance Rent shall be credited towards Base Rent payable for the next succeeding calendar month.

Section 4.2    Expenses, Laboratory Expenses, and Taxes. For and with respect to each calendar year (or portion thereof) during the Term, from and after the Rent Commencement Date, Tenant shall pay Tenant’s Pro Rata Share of the Expenses for such calendar year (or portion thereof) and Tenant’s Pro Rata Laboratory Share of the Laboratory Expenses for such calendar year (or portion thereof). For and with respect to each tax fiscal year, which commences on July 1 and expires on the following June 30 (each, a “Fiscal Year”) during the Term, from and after the Commencement Date, Tenant shall pay Tenant’s Pro Rata Share of the Taxes (as hereinafter defined) for each such Fiscal Year. Landlord will provide Tenant with its good faith estimate of the Tenant’s Pro Rata Share of the Expenses, the Tenant’s Pro Rata Laboratory Expenses, and the Tenant’s Pro Rata Share of the Taxes prior to the commencement of each calendar year or Fiscal Year (respectively). On or before the first (1st) day of each month of each calendar year during the Term, Tenant shall pay to Landlord monthly installments equal to one-twelfth (1/12) of Tenant’s Pro Rata Share of Landlord’s good faith estimate of the Expenses and of Tenant’s Pro Rata Laboratory Share of the Laboratory Expenses for the respective calendar year and one-twelfth (1/12) of Tenant’s Pro Rata Share of Landlord’s good faith estimate of the Taxes for the respective Fiscal Year. If Landlord determines at any time or from time to time that its good faith estimate of the Tenant’s Pro Rata Share of the Expenses, or

Tenant’s Pro Rata Laboratory Share of the Laboratory Expenses, and/or the Tenant’s Pro Rata Share of the Taxes was incorrect, then Landlord may provide Tenant with a revised estimate thereof. After its receipt of the revised estimate, Tenant’s remaining monthly payments for such calendar year or Fiscal Year shall be based upon the revised estimate provided by Landlord. If Landlord does not provide Tenant with an estimate of the Tenant’s Pro Rata Share of the Expenses, the Tenant’s Pro Rata Laboratory Expenses, or of the Tenant’s Pro Rata Share of the Taxes prior to the commencement of a calendar year or Fiscal year, as applicable, then, Tenant shall continue to pay monthly installments based on the previous year’s estimate(s) until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year’s estimate(s). Such adjustment shall be effected by Tenant paying Landlord the amount of any underpayment within thirty (30) days after receipt of the new estimate, or by Landlord refunding to Tenant any overpayment within thirty (30) days or, if Landlord so elects, by crediting the overpayment against the next due future installment(s) of Additional Rent, as applicable. Within one hundred twenty (120) days following the end of each calendar year or Fiscal Year, as applicable, Landlord shall furnish Tenant with a reconciliation statement (each, a “Statement”) of the actual Expenses, actual Laboratory Expenses, and/or the actual Taxes for the prior calendar year or Fiscal Year, as applicable. If the amount paid on account of Tenant’s Pro Rata Share of the estimated Expenses, the actual Tenant’s Pro Rata Laboratory Share of Laboratory Expenses, and/or Tenant’s Pro Rata Share of the estimated Taxes for the prior calendar year or Fiscal Year, as applicable, is more than the actual Tenant’s Pro Rata Share of the Expenses, the actual Tenant’s Pro Rata Laboratory Share of Laboratory Expenses and/or actual Tenant’s Pro Rata Share of the Taxes, as the case may be, for the prior calendar year or Fiscal Year, as applicable, then Landlord shall apply any overpayment by Tenant against the installment payment(s) next becoming due on account of the estimated Expenses, Laboratory Expenses, or Taxes, as applicable. If the amount paid on account of the estimated Tenant’s Pro Rata Share of the Expenses estimated Tenant’s Pro Rata Laboratory Share of Laboratory Expenses, and/or estimated Tenant’s Pro Rata Share of the Taxes for the prior calendar year or Fiscal Year, as applicable, is less than the actual Tenant’s Pro Rata Share of the Expenses, the actual Tenant’s Pro Rata Laboratory Share of Laboratory Expenses and/or actual Tenant’s Pro Rata Share of the Taxes, as the case may be, for such prior year, then Tenant shall pay Landlord, within thirty (30) days after its receipt of the Statement of Expenses, Laboratory Expenses and/or Taxes, the amount of such underpayment.

Section 4.3    Expenses, Laboratory Expenses.

“Expenses” shall mean all costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, and managing the Building and/or the Property, including, but not limited to, the following: (a) labor and labor related costs, including wages, salaries, bonuses, taxes, insurance, uniforms, training, retirement plans, pension plans and other employee benefits; (b) management fees (whether paid to Landlord or paid to affiliated or unaffiliated property management companies) not to exceed four percent (4%) of gross revenue for the Building; (c) the cost of equipping, staffing and operating an on-site and/or off-site management office for the Building, provided if the management office services one or more other buildings or properties, the shared costs and expenses of equipping, staffing and operating such management office(s) shall be equitably prorated and apportioned between the Building and the other buildings or properties; (d) commercially reasonable accounting costs; (e) the cost of services provided in connection with the operation, repair and maintenance of the Building and/or the Property; (f) rental and purchase cost of parts, supplies, tools and equipment; (g) insurance premiums and commercially reasonable deductibles; (h) electricity, gas and other utility costs; (i) the costs and expenses of operating, maintaining, repairing and managing parking facilities serving the Building, including, without limitation, valet services; (j) the costs and expenses of transportation services and shuttle bus services provided to tenants and occupants of the Building; and (k) the amortized cost of capital improvements made to the Building and/or the Property, or capital assets acquired for the Building and/or the Property (“Permitted Capital Expenditures”) which are (a) intended to reduce over the useful life thereof operating expense costs or otherwise improve the operating efficiency of the Building and/or the Property; or (b) are reasonably necessary for the health and safety for the occupants of the Building and/or the Property; or (c) are required to comply with any applicable Laws which first become effective after the Effective Date (whether through adoption, promulgation, application, interpretation, or otherwise). The cost of such Permitted Capital Expenditures shall be amortized by Landlord over the their useful life (as reasonably determined by Landlord in accordance with customary practice in the real estate industry), and shall include, at Landlord’s option, actual or imputed interest at the Prime Rate plus three percent (3%); provided, however, the actual costs savings resulting from a capital improvement or capital asset may be included in Expenses to the extent of savings realized in a particular calendar year without regard to the foregoing amortization requirement. Landlord, by itself or through an affiliate, shall have the right to directly perform, provide and be compensated for any services provided by Landlord. If Landlord incurs Expenses for the Building and/or the Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Building and/or the Property and such other buildings or properties.

Notwithstanding the foregoing, Expenses shall not include the following: (i) salaries, fringe benefits and other compensation of officers and executives of Landlord not connected with the operation of the Property, or above the level of property manager (or the equivalent); (ii) depreciation of the Building or equipment; (iii) interest and principal amortization on any mortgage or deed of trust, any rent paid on any ground or underlying lease, and any cost incurred by Landlord in connection with financing or refinancing the Property, Building or any ground lease, if applicable; (iv) to the extent received by Landlord, expenses which, by the terms of this Lease or any other lease, are paid by a separate charge; (v) Taxes, franchise taxes, value added taxes, and income taxes imposed on Landlord; (vi) the cost of any electric current or other utilities furnished to the tenants of the Building, to the extent such tenants are billed separately; (vii) expenses incurred in the construction of additional leasable area on the Property; (viii) costs relating to maintaining Landlord’s existence as a corporation, limited partnership or other entity; (ix) brokerage commissions or other fees and other costs incurred in procuring or negotiating with other tenants or prospective tenants, including costs (including permit, license and inspection fees) incurred in renovating, improving, decorating, painting or redecorating leasable space for tenants of the Building; (x) the cost of any items for which Landlord is reimbursed by insurance, condemnation, refund, rebate or otherwise; (xi) the cost of any repairs made by Landlord pursuant to the damage or condemnation articles of this Lease in excess of the commercially reasonable “deductible” paid under Landlord’s insurance; (xii) any expenses for repairs or maintenance to the extent Landlord is actually reimbursed pursuant to warranties, guarantees or service contracts; (xiii) capital expenditures other than Permitted Capital

Expenditures; (xiv) attorneys’ fees, costs, disbursements and other expenses incurred in connection with solicitation of and negotiation for leases with tenants, other occupants or prospective tenants or other occupants of the Property, incurred in connection with disputes with tenants, other occupants or prospective tenants or other occupants of the Property; (xv) late fees or penalties due to Landlord’s failure to make any timely payment; (xvi) the costs of the Base Building Work or correcting defects; (xvii) payments for rented equipment, the cost of which equipment would constitute a capital expenditure if the equipment were purchased to the extent that such payments exceed the amount which could have been included in Expenses had Landlord purchased such equipment rather than leasing such equipment; (xviii) fees and charges paid to subsidiaries or affiliates of Landlord (exclusive of the management fee permitted under this Lease) for services on or to the Property or for supplies or other materials, to the extent that the costs of the services, supplies or materials exceed the amounts which would have been paid were they provided in an arm’s length market transaction and not provided by a subsidiary or affiliate of Landlord; (xix) the cost of the acquisition or installation of any sculpture, paintings or other objects of art to the extent such cost exceeds one percent (1%) of the annual operating expense budget for the Building; (xx) reserves of any kind; (xxi) if and to the extent that costs and expenses allocable to the Property also are allocable to the Other Buildings, the portion of such costs and expenses fairly attributable to the Other Buildings, as determined based on Landlord’s equitable allocation of such costs and expenses between the Building and the Other Buildings; and (xxii) fines or penalties incurred by Landlord due to a violation of Laws or default by Landlord under any lease in the Building. If at any time during a calendar year less than 100% of the rentable area of the Building is occupied, then those Expenses that vary based upon occupancy (such as cleaning costs) shall be calculated as if 100% of the rentable area of the Building had been occupied and Landlord had been supplying such services to 100% of the rentable area of the Building. In no event shall Landlord be entitled to collect more than 100% of any category of Expenses.

“Laboratory Expenses” shall mean all costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, and managing the laboratory equipment, facilities and systems serving the Building, including, without limitation, any pH neutralization equipment, facilities and systems, nitrogen tank equipment, facilities and systems, and stand-by and back-up power equipment and systems, including, but not limited to, the costs and expenses of the following: labor and labor related costs; parts, supplies, tools and equipment; insurance premiums and deductibles; electricity, gas and other utility costs.

Section 4.4    Taxes. “Taxes” shall mean the following: (i) all ad valorem real estate taxes, assessments, sewer and water rents, and other governmental levies, impositions or charges, whether general, special, ordinary, extraordinary, foreseen or unforeseen, which may from time to time be assessed, levied or imposed upon all or any part of the Property, (ii) all business improvement district impositions, charges and fees assessed, imposed or payable with respect to all or any part of the Property, and (iii) all expenses (including reasonable attorneys’ fees and disbursements and experts’ and other witnesses’ fees) incurred in seeking abatement of or contesting any of the foregoing (but such expenses will not be included in Base Taxes if incurred during the Base Tax Year). If Landlord elects to pay any assessment in annual installments, then (i) such assessment shall be deemed to have been so divided and to be payable in the maximum number of installments permitted by Law, and (ii) there shall be deemed included in Taxes for each Fiscal Year the installments of such assessment becoming payable during such Fiscal Year, together with interest payable during such Fiscal Year on such installments and on all installments thereafter becoming due as provided by law, all as if such assessment had been so divided. If at any time the methods of taxation prevailing on the Effective Date shall be altered so that in lieu of or as an addition to the whole or any part of Taxes, there shall be assessed, levied or imposed (1) a tax, assessment, levy, imposition or charge based on the income or rents received from the Real Property whether or not wholly or partially as a capital levy or otherwise, (2) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Real Property and imposed upon Landlord, (3) a license fee measured by the rents, or (4) any other tax, assessment, levy, imposition, charge or fee however described or imposed, including business improvement district impositions, fees, and charges, then all such taxes, assessments, levies, impositions, charges or fees or the part thereof so measured or based shall be deemed to be included within Taxes. Taxes shall not include any income, capital levy, franchise, capital stock, gift, estate or inheritance tax. If an abatement or reduction in Taxes is obtained for any year of the Term during which Tenant has previously paid Tenant’s Pro Rata Share of any Taxes, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on Tenant’s Pro Rata Share of the adjustment or Tenant shall pay Landlord the amount of Tenant’s Pro Rata Share of any such increase in the Taxes within thirty (30) days after Tenant’s receipt of a statement from Landlord.

Section 4.5    Amenity Fee. For and with respect to each Lease Year (or portion thereof) during the Term, Tenant shall pay a fee (an “Amenity Fee”) in connection with the use, operation and maintenance of the enhanced interior and exterior common areas, meeting and community spaces and related tenant programing offered to tenants of the Building. The Amenity Fee payable by Tenant during the Term shall be as follows: [subject to adjustment based on finalized rentable area of Premises] (i) for and with respect to the first Lease Year, the Amenity Fee shall be payable at a per annum rate of $16,425.00, payable in equal monthly installments of $1,368.75; (ii) for and with respect to the second Lease Year, the Amenity Fee shall be payable at a per annum rate of $16,917.75, payable in equal monthly installments of $1,409.81; (iii) for and with respect to the third Lease Year, the Amenity Fee shall be payable at a per annum rate of $17,425.28, payable in equal monthly installments of $1,452.11; (iv) for and with respect to the fourth Lease Year, the Amenity Fee shall be payable at a per annum rate of $17,948.04, payable in equal monthly installments of $1,495.67; (v) for and with respect to the fifth Lease Year, the Amenity Fee shall be payable at a per annum rate of $18,486.48, payable in equal monthly installments of $1,540.54; (vi) for and with respect to the sixth Lease Year, the Amenity Fee shall be payable at a per annum rate of $19,041.08, payable in equal monthly installments of $1,586.76; (vii) for and with respect to the seventh Lease Year, the Amenity Fee shall be payable at a per annum rate of 19,612.31, payable in equal monthly installments of $1,634.36; (viii) for and with respect to the eighth Lease Year, the Amenity Fee shall be payable at a per annum rate of $20,200.68, payable in equal monthly installments of $1,683.39; (ix) for and with respect to the ninth Lease Year, the Amenity Fee shall be payable at a per annum rate of $20,806.70, payable in equal monthly installments of $1,733.89; and (x) for and with respect to the tenth Lease Year, the Amenity Fee shall be payable at a per annum rate of $21,430.90, payable in equal monthly installments of $1,785.91. On or before the first (1st) day of each month of each Lease Year during the Term, Tenant shall pay to Landlord monthly installments on account of the Amenity Fee, without notice or demand.

Section 4.6    Audit. Each Statement sent to Tenant shall constitute an account stated between Landlord and Tenant and shall be conclusively binding upon Tenant unless Tenant (i) pays to Landlord when due the amount set forth in such Statement, without prejudice to Tenant’s right to audit such Statement, and (ii) within one hundred eighty (180) days after such Statement is delivered, sends a written notice to Landlord objecting to such Statement. Tenant and all auditors, representatives, contractors, agents, and other third parties involved on behalf of Tenant in any review, audit or dispute concerning Expenses, Laboratory Expenses, or Taxes shall execute and deliver to Landlord a confidentiality agreement, in form and substance reasonably satisfactory to Landlord, whereby such parties agree not to disclose to any third party any of the information obtained in connection with such review. Tenant agrees that Tenant will not employ, in connection with any review, audit or dispute under this Lease, any person or entity who is to be compensated in whole or in part, on a contingency fee basis. If Tenant satisfies the foregoing conditions precedent, then Tenant may review or audit the Expenses, Laboratory Expenses or Taxes (as applicable) for the subject calendar year or Fiscal Year, as applicable. If the parties are unable to resolve any dispute as to the correctness of such Statement within thirty (30) days following the review or audit performed by Tenant, then either party may refer the issues raised by such review or audit to a nationally recognized public accounting firm selected by Landlord and reasonably acceptable to Tenant, and the decision of such accountants shall be conclusively binding upon Landlord and Tenant. Landlord shall not select an accounting firm with which either party has contracted with over the immediately preceding five (5) years. If said accountants shall determine that Tenant shall have made any payment in excess of the amount properly due hereunder, such excess amount shall be refunded to Tenant by Landlord promptly after said accountants shall have rendered their decision and if such accountants shall determine that Tenant shall have underpaid the amount properly due hereunder such under-payment shall be paid by Tenant to Landlord promptly after said accountants shall have rendered their decision. Tenant shall pay the fees and expenses relating to its audit, unless its accountants determine that Landlord overstated Expenses, Laboratory Expenses, or Taxes by more than five percent (5%) for such calendar year or Fiscal Year, as applicable, in which case Landlord shall pay the reasonable out-of-pocket fees and expenses incurred by Tenant. Landlord and Tenant shall split equally the fees of the third party auditor hired by Landlord and reasonably approved by Tenant to resolve the dispute. Except as provided in this Section 4.6, Tenant shall have no right whatsoever to dispute by judicial proceeding or otherwise the accuracy of any Statement.

ARTICLE 5

Compliance with Laws; Use

Section 5.1    Permitted Use. The Premises shall be used only for the Permitted Use and for no other use, of any kind, whatsoever. Without limitation, Tenant shall not use or permit the use of the Premises (including, without limitation, the Tenant Materials Storage Area, the Rooftop Area and/or the Penthouse Area) for any purpose which is illegal, dangerous to persons or property or which, in Landlord’s reasonable opinion, unreasonably disturbs any other tenants of the Building or interferes with the operation of the Building. From and after the delivery of the Premises to Tenant, Tenant shall cause the Premises to comply with all applicable Laws. In addition, Tenant shall, at its sole cost and expense, comply with all Laws regarding the operation of Tenant’s business in the Premises and the use, condition, configuration and occupancy of the Premises, to the extent such obligations arise out of or result from (i) the specific manner and nature of Tenant’s use or occupancy of the Premises, as distinct from general office and laboratory use, (ii) Alterations made by Tenant, or (iii) a breach by Tenant of any provisions of this Lease. Without limitation of the foregoing, Tenant shall be solely responsible for procuring and complying at all times with any and all necessary permits and approvals directly or indirectly relating or incident to the conduct of its activities on the Premises, including without limitation any scientific activities, transportation, storage, handling, use and disposal of any chemical or biological substances or organisms and/or animals or laboratory specimens. Landlord will exercise commercially reasonable efforts to cooperate with the efforts of Tenant to obtain permits or approvals; provided, however, Landlord will not be required to incur any costs, expenses, liabilities or obligations in connection therewith. Promptly after receipt, Tenant shall provide Landlord with copies of any notices it receives regarding a violation or alleged violation by Tenant of any Laws. Without limitation, Landlord may elect, at any time and from time to time, to undertake greenhouse gas production monitoring and testing, including, without limitation, testing within the Premises. Tenant shall exercise good faith reasonable efforts to cooperate with all such testing activities.

Section 5.2    Rules and Regulations. Tenant shall comply with the rules and regulations of the Building attached to this Lease as Exhibit F as the same may be amended, modified or supplemented by Landlord from time to time, together with such other reasonable rules and regulations of general applicability adopted by Landlord from time to time (collectively, the “Rules and Regulations”). Nothing contained in this Lease shall impose upon Landlord any obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease against any other tenant of the Building, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors or licensees, provided that Landlord shall enforce the Rules and Regulations against Tenant in a non-discriminatory fashion, except where differing circumstances justify different treatments. Notwithstanding anything to the contrary, in the event of a conflict between the Rules and Regulations and this Lease, the terms and conditions of this Lease shall control.

Section 5.3    Hazardous Materials.

(a)    “Hazardous Materials” shall mean any substance which is or may hereafter be classified as a hazardous material, waste or substance under federal, state or local laws, rules and regulations, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §1801, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. §1251, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901, et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. §300, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. §2601, et seq.; the Federal Hazardous Substances Control Act, as amended, 15 U.S.C. §1261, et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. §651, et seq.; and Massachusetts General Laws, Chapters 21C, 21D and 21E; and the rules and regulations promulgated under any of the foregoing, as such laws, rules and regulations may be amended from time to time (collectively “Hazardous Materials Laws”). Landlord represents to Tenant that, as of the Effective Date, to its actual knowledge, there are no Hazardous Materials on the Property (including the Premises), excepting only such materials and substances as (i) are stored or used in accordance with all applicable Hazardous Materials Laws, and (ii) are ordinarily and customarily used or located in comparable first-class Buildings. Landlord agrees that if (x)

Hazardous Materials are discovered to have been in the Premises as of the Effective Date, and (y) as of the Effective Date such substances or materials were deemed pursuant to applicable Hazardous Materials Laws to constitute Hazardous Materials, then Landlord shall be solely responsible for the removal or remediation thereof in accordance with then-current industry customs and practices and all applicable Hazardous Materials Laws.

(b)    “Permitted Hazardous Materials” shall mean the types of quantities of Hazardous Materials which are listed on the schedule of Tenant’s Hazardous Materials attached hereto as Exhibit H. Without limitation, all Hazardous Materials brought into the Premises by or on behalf of Tenant shall at all times be brought to, kept at or used in so-called ‘control areas’ and in accordance with all applicable Hazardous Materials Laws and prudent environmental practice and good scientific practice. Tenant shall not, without the prior written consent of Landlord, bring or permit to be brought to or kept at, in or on the Premises, any Hazardous Material (excepting only Permitted Hazardous Materials). Provided Landlord complies with the terms of Section 8.1 hereof, Landlord may elect, from time to time, to inspect the Premises for compliance with the terms of this Section 5.3. With respect to any Hazardous Materials brought or introduced by Tenant in or on the Premises, or kept at or in the Premises, Tenant shall (i) not permit any such Hazardous Materials to be discharged, to escape, be released or be disposed in or about the Premises, and (ii) within five (5) business days of Landlord’s reasonable request, provide evidence reasonably satisfactory to Landlord of Tenant’s compliance with all applicable Hazardous Materials Laws, including copies of all licenses, permits and registrations that have not been previously provided to Landlord. Without limiting the foregoing, Tenant hereby represents and warrants to Landlord that at no time during the Term will Tenant bring upon, or permit to be brought upon, the Premises any radioactive materials, of any kind, whatsoever. Tenant shall immediately notify Landlord of any release or discharge of any Hazardous Materials, or of any incident in, on or about the Premises that would require the filing of a notice or other filing with a governmental agency or authority pursuant to any Hazardous Materials Laws. Tenant shall be responsible for assuring that any laboratory uses are adequately and properly vented.

(c)    Concurrent with the execution of this Lease, Tenant has completed and delivered to Landlord an Environmental Questionnaire (the “Environmental Questionnaire”) in the form attached to this Lease as Exhibit I. On or before each anniversary of the Commencement Date, Tenant shall submit to Landlord (x) an updated Environmental Questionnaire, and (y) an updated list of Hazardous Materials used or located in the Premises. Prior to bringing any Hazardous Materials into any part of the Premises, Tenant shall deliver to Landlord the following information with respect thereto: (a) a description of handling, storage, use and disposal procedures; (b) all disclosures and/or emergency response plans which Tenant has prepared, and all plans which Tenant is required to supply to any governmental agency or authority pursuant to any Hazardous Materials Laws; and (c) other information reasonably related thereto by Landlord. Tenant shall be responsible, at its sole cost and expense, for all disposal services with respect to Hazardous Materials generated, transported or used by Tenant. Such disposal services shall be performed by qualified and licensed contractors reasonably acceptable to Landlord and on a sufficiently frequent basis to ensure that the Premises are at all times kept neat, clean and free of Hazardous Materials except in the “control areas.” If any Law or the trash removal company requires that any substances be disposed of separately from ordinary trash, Tenant shall make arrangements, at Tenant’s sole cost and expense, for such disposal directly with a qualified and licensed disposal company, at a lawful disposal site.

(d)    If any mortgagee or governmental authority requires testing to determine whether there has been any discharge or release of Hazardous Material(s) arising out of or resulting from the business operations of Tenant in the Premises, then Tenant shall reimburse Landlord upon demand, as Additional Rent, for the commercially reasonable third party out-of-pocket costs and expenses of such testing. If and to the extent any Hazardous Materials are released or discharged arising out of or resulting from the operations of Tenant in the Premises, then Tenant shall reimburse Landlord for all out of pocket costs incurred by Landlord as a result of such release or discharge, including Landlord’s reasonable attorneys’ fees and costs. All such amounts shall be payable by Tenant, as Additional Rent, within thirty (30) days after the delivery to Tenant of Landlord’s invoice therefor. Tenant shall execute such affidavits, certifications and other commercially reasonable documents, as may be reasonably requested by Landlord from time to time concerning the presence of Hazardous Materials at, in or, on or under the Premises, and/or arising out of or resulting from the operations of Tenant in the Premises. From time to time during the term of this Lease, Tenant shall provide Landlord with such evidence of Tenant’s compliance with the terms of this Section 5.3 as Landlord may reasonably request, which request shall not be made more frequently than one time per calendar year unless otherwise required by a governmental authority or Landlord has a good faith reasonable basis to believe that a release or discharge of a Hazardous Material has occurred at or upon the Premises. Landlord may elect, from time-to-time, at Landlord’s cost and expense, to obtain a report or reports (each, a “Landlord’s Report”) addressed to Landlord by a licensed environmental engineer or certified industrial hygienist, setting forth the current condition of the Premises with respect to Tenant’s use, storage and disposal of Hazardous Materials; provided, however, if Landlord’s Report concludes that Tenant has failed to comply with the standards set forth in this Section 5.3, then Tenant shall reimburse Landlord for the costs of such Landlord’s Report, upon demand, as Additional Rent, and Tenant shall correct such failure as expeditiously as possible.

(e)    Prior to the Expiration Date or any early termination of this Lease, Tenant shall remove all Hazardous Materials from the Premises, and shall clean and decommission all interior surfaces (including all floors, walls, ceilings, and counters), piping, supply lines, waste lines and plumbing in or serving the Premises, and all exhaust or other ductwork in or serving the Premises; provided, however, if and to the extent that a qualified licensed environmental consultant or industrial hygienist (mutually acceptable to both Landlord and Tenant) certifies to Landlord that (x) the activities of Tenant have not generated Hazardous Materials which are present in the piping, supply lines, waste lines and/or plumbing serving the Premises, and (y) the cleaning of piping, supply lines, waste lines and/or plumbing serving the Premises is not necessary or advisable as a result of Tenant’s activities in the Premises, then Tenant shall not be obligated to clean and decommission the respective piping, supply lines, waste lines and/or plumbing serving the Premises. Tenant shall provide to Landlord reasonably satisfactory evidence of the completion of such removal, cleaning and decommissioning not later than thirty (30) days after the Expiration Date or earlier termination of this Lease. Without limitation, such evidence may include, if requested by Landlord, a reasonably satisfactory report (a “Decommissioning Report”) prepared by a qualified licensed environmental consultant or industrial hygienist (selected by Landlord and reasonably acceptable to Tenant), confirming such removal, cleaning and decommissioning, and setting forth in reasonable detail the clean-up measures, the clean-up locations, the tests run and the analytic results.

(f)    Excepting only to the extent otherwise provided in M.G.L. Chapter 186, Section 15, Tenant hereby covenants and agrees to indemnify, defend and hold the Landlord and each of the Landlord Related Parties harmless from and against any and all claims against any of the Landlord or the Landlord Related Parties arising out of or resulting from any contamination of any part of the Property or other adjacent property, which contamination arises out or results from: (i) the presence, transport, discharge, release or disposal of Hazardous Materials arising out of or resulting from the operations of Tenant in the Premises, or (ii) from any breach by Tenant of its obligations under this Section 5.3. The foregoing indemnification of Landlord and the Landlord Related Parties by Tenant shall include, without limitation, all out of pocket costs and expenses incurred in connection with any review or investigation of site conditions, any cleanup, remedial, removal or restoration work, and/or any other response action required by any federal, state or local governmental agency.

(g)    Any use or storage of Hazardous Materials by Tenant permitted pursuant to this Section 5.3 shall not exceed Tenant’s Pro Rata Share (measured on a per floor basis) of similarly classed Hazardous Materials. Notwithstanding the foregoing to the contrary, in no event shall Tenant or anyone claiming by through or under Tenant perform work above the risk category Biosafety Level 2 as established by the Department of Health and Human Services (“DHHS”) and as further described in the DHHS publication Biosafety in Microbiological and Biomedical Laboratories (5th Edition) (as it may be or may have been further revised, the “BMBL”) or such comparable nationally recognized standards as Landlord may reasonable designate. Tenant shall comply with all applicable provisions of the standards of the BMBL to the extent applicable to Tenant’s operations in the Premises.

(h)    The obligations and liabilities of Tenant under this Section 5.3 shall survive the expiration or any earlier termination of this Lease.

Section 5.4    Landlord’s Compliance. Landlord shall cause the Common Areas of the Building to comply with all applicable Laws to the extent that non-compliance (i) would materially impair Tenant’s use and occupancy of the Premises for the Permitted Uses; or (ii) would adversely restrict Tenant’s access to the Premises. Notwithstanding the foregoing, Landlord shall have the right to contest in good faith any alleged violation of applicable Laws, including the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed at law or in equity, and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by law.

Section 5.5    Additional Tenant Covenants.

(a)    Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, any electrical equipment which does not bear the U/L (Underwriters Laboratories) seal of approval, or which would overload the electrical system or any part thereof in excess of its capacity for proper, efficient and safe operation (as determined by Landlord in its reasonable discretion), taking into consideration the overall electrical system and the present and future requirements of the Building. All operators acting by or on behalf of Tenant who travel outside lab space shall abide by the so-called one glove rule and remove lab coats. Tenant shall cause chemical lists and MSDS sheets to be readily available at the entrance to each lab area in the Premises. Tenant shall cause lab operators carrying any lab related materials to travel only within the Premises, and to and from the loading dock.

(b)    No animals, animal waste, food or supplies shall be transported within the Building, except as provided in this Section 5.5(b). All deliveries of animals or animal food or supplies to Tenant at the Building shall be made prior to 8:00 a.m. No transportation of animals, animal waste, food or supplies within the Building shall occur between the hours of 11:00 a.m. and 1:00 p.m. All animals transported in the Common Areas shall be transported in an appropriate cage or other container so that no animals are visible and such container is labeled or marked in a manner which does not indicate that it contains an animal. At no time shall any animals, animal waste, food or supplies relating to the animals be brought into, transported through, or delivered to the lobby of the Building or be transported within the Building elevators other than the freight elevator.

(c)    Tenant shall establish and maintain a chemical safety program administered by a licensed, qualified individual in accordance with the requirements of the MWRA, if applicable, and any other applicable governmental authority. Tenant shall be solely responsible for all costs incurred in connection with said chemical safety program. Tenant shall provide Landlord with such documentation as Landlord may reasonably require evidencing Tenant’s compliance with the requirements of the MWRA Permit and any other applicable governmental authority with respect to such chemical safety program. Tenant shall not introduce any substances or materials into the pH neutralization system, if any, (x) which are in violation of the terms of the MWRA Permit, (y) which are in violation of applicable Laws, or (z) which would interfere with the proper functioning of the pH neutralization system.

(d)    Tenant shall, at its sole cost and expense, (i) cause the Premises to be cleaned, in a manner reasonably satisfactory to Landlord, (ii) cause the Premises to be exterminated with such frequency and in such manner as to prevent the existence of vermin or other infestation, (iii) cause all portions of the Premises used for the storage, preparation or consumption of food or beverages, if any, to be cleaned daily in a manner reasonably satisfactory to Landlord, and (iv) cause Tenant’s garbage and other refuse to be removed from the Premises, at such times and from such place as Landlord shall designate. Until removed, Tenant’s garbage and trash shall be kept in a neat and orderly condition, properly bagged or in the case of packing boxes and cartons, securely tied, in such place designated by Landlord. Tenant shall cause its employees, agents, contractors and business visitors to observe such additional rules and regulations regarding rubbish removal and/or recycling as Landlord may, from time to time, reasonably impose. Without limiting the foregoing, if Tenant fails to perform the foregoing obligations, then Landlord may elect, to cause a contractor or contractors employed by Landlord to perform the same at Tenant’s sole cost and expense, such payment to be Additional Rent payable by Tenant within thirty (30) days after rendition of a bill therefor by Landlord.

ARTICLE 6

Services to be Furnished by Landlord

Section 6.1    Services. Landlord shall furnish Tenant with the following services: (a) cold and hot water for use in the base building bathrooms and cold or tepid water for use in any kitchenette areas in the Premises which have been approved by Landlord; (b) air flow for the operation by Tenant of the HVAC systems serving the Premises; (c) natural gas for the operation by Tenant of the boiler system serving the Premises; (d) passenger elevator service and, from and after the date that the Freight Elevator becomes operational, freight elevator service; (e) electricity, in accordance with the terms and conditions set forth in Section 6.2 and Exhibit K; (f) a dumpster at the Building for use by Tenant and other tenants for ordinary office waster (and not for Hazardous Materials); (g) building security services consistent with the security services customarily provided by landlords of first-class buildings in Cambridge, Massachusetts; and (h) such other services as Landlord reasonably determines from time to time are necessary or appropriate for the Property. Notwithstanding the forgoing or any other provision contained in this Lease, in no event shall Tenant use electricity, gas, water or any other utilities in excess of the respective per floor limitations and capacities set forth on the Utility Capacity Matrix attached to this Lease as Exhibit K. Tenant shall pay, as Additional Rent, for all utilities furnished to or used within the Premises, including, without limitation, air flow, electricity, water, gas and any other utility usage. Tenant will install separate meters to measure air flow, electricity, water, gas and all other utilities used and consumed in the Premises. Said separate meters may be a submeter, or a check meter. Any meter so installed may, at Landlord’s option, be a “smart meter.” Tenant shall pay to Landlord, as Additional Rent, all fees and charges for such utilities provided to the Premises, based on the amounts shown on each such meter plus any fee applicable for reading, maintaining and/or replacing said meter. The rates to be paid by Tenant to Landlord for such utilities shall be with no mark-up by or profit to Landlord. Upon request by Landlord, Tenant shall report to Landlord Tenant’s usage as measured by said meters. Notwithstanding anything to the contrary contained herein, if any meter(s) is (or are) not installed or in good working order, then Tenant shall pay to Landlord, as Additional Rent, the charges for Landlord’s reasonable estimate of Tenant’s usage of the utility until the applicable meter(s) is (or are) installed or repaired and in good working order.

Section 6.2    Electricity. Landlord shall furnish and Tenant shall redistribute electrical service to or for the use of Tenant in the Premises. From and after the Commencement Date, Tenant shall pay to Landlord, as Additional Rent, an annual charge for electricity consumption in the Premises (the “Tenant Electricity Charge”) based on the submeter or check meter installed in the Premises, in advance, on the first day of each calendar month during the Term. The rate to be paid by Tenant for electricity shall be at no mark-up. Tenant shall, at Tenant’s sole cost and expense, maintain and keep in good order, condition and repair the metering equipment used to measure electricity furnished to the Premises and any equipment exclusively serving the same. Tenant’s use of electrical service shall not exceed, either in voltage, rated capacity or overall load, the capacity set forth in the Utility Capacity Matrix attached to this Lease as Exhibit K.

Section 6.3    Service Interruptions. Landlord reserves the right to suspend or interrupt any service when necessary, by reason of Force Majeure, accidents or emergencies, or for alterations or improvements to the Property which, in Landlord’s reasonable judgment, is necessary or appropriate until such Force Majeure event, accident or emergency shall cease or such alterations or improvements are completed, and Landlord shall not be liable for any such suspension or interruption of services. Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises for the Permitted Use as a result of any such suspension or interruption of service. The exercise of any such right or the occurrence of any such failure by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or, except as expressly set forth in Section 6.4 below, entitle Tenant to any compensation, abatement or diminution of Rent, relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or Landlord’s Agent by reason of inconvenience to Tenant, or interruption of Tenant’s business, or otherwise. Landlord shall not be liable in any way to Tenant for any failure, defect or interruption of, or change in the supply, character and/or quantity of electric service furnished to the Premises for any reason except only to the extent caused by the gross negligence or willful misconduct of Landlord.

Section 6.4    Essential Service Interruptions; Freight Elevator Service Interruptions. If Tenant is unable despite its good faith commercially diligent efforts to use the Premises for the ordinary conduct of Tenant’s business due solely to an interruption of an Essential Service (as hereinafter defined) which Landlord is required to provide hereunder, other than as a result of casualty or condemnation and/or Force Majeure, and such condition continues for a period of longer than seven (7) consecutive Business Days after Tenant furnishes a notice to Landlord (the “Essential Service Abatement Notice”) identifying the condition and Essential Service which has been interrupted and stating that Tenant’s inability to use the Premises is solely due to such condition, provided that (i) Tenant does not actually use or occupy the Premises during such seven (7) consecutive Business Day period, and (ii) such condition has not resulted from the negligence or misconduct of Tenant or any subtenants or occupants of the Premises, and/or their respective agents, contractors, subcontractors, employees, invitees or licensees, then Rent shall be abated on a per diem basis for the period (the “Essential Service Abatement Period”) commencing on the eighth (8th) Business Day after Tenant delivers the Essential Service Abatement Notice to Landlord and ending on the earlier of (x) the date Tenant reoccupies the Premises, or (y) the date on which such condition is substantially remedied. “Essential Service” shall mean the following services, but only to the extent that Landlord is required to provide such services to Tenant pursuant to the terms of this Lease and if not provided the absence of such service shall materially and adversely affect the use of the Premises for the ordinary conduct of Tenant’s business: HVAC service; electrical service; passenger elevator service; water and sewer service, the PH neutralization system, and the tepid water system.

If, after the Freight Elevator Operation Date, Tenant is unable despite its good faith commercially diligent efforts to use the Premises for the ordinary conduct of Tenant’s business due solely to an interruption of the operation of the Freight Elevator, other than as a result of casualty or condemnation and/or Force Majeure, the absence of such Freight Elevator service materially and adversely affects the use of the Premises for the ordinary conduct of Tenant’s business, and such condition continues for a period of longer than nine (9) consecutive Business Days after Tenant furnishes a notice to Landlord (the “Freight Elevator Service Abatement Notice”) stating that Tenant’s inability to use the Premises is solely due to such condition, provided that (i) Tenant does not actually use or occupy the Premises during such nine (9) consecutive Business Day period, and (ii) such condition has not resulted from the negligence or misconduct of Tenant or any subtenants or occupants of the Premises, and/or their respective agents, contractors, subcontractors, employees, invitees or licensees, then Rent shall be abated on a per diem basis for the period (the “Freight Elevator Abatement Period”) commencing on the tenth (10th) Business Day after Tenant delivers the Freight Elevator Abatement Notice to Landlord and ending on the earlier of (x) the date Tenant reoccupies the Premises, or (y) the date on which such condition is substantially remedied.

The foregoing rent abatements shall be the sole and exclusive remedies of Tenant on account of such interruption or lack of service and Landlord shall have no further liabilities or obligations to Tenant on account thereof.

Section 6.5    No Other Services. Except as otherwise expressly provided in this Article 6, Landlord shall not be required to furnish any other services to the Premises. The obligations of Landlord which are set forth in this Article 6 shall be subject to Force Majeure and to the terms and conditions of this Lease, including Articles 13 and 14.

Section 6.6    Conservation Requirements. (a) Notwithstanding the foregoing, the services and utilities to be provided by Landlord under this Lease, and the obligations and responsibilities of Landlord in connection therewith, shall be subject to such energy, water or other conservation controls, limitations, or requirements (whether mandatory or voluntary) of general applicability to comparable mixed-use office and laboratory buildings imposed or issued by applicable governmental agencies or authorities, or public utilities or insurance carriers, including, without limitation, controls, limitations or requirements concerning the permitted range of temperature settings or imposing limitations or restrictions on the volume of energy consumption; provided the same shall not materially and adversely interfere with Tenant’s use of the Premises for the Permitted Use. If and to the extent required to comply with such energy, water or other conservation controls, limitations, or requirements (whether mandatory or voluntary) of general applicability to comparable office buildings issued by applicable governmental agencies or authorities, or public utilities or insurance carriers, Landlord shall not be deemed in violation of the terms and conditions of this Lease for the duration of such controls or requirements and the compliance by Landlord with such controls, limitations, or requirements shall not be considered an eviction, actual or constructive, of Tenant from the Premises and shall not entitle Tenant to terminate this Lease or to an abatement or reduction of any rent payable hereunder. Notwithstanding the foregoing, as to any such controls, limitations, or requirements that are voluntary rather than mandatory, the exculpation afforded by the foregoing clauses shall not be applicable unless comparable first-class mixed-use office and laboratory buildings in the city in which the Building is located have generally instituted similar controls, limitations, or requirements.

(b)    Landlord shall provide and install bulbs and tubes for Building standard lighting fixtures within the Premises and replacement tubes for such lighting, and the cost of such bulbs and tubes, together with the costs for replacement bulbs and tubes in the premises of other tenants of the Building, shall be included in Expenses; provided, however, (x) the cost of replacement of any specialty bulbs or tubes installed by Landlord at Tenant’s request and the costs of ballasts replaced by Landlord in the Premises shall be paid by Tenant as Additional Rent, and (y) the cost of replacement of specialty bulbs or tubes of other tenants or ballasts replaced in other premises shall not be included in Expenses. Notwithstanding the foregoing, Landlord may elect to cease generally providing replacement of standard bulbs and tubes for tenants of the Building, in which event Tenant shall pay Landlord for such replacements as it requests as Additional Rent and the cost of replacements for Tenant and other tenants of the Building shall cease to be included in Expenses.

ARTICLE 7

Repairs and Alterations

Section 7.1    Tenant’s Repair Obligations. Tenant shall, at its sole cost and expense, promptly perform all maintenance and repairs in and to the Premises (excepting only such repairs and maintenance that are the obligation of Landlord pursuant to the express provisions of this Lease), in order to keep the Premises in good condition and repair, reasonable wear and tear and damage by reason of casualty excepted. Tenant’s repair and maintenance obligations shall include, without limitation, maintaining and repairing the following: (1) floor coverings; (2) interior partitions; (3) doors; (4) the interior side of demising walls; (5) telecommunication, electronic, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant and located in the Premises or in the walls or above the finished ceiling of the Premises; (6) any heating, ventilation and air conditioning systems that are located within and/or exclusively serving the Premises, including, without limitation, supplemental air conditioning units, private showers, kitchens, hot water heaters, plumbing, and similar facilities serving the Premises exclusively; and (7) Alterations made by or on behalf of Tenant. If Tenant fails to maintain or repair the Premises and such failure continues for more than fifteen (15) days after notice from Landlord, then Landlord may elect to perform such maintenance and repairs. In such event, Tenant shall reimburse Landlord, as Additional Rent, for all costs and expenses incurred by Landlord within thirty (30) days after receipt of an invoice therefore.

Section 7.2    Landlord’s Repair Obligations. Landlord shall keep and maintain in good repair and working order the following: (1) the structural elements of the Building; (2) the mechanical, electrical, plumbing, sanitary, sprinkler, heating, ventilation and air conditioning, security, life-safety, elevator and other service systems or facilities of the Building up to the point of connection of localized distribution to the Premises (collectively, the “Building Systems”); (3) the Common Areas; (4) the roof of the Building; (5) the exterior windows and doors of the Building; (6) the elevators serving the Building (including, from and after the date Landlord delivers the Freight Elevator, the Freight Elevator), and (7) if applicable, from and after the date Landlord installs the Lift Station in the Premises, the Lift Station.

Section 7.3    Alterations.

(a)    Tenant shall not make or perform any alterations, additions or improvements (collectively, “Alterations”) in or to the Premises without first obtaining the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed; provided, however, Landlord’s prior consent shall not be required for any Alteration that satisfies all of the following criteria (a “Cosmetic Alteration”): (1) is of a cosmetic nature such as painting, wallpapering, hanging pictures, and installing carpeting; (2) is not visible from the exterior of the Premises or Building; and (3) will not adversely affect the Building Systems, Common Areas or structure of the Building. Tenant shall give Landlord not less than five (5) Business Days’ notice prior to performing any Cosmetic Alteration, which notice shall contain a description of such Cosmetic Alteration along with such plans and specifications, if any, prepared in connection therewith. Without limiting the foregoing, all such Cosmetic Alterations shall be subject to all of the terms and conditions of this Section 7.3. Prior to making any Alterations, Tenant, at its expense, shall (i) excepting only for Cosmetic Alterations, submit to Landlord for its approval, detailed plans and specifications (“Plans”) for such proposed Alteration, and with respect to any Alteration affecting any Building System, evidence that the proposed Alteration has been designed by, or reviewed and approved by, Landlord’s designated engineer for the affected Building System, (ii) obtain all permits, approvals and certificates required by any Governmental Authorities for the proposed Alteration, and furnish copies thereof to Landlord, (iii) furnish to Landlord duplicate original policies or certificates of worker’s compensation insurance (covering all persons to be employed by Tenant, and Tenant’s contractors and subcontractors in connection with such Alteration) and commercial general liability (including property damage coverage) insurance and Builder’s Risk coverage, all in such form, with such companies, for such periods and in such amounts as Landlord may reasonably require, naming Landlord, Landlord’s Agent, any Lessor and any Mortgagee as additional insureds, and (iv) furnish to Landlord reasonably satisfactory evidence of Tenant’s ability to complete and to fully pay for such Alterations.

(b)    Tenant shall obtain all building permits and other approvals required by applicable Laws for all Alterations. In addition, Tenant shall, as and when required, promptly obtain certificates of approval of such Alterations as and to the extent required by any governmental authority. Not later than thirty (30) days after issuance of such permits or approvals, Tenant shall deliver copies thereof to Landlord. In addition, not later than thirty (30) days after completion of the respective Alteration, Tenant shall deliver “as-built” Plans for such Alterations prepared on an AutoCAD Computer Assisted Drafting and Design System (or such other system or medium as Landlord may reasonably require), using such naming conventions as Landlord may reasonably require, and computer media of such record drawings and specifications in a format acceptable to Landlord.

(c)    All Alterations shall be performed (a) in a good and workmanlike manner and free from defects, (b) excepting only with regard to Cosmetic Alterations, substantially in accordance with the Plans approved by Landlord, (c) by contractors, subcontractors, engineers and vendors approved by Landlord, and (d) in compliance with all Laws, the terms of this Lease and all construction rules, procedures and regulations adopted from time-to-time by Landlord. Landlord’s current construction rules and regulations are attached hereto as Exhibit N. All materials and equipment shall be of first quality and at least equal to the then-applicable standards for the Building adopted from time-to-time by Landlord, and no such materials or equipment (other than Tenant’s Property) shall be subject to any lien or other encumbrance. Upon request, Landlord will provide Tenant with a list of pre-approved contractors.

(d)    Tenant (at its cost) shall (a) install and maintain occupancy sensors on all overhead light fixtures so that they automatically switch off when an area is unoccupied, and (b) install and maintain occupancy sensors on all built-in or fixed task lighting fixtures so that they automatically switch off when an area is unoccupied. Such sensors may be installed with manual overrides for areas that are customarily occupied, such as individual offices and conference rooms.

(e)    Tenant, at its expense, shall discharge and release any lien, encumbrance, or charge recorded or filed against the Building and/or the Property in connection with any work performed or claimed to have been performed by or on behalf of Tenant, or materials or services furnished or claimed to have been furnished to, Tenant, within fifteen (15) days after Tenant’s receipt of notice thereof. Such discharge shall be affected by discharge whether by payment or filing of a bond in accordance with applicable Laws. If Tenant fails to do so, Landlord may bond, insure over or otherwise discharge the lien. In such event, Tenant shall reimburse Landlord, as Additional Rent, on demand, for all costs and expenses incurred by Landlord, including, without limitation, bonding costs and reasonable attorneys’ fees.

(f)    Tenant shall not employ, or permit the employment of, any contractor, mechanic or laborer, or permit any materials to be delivered to or used in the Premises and/or the Building, if, in Landlord’s sole judgment, such employment, delivery or use will interfere or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building and/or the Building by Landlord, Tenant or others. If such interference or conflict occurs, upon Landlord’s request, Tenant shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

(g)    Tenant shall reimburse Landlord, within thirty (30) days after delivery of an invoice therefor, for all commercially reasonable third party out-of-pocket costs actually incurred by Landlord in connection with Alterations performed by or on behalf of Tenant from time-to-time during the Term of this Lease, including costs incurred in connection with (a) Landlord’s review of Plans (including review of requests for approval thereof) and/or supervision of performance of the Alteration, and (b) the provision of Building personnel during the performance of any Alteration other than during Normal Business Hours, to operate elevators or otherwise to facilitate Tenant’s Alterations. In addition, if any Alterations proposed by Tenant require Tenant to obtain a building permit, then Tenant shall pay to Landlord or Landlord’s managing agent, a construction supervision fee equal to three percent (3%) of the total project cost in connection therewith. At Landlord’s request, Tenant shall deliver to Landlord reasonable supporting documentation evidencing the hard and soft costs incurred by Tenant in designing and constructing any Alterations.

(h)    Tenant shall provide notice to Landlord prior to moving any heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building and shall pay to Landlord any third-party out-of-pocket costs actually incurred by Landlord in connection therewith. If such equipment requires special handling, Tenant agrees (a) to employ only persons holding all necessary licenses to perform such work, (b) all work performed in connection therewith shall comply with all applicable Laws, and (c) such work shall be done only during hours designated by Landlord. Notwithstanding the foregoing, Landlord shall coordinate and manage any oversized ordinary and customary deliveries to the Premises (consistent with first class office and laboratory use) that require use of a scissor lift, telescoping fork lift or crane (any of the foregoing, a “Vertical Lift”) in lieu of using the elevators of the Building, subject to Landlord’s reasonable rules and regulations. Prior to the date the Freight Elevator becomes operational, if the items to be delivered to the Premises will not fit in the existing elevators in the Building, then there shall be no additional charge to Tenant in connection with the use of a Vertical Lift. After the Freight Elevator becomes operational, Tenant shall pay to Landlord, as Additional Rent, all costs and expenses of any deliveries to the Premises using a Vertical Lift.

(i)    The approval of Plans, or consent by Landlord to the making of any Alterations, shall not constitute Landlord’s representation that such Plans or Alterations comply with any Laws. Landlord shall not be liable to Tenant or any other party in connection with Landlord’s approval of any Plans, or Landlord’s consent to Tenant’s performing any Alterations. If and to the extent arising out of or resulting from any Alterations made by or on behalf of Tenant, Landlord is required by an order or directive of a governmental authority to make any alterations or improvements to any part of the Building and/or the Building in order to comply with an applicable Requirement, Tenant shall pay, as Additional Rent, all costs and expenses incurred by Landlord in connection with such alterations or improvements.

(j)    In connection with the performance of any Alterations, Tenant (or Tenant’s contractor) shall develop and implement an indoor air quality management plan for the construction and preoccupancy phases of the Building and the Premises (the “Construction Indoor Air Quality Management Plan”). All Alterations performed by or on behalf of Tenant shall meet or exceed the requirements set forth in the Construction Indoor Air Quality Management Plan. During any construction, Tenant shall cause all of its contractors and subcontractors to, at a minimum, satisfy the following requirements: (a) satisfy the then-applicable standards and requirements outlined by the Sheet Metal and Air Conditioning National Contractors’ National Association (SMACNA) “Indoor Air Quality Guidelines for Occupied Buildings under Construction, 2nd Edition 2007, ANSI/SMACNA 008-2008” (Chapter 3); (b) in the event air handlers are used during construction, use MERV 8 filtration media at each return air grill as determined by ASHRAE 52.2-1999; (c) replace all filtration media prior to occupancy; and (d) protect stored on-site and installed absorptive materials from moisture damage.

(k)    In connection with the performance of any Alterations, Tenant (or Tenant’s contractor) shall develop and implement a construction waste management plan that identifies materials to be diverted from disposal and whether the materials will be sorted on-site or commingled. Such construction waste management plan must require, at a minimum, that Tenant or Tenant’s contractor recycle and/or salvage at least 75% of construction, demolition and packing debris by volume.

(l)    In connection with the performance of any Alterations, Tenant (or Tenant’s contractor) shall use products meeting the following criteria: (a) adhesives, sealants and sealant primers that do not exceed VOC content limits of South Coast Air Quality Management District Rule #1168 and aerosol adhesives that do not exceed VOC content limits of Green Seal Standard GC-36; (b) interior paints and coatings that meet “Topcoat Paints: Green Seal Standard GS-11, Paints,” “Anti-Corrosive and Anti-Rust Paints: Green Seal Standard GS-03, Anti-Corrosive Paints” and “All Other Architectural Coatings, Primers and Undercoats: South Coast Air Quality Management District Rule 1113, Architectural Coatings;” (c) non-carpet finished flooring that is FloorScore-certified; (d) carpet that meets the CRI Green Label Plus testing program, is 100% recyclable and contains at least 50% recycled content; (e) carpet padding that meets the CRI Green Label testing and product requirements, is 100% recyclable and contains at least 50% recycled content; and (f) carpet adhesive that has less than 50g/L VOC.

Section 7.4    Floor Load. Tenant shall not place a load upon any floor of the Premises that exceeds the maximum designated floor load. Landlord reserves the right to reasonably designate the position of all equipment which Tenant wishes to place within the Premises, and to place limitations on the weight thereof. The maximum designated floor load within the Premises is one hundred (100) pounds per square foot (live load).

Section 7.5    Specialty Alterations; Tenant’s Property. “Specialty Alterations” shall mean Alterations which are not standard office installations such as kitchens (excepting kitchenette and pantry areas), executive bathrooms, raised computer floors, computer room installations, supplemental HVAC equipment, safe deposit boxes, vaults, libraries or file rooms requiring reinforcement of floors, internal staircases, slab penetrations, conveyors, dumbwaiters, print rooms and model shops, and other Alterations of a similar character. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall remove all Specialty Alterations installed by or on behalf of Tenant. Cosmetic Alterations shall not be considered to be Specialty Alterations and will not be required to be removed by Tenant on the expiration or earlier termination of this Lease. Without limiting the foregoing, concurrent with the review of the applicable Plans (including the Plans for the Initial Installations), Landlord will notify Tenant as to which of the proposed Alterations constitute Specialty Alterations which Tenant will be required to remove at the expiration of the Term, provided that Tenant shall include the following legend in capitalized and bold type displayed prominently on the top of the first page of Tenant’s notice delivered concurrently with such Plans: “LANDLORD SHALL NOTIFY TENANT AT THE TIME LANDLORD APPROVES THESE PLANS AND SPECIFICATIONS AS TO WHICH ALTERATIONS SHOWN THEREON ARE SPECIALTY ALTERATIONS WHICH MAY BE REQUIRED TO BE REMOVED AT THE END OF THE TERM OF THE LEASE.”    In addition, Tenant shall repair all damage caused by the installation or removal of any Alterations. If Tenant fails to remove any Specialty Alterations or to perform such repairs in a timely manner, then Landlord, at Tenant’s expense, may remove and dispose of the Specialty Alterations and/or perform the required repairs. In such event, within thirty (30) days after receipt of an invoice, Tenant shall reimburse Landlord, as Additional Rent, for the reasonable out-of-pocket costs incurred by Landlord in connection therewith. Without limitation, Tenant shall remove all trade fixtures, furniture, equipment and other personal property of Tenant (collectively, “Tenant’s Property”), including, without limitation, all Rooftop Equipment, Tenant’s Generator, and all Penthouse Equipment upon the expiration or earlier termination of the Term of this Lease.

ARTICLE 8

Entry by Landlord

Section 8.1    Entry.

(a)    Landlord may enter the Premises at any time and from time to time to inspect or show the Premises, to clean and make repairs to the Premises, and to conduct or facilitate repairs, alterations or additions to the Premises and/or the Building. Except in emergencies or to provide customary services, Landlord shall provide Tenant with reasonable prior notice of entry into the Premises, which may be given orally. Landlord, Landlord’s agents and contractors may erect, use and maintain concealed ducts, pipes, and conduits in and through the Premises provided such use does not cause the usable area of the Premises to be reduced beyond a de minimis amount.

Landlord shall promptly repair any damage to the Premises caused by any work performed pursuant to this Article 8. Landlord, Landlord’s agents and any other party designated by Landlord and their respective agents shall have the right to enter the Premises at all reasonable times, upon reasonable notice (which notice may be oral) except in the case of emergency, to examine the Premises, to show the Premises to prospective purchasers, mortgagees, investors and/or tenants of other laboratory space in the Building, and their respective agents and representatives or others, and to perform repairs or Alterations in or to the Premises or the Building and during the twelve (12) months preceding the Expiration Date, to prospective tenants of the Premises and their respective agents and representatives.

(b)    Any such entry by Landlord shall not constitute constructive eviction or entitle Tenant to an abatement or reduction of Rent or any other remedy. All parts (except surfaces facing the interior of the Premises) of all walls, windows and exterior doors bounding the Premises, all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, conduits and other mechanical facilities are not part of the Premises, and Landlord shall have the use thereof and access thereto through the Premises for the purposes of operation, maintenance, alteration and repair of the Building.

(c)    Notwithstanding the foregoing, Tenant, at its sole cost and expense may designate one or more areas of the Premises to be “Secure Areas” (i.e., portions of the Premises to which Landlord shall not have a right of entry or access during the Term of this Lease without an Escort (as hereinafter defined) (except as otherwise provided below). Tenant may, from time to time, exercise its right to designate Secure Areas by delivering to Landlord, for Landlord’s prior written approval, a plan showing the location of any such Secure Areas. Landlord will not unreasonably withhold, condition or delay such consent. If Landlord intends to access a Secure Areas in a non-emergency situation, Landlord shall contact Tenant, and Landlord and Tenant shall arrange a mutually agreed upon time for Landlord to have such access. In such event, Landlord shall be accompanied by an employee of Tenant or a party designated by Tenant (the “Escort”). Tenant shall make an Escort available to Landlord during Normal Business Hours. At all times during such access to a Secure Area, Landlord shall comply with all reasonable security measures of the Tenant pertaining to the Secure Areas. If an emergency representing an imminent risk of injury to persons or material property damage in the Building or the Premises, including, without limitation, a suspected fire or flood, requires Landlord to gain access to the Secure Areas, Landlord may enter the Secure Areas without an Escort. If practicable under the circumstances, Landlord shall immediately notify Tenant (which may be oral notification) and request that Tenant make an Escort available to Landlord if time permits, and if Tenant shall not make an Escort available to accompany Landlord, then Tenant hereby authorizes Landlord to enter the Secure Areas forcibly or with a master key, and to enter without an Escort. In any such event, except (subject to Section 12.1 of this Lease) to the extent caused by Landlord’s negligence or willful misconduct, Landlord shall have no liability whatsoever to Tenant, and Tenant shall pay all reasonable expenses incurred by Landlord in repairing or reconstructing any entrance, corridor or door to the Secure Area damaged as a result of a forcible entry by Landlord.

(d)    In connection with any such entry to the Premises, Landlord shall exercise commercially reasonable efforts to minimize the disruption to the usual and customary business operations of Tenant in the Premises.

(e)    Landlord reserves the right at any time and from time to time to change the name(s), number(s) or designation(s) by which the Building and/or the Property is (or are) commonly known.

ARTICLE 9

Assignment and Subletting

Section 9.1    No Assignment, Sublease. Tenant shall not assign, mortgage, pledge, encumber, or otherwise transfer this Lease, whether by operation of law or otherwise, and shall not sublet, or permit, or suffer the Premises or any part thereof to be used or occupied by others (whether for desk space, mailing privileges or otherwise) (collectively or individually, a “Transfer”) without the prior written consent of Landlord in each instance. If, without Landlord’s consent, a Transfer of this Lease occurs, or any part of the Premises is sublet or occupied by anyone other than Tenant, or this Lease is encumbered (by operation of law or otherwise), then Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved. No such collection shall be deemed a waiver of the provisions of this Article 9, an acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance of Tenant’s covenants hereunder, and in all cases Tenant shall remain fully liable for its obligations under this Lease. Landlord’s consent to any Transfer shall not relieve Tenant from the obligation to obtain Landlord’s consent to any further Transfer. In no event shall any permitted subtenant assign or encumber its sublease or further sublet any portion of its sublet space, or otherwise suffer or permit any portion of the sublet space to be used or occupied by others, without the express prior written consent of Landlord in each instance. Any attempted Transfer in violation of this Section may be voidable by Landlord. In no event shall any Transfer, including a Permitted Transfer, release or relieve Tenant from any obligation under this Lease.

Section 9.2    Recapture Notice. If Tenant desires to assign this Lease or sublet all or any portion of the Premises, then prior to offering the Premises for rent, or listing the Premises (or any part thereof) with a broker, or showing the Premises to a prospective assignee or subtenant, Tenant shall give notice (“Tenant’s Assignment/Sublease Notice”) thereof to Landlord, which shall be accompanied by (a) with respect to an assignment of this Lease, the date Tenant desires the assignment to be effective, and (b) with respect to a sublet of all or a part of the Premises, a description of the portion of the Premises to be sublet, the proposed commencement date and expiration date of such sublease and the rent per rentable square foot Tenant will ask for the Premises or such portion of the Premises (“Tenant’s Asking Rate”). Such Tenant’s Assignment/Sublease Notice shall be deemed an irrevocable offer from Tenant to Landlord of the right, at Landlord’s option, if the proposed transaction is either (x) an assignment of this Lease, or (y) a subletting of seventy-five percent (75%) or more of the rentable square footage of the Premises for seventy-five percent (75%) or more of the then-remaining Term of this Lease, to terminate this Lease with respect to the entire Premises. Such option may be exercised by notice (a “Recapture Notice”) from Landlord to Tenant within thirty (30) days after delivery of Tenant’s Assignment/Sublease Notice. If Landlord exercises its option to terminate all or a portion of this Lease pursuant to the provisions of this Section 9.2, (a) this Lease shall end and expire with respect to all or a portion of the Premises, as the case may be, on the date that such assignment or sublease was to commence, provided that such date is in no event earlier than sixty (60) days after the date of the Tenant’s Assignment/Sublease Notice unless Landlord agrees to such earlier date, (b) Rent shall be apportioned, paid or refunded as of such date, (c) upon Landlord’s request, Tenant shall enter into an amendment of this Lease ratifying and confirming such total or partial termination, and setting forth any appropriate modifications to the terms and conditions of this Lease as a result thereof, and (d) Landlord may elect, in its discretion, to lease the Premises (or any part thereof) to Tenant’s prospective assignee or subtenant.

Section 9.3    Consent to Assignment/Subletting.

(a)    If Landlord does not exercise Landlord’s termination option provided under Section 9.2, then Landlord shall respond to a request for consent to a proposed sublease or assignment not more than fifteen (15) days after delivery to Landlord of the following: (i) a copy of the proposed assignment agreement or sublease agreement (as applicable), (ii) a complete statement reasonably detailing the identity of the proposed assignee or subtenant (a “Transferee”), the nature of its business and its proposed use of the Premises, (iii) current financial information with respect to the Transferee, including its most recent financial statements, and (iv) such other information Landlord as may reasonably request. Provided that no Event of Default then exists, Landlord’s consent to the proposed assignment or subletting shall not be unreasonably withheld if the following conditions are satisfied:

(i)    in Landlord’s reasonable judgment, the proposed Transferee is engaged in a business or activity, and the Premises will be used in a manner, which (1) is in keeping with the then standards of the Building, (2) is for the Permitted Uses, and (3) does not violate any restrictions set forth in this Lease, any mortgage or superior lease or any negative covenant as to use of the Premises required by any other lease in the Building;

(ii)    the Transferee is reputable with sufficient financial means to perform all of its obligations under this Lease or the sublease, as the case may be;

(iii)    if Landlord has, or reasonably expects to have within three (3) months thereafter, comparable space available in the Building or either of the Other Buildings, neither the Transferee nor any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with, the Transferee is then an occupant of the Building or either of the Other Buildings;

(iv)    the Transferee is not a person or entity (or a subsidiary or parent company of a person or entity) with whom Landlord is then or has been within the prior four (4) months negotiating in connection with the rental of space in the Building;

(v)    there shall be not more than two (2) subtenants (excluding Occupants (as hereinafter defined) in the Premises;

(vi)    Tenant shall not publicly list the Premises to be sublet at a proposed sublease rental rate which is less than ninety percent (90%) of the fixed rent of which Landlord is then offering to lease other space in the Building;

(vii)    the Transferee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity, regardless of whether the Transferee agrees to waive such diplomatic or sovereign immunity, and shall be subject to the service of process in, and the jurisdiction of the courts of, the Commonwealth of Massachusetts; and

(viii)    the Transferee is not a Prohibited Person (as hereinafter defined).

(b)    With respect to each sublease or assignment proposed by Tenant:

(i)    the form of the proposed assignment or sublease shall be reasonably satisfactory to Landlord;

(ii)    no sublease shall be for a term ending later than one day prior to the Expiration Date; and

(iii)    no Transferee shall take possession of any part of the Premises, until an executed counterpart of such sublease or assignment has been delivered to Landlord and approved by Landlord as provided in Section 9.3(c).

If an Event of Default occurs prior to the effective date of such assignment or subletting, then Landlord’s consent thereto, if previously granted, shall be immediately deemed revoked without further notice to Tenant, and if such assignment or subletting would have been permitted without Landlord’s consent pursuant to Section 9.5, such permission shall be void and without force and effect;

(c)    each sublease shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate. Tenant and each Transferee shall be deemed to have agreed that upon the occurrence and during the continuation of an Event of Default hereunder, Tenant has hereby assigned to Landlord, and Landlord may, at its option, accept such assignment of, all right, title and interest of Tenant as sublandlord under such sublease. If this Lease terminates prior to the Expiration Date, then such sublease shall terminate and expire concurrent therewith; provided, however, if Landlord elects, in its sole and unfettered discretion, by express written notice to such Transferee, to recognize said sublease, then notwithstanding the termination of this Lease, the sublease shall remain in effect as a direct lease between Landlord and the Transferee, and such Transferee shall attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (A) liable for any previous act or omission of Tenant under such sublease, (B) subject to any counterclaim, offset or defense which theretofore accrued to such Transferee against Tenant, (C) bound by any previous modification of such sublease not consented to by Landlord or by any prepayment of more than one month’s rent, (D) bound to return such Transferee’s security deposit, if any, except to the extent Landlord shall receive actual possession of such deposit and such Transferee shall be entitled to the return of all or any portion of such deposit under the terms of its sublease, or (E) obligated to make any payment to or on behalf of such Transferee, or to perform any alterations or improvements in the sublet space or the Building, or in any way to prepare the subleased space for occupancy, beyond Landlord’s obligations under this Lease. The provisions of this Section 9.3(c) shall be self-operative, and no further instrument shall be required to give effect to this provision, provided that the Transferee shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such subordination and attornment; and

(d)    Tenant shall, within thirty (30) days of Landlord’s written demand, reimburse Landlord for all reasonable third party out-of-pocket expenses incurred by Landlord in connection with each proposed assignment or sublease, including any investigations as to the acceptability of the proposed assignee or subtenant, reviewing any plans and specifications for Alterations proposed to be made in connection therewith, the negotiation of any consent documents for such sublease or assignment, and all legal fees and costs incurred by Landlord in connection therewith; provided, however, with respect to each proposed sublease Tenant shall not be obligated to reimburse Landlord for more than $5,000.00 on account of the legal fees and expenses incurred by Landlord, unless such sublease does not occur in the ordinary course of business (e.g. is in connection with a bankruptcy or reorganization of Tenant) or involves an amendment to this Lease or other additional documentation (other than a customary Landlord’s consent to sublease agreement).

Section 9.4    Profits. If Tenant enters into any assignment or sublease permitted hereunder or consented to by Landlord (excepting only assignments or subleases pursuant to Section 9.5), Tenant shall, within sixty (60) days of Landlord’s consent to such assignment or sublease, deliver to Landlord a list of Tenant’s reasonable out-of-pocket costs associated with such assignment or sublease, including, but not limited to, all third-party brokerage fees, legal fees and architectural fees paid or to be paid in connection with such transaction and, in the case of any sublease, any actual costs incurred by Tenant in separately demising and improving the sublet space including, without limitation, tenant improvement contributions (collectively, “Transaction Costs”), together with a list of all of Tenant’s Property to be transferred to such Transferee. The Transaction Costs shall be amortized, on a straight-line basis, over the term of any sublease. Tenant shall deliver to Landlord evidence of the payment of such Transaction Costs promptly after the same are paid. In consideration of such assignment or subletting, Tenant shall pay to Landlord: (a) In the case of an assignment, on the effective date of the assignment, all sums and other consideration paid to Tenant by the Transferee for or by reason of such assignment (including sums paid for the sale or rental of Tenant’s Property, less the then fair market or rental value thereof, as reasonably determined by Landlord) after first deducting the Transaction Costs; or (b) In the case of a sublease, fifty percent (50%) of any consideration payable under the sublease to Tenant by the Transferee which exceeds on a per square foot basis the Base Rent and Additional Rent accruing during the term of the sublease in respect of the sublet space (together with any sums paid for the sale or rental of Tenant’s Property, less the then fair market or rental value thereof, as reasonably determined by Landlord) after first deducting the monthly amortized amount of Transaction Costs. The sums payable under this clause shall be paid by Tenant to Landlord monthly as and when paid by the subtenant to Tenant.

Section 9.5    Transfers of Ownership Interests. (a) If Tenant is a legal entity, the transfer (by one or more transfers), directly or indirectly, by operation of law or otherwise, of a majority of the membership interests, or the stock or other beneficial ownership interests in Tenant, or of all or substantially all of the assets of Tenant (collectively “Ownership Interests”) shall be deemed a voluntary assignment of this Lease; provided, however, the provisions of this Article 9 shall not apply to (i) the transfer of Ownership Interests in Tenant if and so long as Tenant is publicly traded on a nationally recognized stock exchange, (ii) the transfer of Ownership Interests among the members of Tenant existing as of the Effective Date, (iii) the transfer of Ownership Interests to institutional or individual investors (including venture capital funding and corporate partners) which regularly invest in private biotechnology companies provided that such transfer of Ownership Interests does not result in a change of Control of Tenant, or (iv) a public offering of the stock of Tenant on a national securities exchange. For purposes of this Article 9, the term “Transfers” shall be deemed to include (x) the issuance of new Ownership Interests which results in a majority of the Ownership Interests in Tenant being held by a person or entity which does not hold a majority of the Ownership Interests in Tenant on the Effective Date and (y) except as provided below, the sale or transfer of all or substantially all of the assets of Tenant in one or more transactions and the merger or consolidation of Tenant into or with another business entity.

(b)    Notwithstanding the foregoing, the prior consent of Landlord shall not be required with respect to an assignment of this Lease or sublease to a business entity into or with which Tenant is merged or consolidated, or to which all or substantially all of Tenant’s assets are transferred (collectively, a “Successor Entity”), so long as (i) such merger, consolidation, or transfer was made for a legitimate independent business purpose and not for the purpose of transferring this Lease, (ii) the successor to Tenant has either a credit rating or a Net Worth computed in accordance with generally accepted accounting principles at least equal to the Net Worth of Tenant as of the Effective Date of this Lease, and (iii) proof satisfactory to Landlord of such Net Worth is delivered to Landlord prior to the effective date of any such transaction. In addition, the prior consent of Landlord shall not be required in connection with (I) an occupancy agreement with a third party for less than ten percent (10%) of the rentable square feet of the Premises for a term of less than three (3) years pursuant to which said third party (an “Occupant”) is granted the right to occupy a portion of the Premises, or (II) occupancy agreements which Tenant enters into with a Related Entity (as hereinafter defined), pursuant to which said Related Entity is granted the right to occupy a portion of the Premises; provided that (a) the Occupant or Related Entity occupies space in the Premises for the Permitted Use and for no other purpose; and (b) if requested by Landlord, Tenant notifies Landlord, in writing, of the identity of any such Occupant or Related Entity prior to occupancy of the Premises by such Occupant or Related Entity. If any Occupant or Related Entity occupies any portion of the Premises as described herein, (A) the Occupant or Related Entity shall comply with all provisions of this Lease, and a default by said Occupant or Related Entity shall be deemed a default by Tenant under this Lease; (B) all notices required to be provided by Landlord under this Lease shall be forwarded only to Tenant in accordance with the terms of this Lease and in no event shall Landlord be required to send any notices to any such Occupant or Related Entity; (C) in no event shall any use or occupancy of any portion of the Premises by any Occupant or Related Entity release or relieve Tenant from any of its obligations under this Lease; (D) the Occupant or Related Entity shall be deemed to be contractors of Tenant for purposes of Tenant’s indemnification obligations set forth in this Lease; and (E) in no event shall the occupancy of any portion of the Premises by any such Occupant or Related Entity be deemed to create a landlord/tenant relationship between Landlord and such Occupant or Related Entity, and, in all instances, Tenant shall be considered the sole tenant under this Lease notwithstanding the occupancy of any portion of the Premises by the Occupant or Related Entity. For purposes of this Section 9.5, (x) “Control,” “Controlled By” or “Common Control” shall mean the ownership, directly or indirectly, of 50% (or more than 50%) of the voting stock, partnership interests, membership interests, or beneficial ownership interest in such entity, and the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation, partnership, limited liability company, or entity, (y) a “Related Entity” shall mean an entity which Controls, is Controlled by, or is under Common Control with, the original Tenant named herein, and (z) “Net Worth” shall mean the excess of all assets over all liabilities, as shown on the balance sheet of Tenant and determined in accordance with generally accepted accounting principles consistently applied. For purposes of this Lease, an assignment or sublease with a Related Entity or a Successor Entity shall constitute a “Permitted Transfer”. Notwithstanding the foregoing, Tenant shall have no right to assign this Lease or sublease all or any portion of the Premises without Landlord’s consent pursuant to this Section 9.5 if Tenant is not the initial Tenant herein named or a person or entity who acquired Tenant’s interest in this Lease in a transaction approved by Landlord or pursuant to a Permitted Transfer.

Section 9.6    Binding on Tenant; Indemnification of Landlord. Notwithstanding any assignment or subletting or any acceptance of rent by Landlord from any Transferee, Tenant shall remain fully liable for the payment of all Rent due and for the performance of all the covenants, terms and conditions contained in this Lease on Tenant’s part to be observed and performed, and any default under any term, covenant or condition of this Lease by any Transferee or anyone claiming under or through any Transferee shall be deemed to be a default under this Lease by Tenant. Tenant shall indemnify, defend, protect and hold harmless Landlord from and against any and all Claims that may be made against Landlord by the Transferee or anyone claiming under or through any Transferee or by any brokers or other persons or entities claiming a commission or similar compensation in connection with the proposed assignment or sublease, irrespective of whether Landlord shall give or decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under this Article 9.

Section 9.7    Assumption of Obligations. No assignment or transfer shall be effective unless and until the Transferee executes, acknowledges and delivers to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee (a) assumes Tenant’s obligations under this Lease and (b) agrees that, notwithstanding such assignment or transfer, the provisions of Section 9.1 hereof shall be binding upon it in respect of all future assignments and transfers.

Section 9.8    Tenant’s Liability. The joint and several liability of Tenant and any successors-in-interest of Tenant and the due performance of Tenant’s obligations under this Lease shall not be discharged, released or impaired by any agreement or stipulation made by Landlord, or any grantee or assignee of Landlord, extending the time, or modifying any of the terms and provisions of this Lease, or by any waiver or failure of Landlord, or any grantee or assignee of Landlord, to enforce any of the terms and provisions of this Lease.

Section 9.9    Listings in Building Directory. The listing of any name other than that of Tenant on the doors of the Premises, the Building directory or elsewhere shall not vest any right or interest in this Lease or in the Premises, nor be deemed to constitute Landlord’s consent to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others. Any such listing shall constitute a privilege revocable in Landlord’s discretion by notice to Tenant.

Section 9.10    Lease Disaffirmance or Rejection. If at any time this Lease is assigned and thereafter this Lease is not affirmed or is rejected in any bankruptcy proceeding or any similar proceeding, or upon a termination of this Lease in connection with any such proceeding, Tenant named herein, upon request of Landlord shall (a) pay to Landlord all Rent and other charges due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and (b) as “tenant,” enter into a new lease of the Premises with Landlord for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date, at the same Rent and upon the then executory terms, covenants and conditions contained in this Lease, except that (i) the rights of Tenant named herein under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any persons or entities claiming through or under such assignee or by virtue of any statute or of any order of any court, (ii) such new lease shall require all defaults existing under this Lease to be cured by Tenant named herein with due diligence, and (iii) such new lease shall require Tenant named herein to pay all Rent which, had this Lease not been so disaffirmed, rejected or terminated, would have become due under the provisions of this Lease after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If Tenant named herein defaults in its obligations to enter into such new lease for a period of ten (10) days after Landlord’s request, then, in addition to all other rights and remedies by reason of default, either at law or in equity, Landlord shall have the same rights and remedies against Tenant named herein as if it had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of Tenant’s default thereunder.

ARTICLE 10

Indemnity and Waiver of Claims

Section 10.1    Waiver and Release. Tenant hereby waives and releases any and all claims against Landlord and its managers, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees (as hereinafter defined), representatives, and agents (collectively, the “Landlord Related Parties”) from any and all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses (collectively, “Claims”), including, without limitation, all Claims for any injury to or death of persons, damage to property or business loss, in any manner related to or arising out of or resulting from (a) Force Majeure, (b) acts of third parties, (c) the bursting or leaking of any tank, water closet, drain or other pipe, (d) the inadequacy or failure of any security services, personnel or equipment, or (e) any matter not within the reasonable control of Landlord; provided, however, the foregoing waiver and release shall not include any Claims against Landlord to the extent otherwise provided in M.G.L. Chapter 186, Section 15.

Section 10.2    Indemnification.

(a)    Except to the extent otherwise provided in M.G.L. Chapter 186, Section 15, and subject to Section 12.1 hereof, Tenant shall indemnify, defend and hold Landlord and each of the Landlord Related Parties harmless against and from all Claims which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties by any third party and arising out of or in connection with (i) any damage or injury occurring in the Premises, the Rooftop Area and/or the Penthouse Area during the Term, or (ii) any negligent acts or willful misconduct (including violations of Law) of Tenant or any of Tenant’s employees, agents, representatives, officers, contractors or licensees (collectively, the “Tenant Parties”).

(b)    Subject to Section 12.1 hereof, Landlord shall indemnify, defend and hold harmless Tenant and the Tenant Parties from and against any and all Claims which may be imposed upon, incurred by or asserted against Tenant arising from any accident, injury or damage to any person or the property of any person in or about the Building and land on which the Building is located (specifically excluding the Premises, the Rooftop Area and/or the Penthouse Area) to the extent caused by the negligence or willful misconduct of Landlord or its employees or agents.

ARTICLE 11

Insurance.

Section 11.1    Tenant’s Insurance. Tenant shall obtain and maintain, at its sole cost and expense throughout the Term of this Lease, the following insurance (“Tenant’s Insurance”): (1) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing coverage, on an occurrence basis, a minimum $1,000,000 per occurrence and $2,000,000 in the aggregate; (2) All Risk Property Insurance (and business interruption insurance for Rent for a period of not less than twelve (12) months) including flood and earthquake coverage, written at 100% of replacement cost value and with a replacement cost endorsement covering all of Tenant’s Property and Tenant’s improvements to the Premises; (3) Workers’ Compensation Insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute; (4) Employers Liability Coverage (including, without limitation, coverage for accidents and disease) of at least $1,000,000.00 per occurrence and in the aggregate; (5) umbrella liability coverage for comprehensive general liability insurance and Employer’s Liability Insurance of not less than $10,000,000.00 per occurrence and in the aggregate; and (6) such additional insurance coverages as may be necessary to comply with applicable Laws. Any company writing any of Tenant’s Insurance shall have an A.M. Best rating of not less than A IX. All Commercial General Liability Insurance policies shall be primary and non-contributory and name Tenant as a named insured and Landlord (or any successor), Landlord’s property manager, and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord as the interest of such designees shall appear, as additional insureds. All policies of Tenant’s Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least thirty (30) days’ advance written notice of any change, cancellation, termination or lapse of insurance; provided, however, if such endorsements are not, despite good faith reasonable efforts, available, then Tenant shall notify Landlord not less than five (5) days after Tenant is notified of any material change, cancellation, termination or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant’s Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises for any reason, and upon renewals at least fifteen (15) days prior to the expiration of the insurance coverage. Upon request of Landlord and in the event of any claim, Tenant shall deliver copies of the policies for Tenant’s Insurance to Landlord. The limits of Tenant’s Insurance shall not limit the liability of Tenant under this Lease.

Section 11.2    Insurance During Performance of Alterations. During any periods of time when any Alterations are being performed in or to the Premises by or on behalf of Tenant, Tenant shall maintain (or cause to be maintained) so-called all risk or special cause of loss property insurance or its equivalent and/or builders risk insurance on 100% replacement cost coverage basis, including hard and soft costs coverages. Such insurance shall protect and insure Landlord, Landlord’s agents, Tenant and Tenant’s contractors, as their interests may appear, against loss or damage by fire, water damage, vandalism and malicious mischief, and such other risks as are customarily covered by so-called all risk or special cause of loss property/builders’ risk coverage or its equivalent. In addition, during the performance of any Alterations in or to the Premises, Tenant shall cause all contractors and subcontractors to maintain the insurance coverages described in Exhibit L attached to this Lease.

Section 11.3    Landlord’s Insurance.

(a)    Landlord shall maintain insurance against loss or damage with respect to the Building on an “all risk” type insurance form, with customary exceptions, subject to such deductibles as Landlord may reasonably determine, in an amount equal to at least the replacement value of the Building (excluding replacement of footings and foundation). The cost of such insurance shall be included in Expenses. Payment for losses thereunder shall be made solely to Landlord.

(b)    Landlord may maintain such additional insurance with respect to the Building, including, without limitation, earthquake insurance, terrorism insurance, flood insurance, liability insurance and/or rent insurance, as Landlord may in its sole discretion elect. Landlord may also maintain such other insurance as may from time to time be required by the holder of any mortgage on the Building. The cost of all such additional insurance shall also be included in Expenses.

(c)    Landlord’s insurance may be provided by blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties, or by Landlord or any affiliate of Landlord under a program of self-insurance, and in such event Expenses shall include a reasonable allocation of the premiums and costs of such blanket insurance.

(d)    Landlord shall not be obligated to insure, and shall not assume any liability of risk of loss for, any equipment, alterations or improvements constructed in the Premises (including the initial buildout thereof), or any Tenant’s Property. Landlord also will have no obligation to carry insurance against, nor be responsible for, any loss suffered by Tenant, due to interruption of Tenant’s business.

ARTICLE 12

Subrogation

Section 12.1    Waiver of Subrogation. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant shall waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claim, action or causes of action against the other and their respective trustees, principals, beneficiaries, partners, officers, directors, agents, and employees, for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to Tenant’s Property, the Building, the Premises, any additions or improvements to the Building or Premises, or any contents thereof, including (to the extent permitted by applicable Law) all rights of recovery, claims, actions or causes of action arising out of the negligence of Landlord or any Landlord Related Parties or the negligence of Tenant or any Tenant Related Parties, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance.

ARTICLE 13

Casualty Damage

Section 13.1    Fire or Casualty. If all or any part of the Premises is damaged by fire or other casualty, Tenant shall immediately notify Landlord in writing. In the event of a fire or other casualty, Landlord shall have the right to terminate this Lease if: (1) the Building shall be damaged so that, in Landlord’s reasonable judgment, substantial alteration or reconstruction of the Building shall be required (whether or not the Premises has been damaged) and leases for 80% of the other tenants of the Building also are terminated; (2) Landlord is not permitted by Law to rebuild the Building in substantially the same form as existed before the fire or casualty; (3) the Premises have been materially damaged and there is less than two (2) years of the Term remaining as of the date of the fire or other casualty; (4) a Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt (in which event Landlord shall elect to terminate this Lease); or (5) a material uninsured loss to the Building occurs. Landlord may exercise its right to terminate this Lease by notifying Tenant in writing within ninety (90) days after the date of the fire or other casualty. If Landlord does not terminate this Lease, then Landlord shall commence and proceed with reasonable diligence to repair and restore the Building and the Premises (excluding any Alterations performed by Tenant). However, in no event shall Landlord be required to spend more than the insurance proceeds actually received by Landlord. In the event of a fire or other casualty that materially damages the Premises, until the restoration of the Premises is substantially completed or would have been substantially completed but for a delay caused by Tenant, Base Rent, Tenant’s Pro Rata Share of the Expenses, Tenant’s Pro Rata Laboratory Share of the Laboratory Expenses, Tenant’s Pro Rata Share of the Taxes and the Amenity Fee shall be abated in the proportion by which the area of the part of the Premises which is not usable (or accessible) and is not used by Tenant as a result of such fire or casualty bears to the total area of the Premises. Effective as the date that Landlord delivers written notice to Tenant of the substantial completion of the restoration of the Premises, such abatement shall cease. Landlord shall not be liable for any loss or damage to Tenant’s Property or to the business of Tenant resulting in any way from any such fire or other casualty, or from the repair and restoration of the damage. Landlord and Tenant hereby waive the provisions of any Law relating to the matters addressed in this Article, and agree that their respective rights for damage to or destruction of the Premises shall be those specifically provided in this Lease.

Section 13.2    Repair and Restoration. If all or any portion of the Premises shall be made untenantable by fire or other casualty, Landlord shall, with reasonable promptness, cause an architect or general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required to substantially complete the repair and restoration of the Premises and make the Premises tenantable again, using customary and reasonable working methods (“Completion Estimate”). If the Completion Estimate indicates that the Premises cannot be made tenantable within twelve (12) months from the date of damage, then regardless of any other provision contained in this Lease to the contrary, either party shall have the right to terminate this Lease, with such termination to be effective as of the date on which such damage occurs, by giving written notice to the other of such election within ten (10) days after receipt of the Completion Estimate. If the Completion Estimate indicates that the Premises can be made tenantable within twelve (12) months from the date of damage, but the Premises have not been made tenantable by the end of such twelve (12) month period, then Tenant shall have the right to terminate this Lease, with such termination to be effective as of the date on which such damage occurs, by giving written notice to Landlord of such election within ten (10) days after the end of such twelve (12) month period and this Lease shall terminate thirty (30) days following the end of such twelve (12) month period, unless within such thirty (30) day period, Landlord makes the Premises tenantable--in which event Tenant’s notice shall be null and void and of no force or effect. Time is of the essence of this Section 13.2.

Section 13.3    End of Term. If the Premises shall be materially damaged by fire or other casualty during the last twelve (12) months of the Term, then regardless of any other provision contained in this Lease to the contrary, either party shall have the right to terminate this Lease, with such termination to be effective as of the date on which such damage occurs, by giving written notice to the other of such election within thirty (30) days after the date of the fire or other casualty.

ARTICLE 14

Condemnation

If any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or purchase in lieu thereof (a “Taking”), then either party may terminate this Lease. Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building and/or the Property which would render the remainder of the Building and/or the Property unsuitable for use as an office and laboratory building in the reasonable determination of Landlord, provided that, concurrent therewith, the leases of the tenants (including Tenant) occupying in the aggregate not less than fifty percent (50%) of the rentable area of the office and/or laboratory space in the Building are terminated. Upon any termination of this Lease pursuant to the provisions of this Article 14, Rent shall be apportioned as of, and shall be paid or refunded up to and including, the date of such termination. If a part of the Property shall be so Taken and this Lease is not terminated in accordance with this Article 14, then Landlord, without being required to spend more than the net amount it receives as a condemnation award and subject to the requirements of any Mortgage, shall restore that part of the Property not so Taken to a substantially equivalent condition (with respect to character, quality, appearance and services) to that which existed immediately prior to such Taking, Upon any Taking, Landlord shall receive the entire award for any such Taking, and Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term or Tenant’s Alterations; and Tenant hereby assigns to Landlord all of its right in and to such award. Nothing contained in this Article 14 shall be deemed to prevent Tenant from making a separate claim against the condemning authority in a separate proceeding for the then value of any Tenant’s Property included in such Taking and for any moving expenses, provided any such award is in addition to, and does not result in a reduction of, the award made to Landlord.

If a temporary Taking of all or any part of the Premises occurs during the Term, then Tenant shall give prompt notice to Landlord and the Term shall not be reduced or affected in any way and Tenant shall continue to pay all Rent payable by Tenant without reduction or abatement and to perform all of its other obligations under this Lease, except to the extent prevented from doing so by the condemning authority, and Tenant shall be entitled to receive any award or payment from the condemning authority for such use, which shall be received, held and applied by Tenant as a trust fund for payment of the Rent falling due.

ARTICLE 15

Events of Default

Section 15.1    Events of Default. Tenant shall be considered to be in default of this Lease upon the occurrence of any of the following (each, an “Event of Default”):

(a)    If Tenant fails to pay when due any payment of Rent within five (5) days following delivery to Tenant of written notice that such payment was not received when due; provided however, that Landlord shall not be obligated to deliver such written notice more than once in any twelve-month period and upon the second such occurrence in any twelve-month period Tenant shall be in default if it fails to pay when due any payment of Rent;

(b)    If Tenant fails to timely provide or maintain a Letter of Credit in the then-applicable Letter of Credit Amount, in accordance with the provisions of Article 25; or

(c)    If Tenant shall be in default in performing any of the terms or provisions of this Lease other than the provisions requiring the payment of Rent or the provisions requiring the delivery or maintenance of the Letter of Credit pursuant to Article 25, and fails to cure such non-monetary default within thirty (30) days after written notice of such default is given to Tenant by Landlord, provided however that if such non-monetary default is of such a nature that it cannot through the exercise of diligent and reasonable efforts be cured within thirty (30) days, then Tenant shall not be in default in such instance if Tenant promptly commences and diligently pursues the cure of such non-monetary default to completion as soon as possible and in all events within ninety (90) days after such initial notice; or

(d)    If Tenant files a voluntary petition in bankruptcy or insolvency, or is the subject of an involuntary petition in bankruptcy which is not dismissed within sixty (60) days after filing thereof, or is adjudicated a bankrupt; or if a permanent receiver is appointed for Tenant’s property and such receiver is not removed within sixty (60) days after appointment thereof, or if, whether voluntarily or involuntarily, Tenant takes advantage of any debtor relief proceedings under any present or future laws, whereby the Rent or any part thereof, is, or is proposed to be, reduced or payment thereof deferred; or

(e)    If Tenant’s personal property or effects should be levied upon or attached and such levy or attachment is not satisfied or dissolved within thirty (30) days after such levy or attachment; or

(f)    If the leasehold estate of Tenant is taken by process or operation of Law.

ARTICLE 16

Remedies

Section 16.1    Remedies. Upon the occurrence of any Event of Default, Landlord shall have the right to exercise any or all of its rights and remedies at Law or in equity, including, without limitation, the following remedies:

(a)    Terminate this Lease by providing notice thereof to Tenant, in which case Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord, in compliance with applicable Laws, may enter upon and take possession of the Premises and remove Tenant, Tenant’s Property and any party occupying the Premises. Notwithstanding any such termination, Tenant shall remain liable for all Rent accrued through the date of termination of this Lease or Tenant’s right to possession not theretofore paid. In addition, notwithstanding any such termination, (i) Tenant shall remain liable for all obligations under this Lease notwithstanding any such termination, including without limitation, the monthly Rent payable hereunder from and after the date of such termination on the date the same would have been due but for such termination, less any amounts Landlord actually receives, if any, if the Premises are re-let, net of all Costs of Reletting (as hereinafter defined), and (ii) Tenant shall pay Landlord, within ten (10) days of Landlord’s written demand, all past due Rent and other losses and damages Landlord suffers as a result of Tenant’s Default and amounts for which Tenant is liable as indemnitor hereunder, including, without limitation, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises. “Costs of Reletting” shall include all reasonable costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant. All Rent and other amounts due to Landlord for the period of time after such termination shall survive any such termination of this Lease. In connection with the foregoing, Landlord may (but shall not be obligated to) re-let all or any part of the Premises, without notice to Tenant, for a term that may be greater or less than the balance of what would have been the remaining balance of the Term (but for such termination) and on such conditions (which may include concessions, free rent and alterations of the Premises) and for such uses as Landlord in its absolute discretion shall determine. Landlord may collect and receive all rents and other income from the reletting. Landlord shall not be responsible or liable for the failure to relet all or any part of the Premises or for the failure to collect any Rent from the party to whom the Premises are relet or any guarantor of the obligations of such party.

(b)    At any time, in lieu of payment of the monthly Rent after the date of such termination pursuant to the foregoing clause (i), upon ten (10) days of Landlord’s written demand Tenant shall pay to Landlord as damages a lump-sum amount equal to the total Rent that Tenant would have been required to pay for what would have been the remaining balance of the Term (but for such termination), discounted to present value assuming an annual interest rate at the Federal Reserve Discount Rate for Secondary Credit in effect at the date of calculation, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting.

(c)    The repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under this Lease. No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity. Landlord shall be entitled to receive interest on any unpaid item of Rent calculated at an annual rate equal to the lesser of (i) the Prime Rate plus 4%, based on a three hundred sixty-five (365) day year, and (ii) the maximum interest rate allowed by Law. For purposes hereof, the “Prime Rate” shall be the per annum interest rate published in the Wall Street Journal (or any other authoritative business journal selected by Landlord if the Wall Street Journal ceases to publish such index) publicly announced as its prime or base rate for federally insured banks in New York, NY. Forbearance by Landlord to enforce one or more remedies shall not constitute a waiver of any default.

Section 16.2    Reletting. After such termination of this Lease and the surrender and yield-up of the Premises by Tenant pursuant to the foregoing provisions, Landlord will exercise commercially reasonable efforts to relet the Premises after Tenant vacates the Premises, which shall include marketing the Premises in a manner similar to the manner in which Landlord markets other premises within Landlord’s control in the Building. In no event shall Landlord be required to (i) solicit or entertain negotiations with any other prospective tenants for the Premises unless and until Landlord obtains full and complete possession of the Premises, including the final and unappealable legal right to relet the Premises free of any claim of Tenant, (ii) lease the Premises to a tenant whose proposed use, in Landlord’s reasonable judgment, will be unacceptable, (iii) relet the Premises prior to leasing any other vacant space in the Building, suitable for the use of the prospective tenant, (iv) lease the Premises for a rental rate less than the current fair market rent then prevailing for similar space in the Building, or (v) enter into a lease with any proposed tenant that does not have, in Landlord’s reasonable opinion, sufficient financial wherewithal and resources to satisfy its financial obligations under the prospective lease. Landlord shall be entitled to take into account in connection with any such reletting of the Premises all relevant factors which would be taken into account by a sophisticated landlord in securing a replacement tenant for the Premises including the first class quality of the Building, matters of tenant mix, and the financial responsibility of any such replacement tenant. Landlord, at Landlord’s option, may make such alterations, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with such reletting or proposed reletting. No action or inaction by Landlord in connection with such reletting shall relieve Tenant of any liability under this Lease or otherwise affecting any such liability. Landlord shall have no other obligation to mitigate the damages for which Tenant is responsible under this Lease.

ARTICLE 17

Limitation of Liability

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) TO TENANT SHALL BE LIMITED TO THE EQUITY INTEREST OF LANDLORD IN THE PROPERTY, TOGETHER WITH UNDISTRIBUTED RENTS AND UNDISTRIBUTED INSURANCE PROCEEDS FROM THE BUILDING. TENANT SHALL LOOK SOLELY TO LANDLORD’S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY

JUDGMENT OR DEFICIENCY. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTIES EVER BE LIABLE FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES OR ANY LOST PROFITS OF TENANT. EXCEPTING ONLY AS SET FORTH IN ARTICLE 18, IN NO EVENT SHALL TENANT BE LIABLE FOR, AND LANDLORD HEREBY WAIVES ANY CLAIM FOR, ANY INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING UNDER OR IN CONNECTION WITH THIS LEASE, INCLUDING LOST PROFITS OR BUSINESS OPPORTUNITY ARISING UNDER OR IN CONNECTION WITH THIS LEASE.

ARTICLE 18

End of Lease Term; Holding Over

Upon the expiration or other termination of the Term of this Lease, Tenant shall quit and surrender the Premises to Landlord vacant, broom clean and in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and Tenant shall remove from the Premises all of Tenant’s Property, all data cabling and low voltage wiring, and all Specialty Alterations, shall repair any damage to the Premises or the Building arising out of or resulting from such removal, and shall remove all Hazardous Materials from the Premises, and clean and decommission the Premises, in accordance with the provisions of Section 5.3. If Tenant fails to surrender all or any part of the Premises at the expiration or earlier termination of this Lease, any occupancy of the Premises after such expiration or earlier termination shall be that of a tenancy at sufferance. Tenant’s occupancy during any such holdover period shall be subject to all of the terms and provisions of this Lease; provided, however, Tenant shall pay to Landlord a holdover charge calculated as follows: (i) for each day during which Tenant holds over in the Premises after the Expiration Date or sooner termination of this Lease, through and including the day which is thirty (30) days thereafter, a per diem holdover charge calculated at a rate equal to 150% of the daily Base Rent, and 100% of Expenses, Laboratory Expenses, Taxes and the Amenity Fee payable under this Lease for the last full calendar month of the Term, and (ii) if Tenant holds over in the Premises for more than thirty (30) days after the Expiration Date or sooner termination of this Lease, a per diem holdover charge calculated at a rate equal to 200% of the daily Base Rent, Expenses, Laboratory Expenses, Taxes and the Amenity Fee payable under this Lease for the last full calendar month of the Term. No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary process proceedings or otherwise. In addition, if Tenant holds over in the Premises for more than thirty (30) days after the expiration or earlier termination of the Lease, Tenant shall indemnify, defend and hold harmless Landlord from and against all losses, liabilities, obligations, damages, costs, and expenses incurred by Landlord arising out of or resulting from Tenant’s holdover. No holding-over by Tenant, nor the payment to Landlord of the amounts specified above, shall operate to extend the Term hereof. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or sooner termination of this Lease, and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of this Lease shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article 18.

ARTICLE 19

Subordination to Mortgages; Estoppel Certificates

Section 19.1    Non-Disturbance Agreement. A “Mortgage” shall mean a mortgage, deed of trust, trust indenture or other financing document which may now or hereafter encumber or otherwise affect the Property, and/or the Building or any part thereof, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder. A “Mortgagee” shall mean any mortgagee, trustee or other holder of a Mortgage. Landlord hereby represents that there are no currently existing Mortgages encumbering the Building or the Property. Subject to the execution by Mortgagee and Tenant of a commercially reasonable subordination, non-disturbance and attornment agreement in a form reasonably acceptable to Mortgagee and Tenant, this Lease shall be subject and subordinate to all Mortgages hereafter encumbering the Property and/or the Building and, at the request of any Mortgagee Tenant shall attorn to such Mortgagee, its successors in interest or any purchaser in a foreclosure sale.

Section 19.2    Subordination. If a Mortgagee, any of its successors in interest, or any purchaser at a foreclosure sale shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or the delivery of a new lease or deed, then at the request of the successor landlord and upon such successor landlord’s written agreement to accept Tenant’s attornment and to recognize Tenant’s interest under this Lease, Tenant shall attorn to and recognize such successor landlord as Landlord under this Lease. The provisions of this Section 19.2 are and shall be self-operative and require no further instruments to give effect hereto; provided, however, Tenant shall promptly execute and deliver any instrument that such successor landlord may reasonably request (i) evidencing such subordination and attornment, (ii) setting forth the terms and conditions of Tenant’s tenancy, and (iii) containing such other terms and conditions as may be required by such Mortgagee, provided such instrument does not increase the Rent, increase Tenant’s other obligations to more than a de minimis extent or adversely affect Tenant’s rights under this Lease to more than a di minimis extent. Upon such attornment this Lease shall continue in full force and effect as a direct lease between such successor landlord and Tenant upon all of the terms, conditions and covenants set forth in this Lease except that such successor landlord shall not be:

1)    liable for any act or omission of Landlord (except to the extent such act or omission continues beyond the date when such successor landlord succeeds to Landlord’s interest and Tenant gives notice of such act or omission);

2)    subject to any defense, claim, counterclaim, set-off or offset which Tenant may have against Landlord;

3)    bound by any prepayment of more than one month’s Rent to any prior landlord;

4)    bound by any obligation to make any payment to Tenant which was required to be made prior to the time such successor landlord succeeded to Landlord’s interest;

5)    bound by any obligation to perform any work or to make improvements to the Premises except for (x) repairs and maintenance required to be made by Landlord under this Lease, and (y) repairs to the Premises as a result of damage by fire or other casualty or a partial condemnation pursuant to the provisions of this Lease, but only to the extent that such repairs can reasonably be made from the net proceeds of any insurance or condemnation awards, respectively, actually made available to such successor landlord; provided, however, if any Mortgagee succeeds to the rights of Landlord under this Lease prior to completion of the Base Building Work and Landlord’s TI Work, then such Mortgagee shall be obligated, in accordance with and subject to the terms and conditions of this Lease, to cause the Base Building Work and Landlord’s TI Work to be Substantially Completed;

6)    liable for the repayment of any security deposit or surrender of any letter of credit, unless and until such security deposit actually is paid or such letter of credit is actually delivered to such successor landlord; or

7)    liable for the payment of any unfunded tenant improvement allowance, refurbishment allowance or similar obligation.

Tenant shall, from time to time and within ten (10) days of written request from Landlord, execute and deliver any documents or instruments that may be reasonably required by any Mortgagee to confirm any subordination.

Section 19.3    Mortgage or Superior Lease Defaults. Any Mortgagee may elect that this Lease shall have priority over the Mortgage and to subordinate its Mortgage to this Lease. Upon notification to Tenant by such Mortgagee, this Lease shall be deemed to have priority over such Mortgage, regardless of the date of this Lease

Section 19.4    Tenant’s Termination Right. As long as any Mortgage exists, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord until (a) Tenant shall have given notice of such act or omission to all Mortgagees for which Tenant has received contact information, and (b) a reasonable period of time shall have elapsed following the giving of notice of such default and the expiration of any applicable notice or grace periods (unless such act or omission is not capable of being remedied within a reasonable period of time), during which period such Mortgagees shall have the right, but not the obligation, to remedy such act or omission and thereafter diligently proceed to so remedy such act or omission. If any Mortgagee elects to remedy such act or omission of Landlord, Tenant shall not seek to terminate this Lease so long as such Mortgagee is proceeding with reasonable diligence to effect such remedy.

Section 19.5    Provisions. The provisions of this Article 19 shall (a) inure to the benefit of Landlord, any future owner of the Building or the Real Property, Mortgagee and any sublessor thereof, and (b) apply notwithstanding that, as a matter of law, this Lease may terminate upon the foreclosure of any such Mortgage.

Section 19.6    Estoppel Certificates. Within ten (10) Business Days following written request from Landlord or any Mortgagee Tenant shall deliver to Landlord a statement executed and acknowledged by Tenant, in form reasonably satisfactory to Landlord, (a) stating the Commencement Date, the Rent Commencement Date and the Expiration Date, and that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (b) setting forth the date to which the Base Rent and any Additional Rent have been paid, together with the amount of monthly Base Rent and Additional, Rent then payable, (c) stating whether or not, to the best of Tenant’s knowledge, either Tenant and/or Landlord is in default under this Lease, and setting forth the specific nature of all such defaults, if any, (d) stating the amount of the security deposit, if any, under this Lease, (e) stating whether there are any subleases or assignments affecting the Premises, (f) stating the address of Tenant to which all notices and communications under this Lease shall be sent, and (g) responding to any other matters reasonably requested by Landlord or such Mortgagee. Tenant acknowledges that any statement delivered pursuant to this Section 19.6 may be relied upon by any purchaser or owner of the Real Property or the Building, or all or any portion of Landlord’s interest in the Real Property or the Building, or by any Mortgagee, or assignee thereof or by any Lessor, or assignee thereof.

ARTICLE 20

Notices

All demands, approvals, consents or notices (each, a “notice”) shall be in writing and delivered by hand, or sent by registered or certified mail with return receipt requested, or sent by overnight or same day courier service, to the party’s respective Notice Address(es) set forth in Article 1. Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, three (3) days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.

ARTICLE 21

No Waiver

The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations, shall not be construed as a waiver or relinquishment for the future performance of such obligations of this Lease or the Rules and Regulations, or of the right to exercise such election but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of any Rent payable pursuant to this Lease or any other sums with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent herein stipulated shall be deemed to be other than a payment on account of the earliest stipulated Rent, or as Landlord may elect to apply such payment, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

ARTICLE 22

Quiet Enjoyment

Tenant shall, and may peacefully have, hold and enjoy the Premises for and with respect to the Term, subject to the terms of this Lease, provided there is no Event of Default under this Lease. This covenant and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building, and shall not be a personal covenant of Landlord or the Landlord Related Parties. This covenant of quiet enjoyment is in lieu of any other covenant of quiet enjoyment, express or implied.

ARTICLE 23

Excepted and Reserved Rights

This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves, and the Premises demised hereby do not include, the following: (1) roofs, (2) telephone, electrical and janitorial closets, (3) equipment rooms, Building risers or similar areas that are used by Landlord for the provision of Building services, (4) rights to the land and improvements below the floor of the Premises, (5) the improvements and air rights above the Premises, (6) the improvements and air rights outside the demising walls of the Premises, and (7) the areas within the walls or floors or above the dropped ceilings of the Premises used for the installation of utility lines and other installations. Landlord has the right to change the Building’s name. Landlord also has the right to make such modifications, alterations, additions, expansions, and other changes to the Property and/or the Building as Landlord from time-to-time deems appropriate, including, including, without limitation, changing the arrangement or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets or other Common Areas (collectively, “Restorative Work”), as Landlord deems necessary or desirable, and to take all materials into the Premises required for the performance of such Restorative Work provided that (a) the level of any Building service shall not decrease in any material respect from the level required of Landlord in this Lease as a result thereof (other than temporary changes in the level of such services during the performance of any such Restorative Work), and (b) Tenant’s access to or use of the Premises for the Permitted Use is not materially impaired. Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises during the performance of such Restorative Work. There shall be no Rent abatement or allowance to Tenant for a diminution of rental value, no actual or constructive eviction of Tenant, in whole or in part, no relief from any of Tenant’s other obligations under this Lease, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others performing, or failing to perform, any Restorative Work. In addition, without limitation, Landlord may, from time to time, elect to construct, maintain and/or operate the Property and/or the Building or any part thereof in accordance with third-party accreditations, ratings and/or certifications that relate to sustainability issues, energy efficiency or other comparable goals. Tenant shall cooperate with Landlord’s efforts in that regard at no material cost or expense to Tenant, provided that the Tenant’s use of the Premises for the Permitted Use is not materially and adversely interferred with. Without limitation, upon request Tenant shall provide such reasonable, non-proprietary, non-confidential information as may be reasonably required by Landlord in connection with obtaining or maintaining such accreditations, ratings and/or certifications. The foregoing provisions shall apply whether Landlord affirmatively seeks an accreditation, rating or certification and following the issuance of such rating, to the extent necessary to assist Landlord in maintaining such accreditation, or to operate voluntarily in accordance with such accreditation, rating or certification.

ARTICLE 24

Patriot Act

As an inducement to Landlord to enter into this lease, Tenant hereby represents and warrants that to Tenant’s knowledge: (i) Tenant is not, nor is it owned or Controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Tenant is not (nor is it owned, Controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) neither Tenant (nor any person, group, entity or nation which owns or Controls Tenant, directly or indirectly) has conducted or will conduct business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including without limitation any assignment of this lease or any subletting or all or any portion of the Premises or the making or receiving of any contribution or funds, goods or services to or for the benefit of a Prohibited Person. In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Tenant of the foregoing representations and warranties shall be an Event of Default, and (y) the representations, warranties and covenants contained in this Article 24 shall be continuing in nature and shall survive the expiration or earlier termination of this Lease.

ARTICLE 25

Letter of Credit

Section 25.1    Letter of Credit. By not later than the date which is three (3) Business Days after the execution of this Lease by both Landlord and Tenant, Tenant shall deliver to Landlord a Letter of Credit (as hereinafter defined) in the amount of the Letter of Credit Amount specified in the Basic Lease Information, as security for the faithful performance and observance by Tenant of the terms, covenants and conditions of this Lease. Tenant covenants and agrees to maintain the Letter of Credit in the Letter of Credit Amount throughout the Term of this Lease. The Letter of Credit shall be in the form of a clean, irrevocable, non-documentary and unconditional letter of credit (the “Letter of Credit”) issued by and drawable upon a commercial bank (the “Issuing Bank”), which is satisfactory to Landlord and which satisfies both the Minimum Rating Agency Threshold (as hereinafter defined) and the Minimum Capital Threshold (as hereinafter defined). Landlord approves Silicon Valley Bank as the Issuing Bank. The “Minimum Rating Agency Threshold” shall mean that the Issuing Bank has outstanding unsecured, uninsured and unguaranteed senior long-term indebtedness that is then rated (without regard to qualification of such rating by symbols such as “+” or “-” or numerical notation) “Baa” or better by Moody’s Investors Service, Inc. and/or “BBB” or better by Standard & Poor’s Rating Services, or a comparable rating by a comparable national rating agency designated by Landlord in its discretion. The “Minimum Capital Threshold” shall mean that the Issuing

Bank has combined capital, surplus and undivided profits of not less than $2,000,000,000. The Letter of Credit shall (a) name Landlord as beneficiary, (b) have a term of not less than one year, (c) permit multiple drawings, (d) be fully transferable by Landlord without the payment of any fees or charges by Landlord, and (e) otherwise be in form and content reasonably satisfactory to Landlord. If upon any transfer of the Letter of Credit, any fees or charges shall be so imposed, then such fees or charges shall be payable solely by Tenant and the Letter of Credit shall so specify. The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one (1) year each thereafter during the Term. The Letter of Credit (as extended) shall not expire prior to the date which is sixty (60) days after the last day of the calendar year in which the Expiration Date (as extended) occurs. If the Issuing Bank does not renew the Letter of Credit upon the expiration thereof, then the Issuing Bank shall send duplicate notices (the “Non-Renewal Notices”) to Landlord by certified mail, return receipt requested (one of which shall be addressed “Attention, Chief Legal Officer” and the other of which shall be addressed “Attention, Chief Financial Officer”) not less than sixty (60) days next preceding the then expiration date of the Letter of Credit stating that the Issuing Bank has elected not to renew the Letter of Credit. The Issuing Bank shall agree with all drawers, endorsers and bona fide holders that drafts drawn under and in compliance with the terms of the Letter of Credit will be duly honored upon presentation to the Issuing Bank at an office location in Boston, Massachusetts or via facsimile presentment. The Letter of Credit shall be issued pursuant to, and shall be subject in all respects to, the Uniform Customs and Practice for Documentary Credits ISP 98, International Chamber of Commerce Practices Publication No. 590 (1998 Revision).

Section 25.2    Application of Security. If (a) an Event of Default by Tenant occurs under this Lease, or (b) Landlord receives a Non-Renewal Notice, or (c) Tenant files a voluntary petition under any Federal or state bankruptcy or insolvency code, law or proceeding, then Landlord shall have the right by sight draft to draw, at its election, all or a portion of the proceeds of the Letter of Credit and thereafter hold, use, apply, or retain the whole or any part of such proceeds, as the case may be, (x) to the extent required for the payment of any Rent or any other sum as to which there is an Event of Default including (i) any sum which Landlord may expend or may be required to expend by reason of such Event of Default, and/or (ii) any damages to which Landlord is entitled pursuant to this Lease, whether such damages accrue before or after summary proceedings or other reentry by Landlord, and/or (y) as a cash security deposit, unless and until, in the case of clause (c) above, Tenant delivers to Landlord a substitute Letter of Credit which meets the requirements of this Article 25. If Landlord applies any part of the proceeds of the Letter of Credit, or cash security, then Tenant, within ten (10) days of Landlord’s written demand, shall amend the Letter of Credit or deliver an additional Letter of Credit which satisfies the requirements of this Article 25 in the amount so applied or retained such that Landlord shall have a Letter of Credit (or Letters of Credit) in the Letter of Credit Amount on hand at all times during the Term. If Tenant shall comply with all of the terms, covenants and conditions of this Lease, then the Letter of Credit or then remaining balance of the cash security, as the case may be, shall be returned to Tenant not later than sixty (60) days after the last to occur of the following: (x) the Expiration Date, (y) the surrender and yield-up of possession of the Premises to Landlord in the manner required by this Lease, and (z) the curing of any outstanding Events of Default under this Lease.

Section 25.3    Transfer. The Letter of Credit shall also provide that Landlord, its successors and assigns, may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the Letter of Credit to the holder of any mortgage upon the Building or the successor landlord in connection with a transfer of the Building, from or as a part of the assignment by Landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the Letter of Credit, in whole or in part, to the transferee and thereupon Landlord shall without any further agreement between the parties, be released by Tenant from all liability therefor. The provisions of this Section 25.3 shall apply to every transfer or assignment of the whole or any portion of said Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Issuing Bank such applications, documents and instruments as may be necessary to effectuate such transfer, and Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith.

Section 25.4    Maintenance of Letter of Credit by Tenant. If, as a result of any drawing by Landlord on the Letter of Credit and the application of such proceeds in accordance with Section 25.2 hereof, the amount of the Letter of Credit shall be less than the then-applicable Letter of Credit Amount, Tenant shall, within ten (10) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Article 25. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Section 25.5    Landlord’s Right to Draw Upon Letter of Credit. The use, application or retention of the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the Letter of Credit, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a “draw” by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw upon the Letter of Credit. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Tenant agrees and acknowledges that (a) the Letter of Credit constitutes a separate and independent contract between Landlord and the Issuing Bank, (b) Tenant is not a third party beneficiary of such contract, (c) Tenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof, and (d) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

Section 25.6    Issuing Bank. If, at any time or from time to time, Landlord determines that an Issuing Bank (i) no longer satisfies the Minimum Rating Agency Threshold, (ii) no longer satisfies the Minimum Capital Threshold, (iii) has been seized or closed by the Federal Reserve

Board, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, or another governmental or regulatory agency or authority, (iv) has become insolvent, or (v) is unwilling or unable to honor the Letter of Credit or to perform its obligations to honor a draw upon the Letter of Credit, then within ten (10) days after demand, Tenant shall deliver to Landlord a replacement Letter of Credit, issued by a replacement Issuing Bank which satisfies the Minimum Rating Agency Threshold and the Minimum Capital Threshold and otherwise satisfies the requirement of this Article 25.

Section 25.7    Reduction of Letter of Credit.

(a)    For purposes hereof, the “Letter of Credit Amount” shall mean the First Letter of Credit Amount, the Second Letter of Credit Amount, or the Third Letter of Credit Amount, as applicable. The “First Letter of Credit Amount” shall mean $1,559,250.00; the “Second Letter of Credit Amount” shall mean $1,894,084.47; and the “Third Letter of Credit Amount” shall mean $1,052,269.16.

(b)    Between the Effective Date and the date which is thirty (30) days after the Freight Elevator Operation Date, the “Letter of Credit Amount” shall be the First Letter of Credit Amount. Between the date which is thirty (30) days after the Freight Elevator Operation Date and the third (3rd) anniversary of the Rent Commencement Date, the “Letter of Credit Amount” shall be the Second Letter of Credit Amount. Between the third (3rd) anniversary of the Rent Commencement Date and the Expiration Date, the “Letter of Credit Amount” shall be the Third Letter of Credit Amount.

(c)    By not later than the date which is thirty (30) days after the Freight Elevator Operation Date, Tenant shall either (x) deliver to Landlord a proposed amendment to the Letter of Credit, which amendment shall be reasonably acceptable to the Landlord, increasing the amount of the Letter of Credit to the Second Letter of Credit Amount, or (y) deliver to Landlord a replacement Letter of Credit in the amount of the Second Letter of Credit Amount, which replacement Letter of Credit shall in all respects comply with all of the requirements of this Article 25. Promptly after delivery of either the proposed amendment to the Letter of Credit or proposed replacement Letter of Credit, Landlord will either (A) execute a consent to the proposed amendment in accordance with the terms thereof, or provide its reasonable objections to such proposed consent or amendment, or (B) consent to the cancellation of the existing Letter of Credit and to the exchange of the replacement Letter of Credit in the Second Letter of Credit Amount for such existing Letter of Credit. Time is of the essence of the delivery of either (A) the foregoing amendment to the existing Letter of Credit increasing the amount of the Letter of Credit to the Second Letter of Credit Amount, or (B) the replacement Letter of Credit in the Second Letter of Credit Amount.

(d)    For purposes hereof, the “Letter of Credit Reduction Conditions” shall mean the following: (i) no Event of Default has occurred under this Lease, and (ii) Tenant shall have provided reasonably satisfactory evidence to Landlord of it having closed on fundraising of not less than $175,000,000.00 (in the aggregate), which fundraising may be in the form of proceeds of a Series B round of fundraising, public offering, equity financing, royalty payments, license or milestone payments and/or grant funding.

(e)    On the third (3rd) anniversary of the Rent Commencement Date, provided that the Letter of Credit Reduction Conditions are satisfied, then the Letter of Credit Amount, or cash proceeds, shall be reduced from the First Letter of Credit Amount to the Second Letter of Credit Amount, as follows: (a) if in the form of cash proceeds, Landlord will, within thirty (30) days after receipt of notice from Tenant requesting a reduction in the amount thereof pursuant to this Section 25.7, deliver the positive excess, if any, of the cash proceeds then being held by Landlord as a security deposit, over the Second Letter of Credit Amount; or (b) if in the form of a Letter of Credit, Tenant shall either (x) deliver to Landlord a proposed consent to an amendment to the Letter of Credit, which amendment shall be reasonably acceptable to the Landlord, reducing the amount of the Letter of Credit to the Second Letter of Credit Amount, or (y) deliver to Landlord a replacement Letter of Credit in the amount of the Second Letter of Credit Amount, which replacement Letter of Credit shall in all respects comply with all of the requirements of this Article 25. Within thirty (30) days after delivery of either the proposed consent to an amendment to the Letter of Credit or proposed replacement Letter of Credit, Landlord will either (A) execute such consent in accordance with the terms thereof, or provide its reasonable objections to such proposed consent or amendment, or (B) consent to the cancellation of the existing Letter of Credit and to the exchange of the replacement Letter of Credit for such existing Letter of Credit.

ARTICLE 26

[Intentionally Omitted]

ARTICLE 27

[Intentionally Omitted]

ARTICLE 28

Miscellaneous

Section 28.1    Choice of Law. This Lease and the rights and obligations of the parties shall be interpreted, construed and enforced in accordance with the Laws of the Commonwealth of Massachusetts, without regard to “conflicts of laws” principals. Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of the state courts of the Commonwealth of Massachusetts. If any term or provision of this Lease shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by Law. The headings and titles to the Articles and Sections of this Lease are for convenience only and shall have no effect on the interpretation of any part of this Lease. All of the Schedules and Exhibits attached hereto are incorporated in and made a part of this Lease.

Section 28.2    Notice of Lease. This Lease shall not be recorded; provided, however, at request of either party, Landlord and Tenant shall execute, acknowledge and deliver a notice of lease in recordable form and complying with applicable Massachusetts laws, and reasonably satisfactory to both Landlord and Tenant. In no event shall such document set forth the rental or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease. Within ten (10) days after the expiration or earlier termination of the Term, Tenant shall enter into such documentation as is reasonably required by Landlord to remove the notice of lease of record.

Section 28.3    Waiver of Jury Trial. Landlord and Tenant hereby waive any right to trial by jury in any proceeding, lawsuit, or other legal action in connection with this Lease.

Section 28.4    Force Majeure. Whenever this Lease requires the taking of an action by Landlord or Tenant, the period of time for the performance of such action shall be extended by (or, if no time period is specified, the performance of such action shall be forgiven for) the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials or fuel, insurrections, war, civil disturbances and other causes beyond the reasonable control of the performing party (“Force Majeure”). However, events of Force Majeure shall not extend any period of time for the payment of Rent or other sums payable by either party, or any period of time for the written exercise of any option or right by either party. For purposes hereof, financial inability shall not be a cause beyond the reasonable control of any party.

Section 28.5    Transfer by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and/or Property referred to herein, and upon such transfer Landlord and the assumption by Landlord’s successor in interest of all obligations hereunder to be performed by Landlord, shall be released from any obligations and liabilities arising or accruing from and after such transfer or assignment, and Tenant agrees to look solely to the successor in interest to Landlord for the performance of such obligations and liabilities.

Section 28.6    Brokerage. Tenant represents to Landlord, and Landlord represents to Tenant, that it has dealt only with the Brokers in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers or other persons claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers or other persons claiming to have represented Landlord in connection with this Lease. Landlord shall pay the commissions of the Brokers earned in connection with this Lease in accordance with the terms of a separate agreement between the respective brokers and the Landlord.

Section 28.7    Authority. Tenant covenants, warrants and represents that: (1) each individual executing, attesting and/or delivering this Lease on behalf of Tenant is authorized to do so on behalf of Tenant; (2) this Lease is binding upon Tenant; and (3) Tenant is duly organized and legally existing in the state of its organization and is qualified to do business in the state in which the Premises are located. Landlord covenants, warrants and represents that: (1) each individual executing, attesting and/or delivering this Lease on behalf of Landlord is authorized to do so on behalf of Landlord; (2) this Lease is binding upon Landlord; and (3) Landlord is duly organized and legally existing in the state of its organization and is qualified to do business in the state in which with Property is located.    Tenant agrees that during the Term and for a period of one (1) year thereafter, neither Tenant nor its agents or any other parties acting on behalf of Tenant shall disclose any matters set forth in this Lease or disseminate or distribute any information concerning the terms, details or conditions hereof (the “Confidential

Information”) to any person, firm or entity without obtaining the express written consent of Landlord unless such disclosure shall be required by law, regulation or administrative authority, or except as may be disclosed to Tenant’s partners, officers, directors, employees, brokers and attorneys or in Tenant’s ordinary course of fundraising or financing, provided that any recipient from Tenant of the Confidential Information is required by Tenant to keep the Confidential Information confidential in accordance with the terms of this Section 28.7. If there is more than one Tenant, or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities. Notices, payments and agreements given or made by, with or to any one person or entity shall be deemed to have been given or made by, with and to all of them. Each term and each provision of this Lease to be performed by the Tenant shall be construed to be both a covenant and a condition.

Section 28.8    Time of the Essence. Time is of the essence with respect to Tenant’s exercise of any expansion, renewal or extension rights granted to Tenant. This Lease shall create only the relationship of landlord and tenant between the parties, and not a partnership, joint venture or any other relationship. This Lease and the covenants and conditions in this Lease shall inure only to the benefit of and be binding only upon Landlord and Tenant and their permitted successors and assigns.

Section 28.9    Survival. The expiration of the Term, whether by lapse of time or otherwise, shall not relieve either party of any obligations which accrued prior to or which may by their terms continue to accrue after the expiration or early termination of this Lease.

Section 28.10    Drafts of Lease. Landlord has delivered drafts of this Lease to Tenant for Tenant’s review only, and the delivery of drafts of this Lease shall not constitute an offer to Tenant, an option or the acceptance of an offer. This Lease shall not be binding upon either party or effective against any party hereto unless and until an original version of this Lease has been executed and delivered by Landlord.

Section 28.11    No Other Agreements. All understandings and agreements previously made between the parties are superseded by this Lease, and neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be amended or modified only by a written agreement signed by both Landlord and Tenant.

Section 28.12    Financial Statements. Tenant shall provide Landlord with its most recent current audited financial statements (including balance sheets and income/expense statements), prepared and certified by an independent certified public accountant, at such times as may be requested by Landlord from time-to-time; provided, however, Landlord shall not request such financial statements (i) more than once in any twelve (12) month period, or (ii) as required in connection with a sale or financing of the Building or Property. In the event that Tenant does not have audited financial statements, Tenant may provide unaudited financial statements to Landlord, which unaudited financial statements shall be certified as true, correct and complete by Tenant’s chief financial officer.

Section 28.13    Landlord Defaults. Landlord shall in no event be in breach or default in the performance of any of Landlord’s obligations under this Lease or any warranties or promises hereunder unless Landlord shall have failed to perform such obligations within thirty (30) days, or, if such default is not reasonably susceptible of being covered within said thirty (30) day period, provided Landlord is diligently prosecuting to completion the cure of such default, such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation. Without limitation, in no event shall Tenant have the right to terminate or cancel this Lease or to withhold rent or to set-off any claim or damages against rent as a result of any default by Landlord or breach by Landlord of its obligations or any warranties or promises hereunder, except as expressly set forth in this Lease or in the case of a wrongful eviction of Tenant from the Premises (constructive or actual) by Landlord continuing after notice to Landlord thereof and a reasonable opportunity for Landlord to cure the same as set forth above. In addition, the Tenant shall not assert any right to deduct the cost of repairs or any monetary claim against the Landlord from Rent thereafter due and payable under this Lease, but shall look solely to the interests of the Landlord in the Property for satisfaction of any such claim.

Section 28.14    Signage. The lobby area of the Building shall contain a directory or directories, which shall be in a location or locations providing reasonable visibility from each entrance to the Building. Tenant shall be entitled to listings on each directory installed from time-to-time in the lobby area of the Building. From time to time, upon request, Landlord will modify each such directory to reflect such changes in the listings as Tenant shall request. In addition, Tenant shall have the right to have a sign identifying Tenant installed on the door of the Premises. All aspects of said door signage (including the size, location, design, materials, colors and appearance thereof) shall be subject to the prior review and approval of Landlord in all respects, which approval shall not be unreasonably withheld, conditioned or delayed. If Landlord grants any other tenant of the Building the right to install signage on the exterior of the Building, or on any monument signage located on the Property, then VOR BioPharma, Inc. shall have the right to have signage of equal size and prominence installed on the exterior of the Building or on such monument signage located on the Property, as applicable; provided, however, the rights with respect to such exterior Building Signage and/or monument signage are and shall be personal to VOR BioPharma, Inc, and in no event shall any successor to VOR BioPharma, of any kind or description, have any such rights to exterior Building signage or monument signage. All aspects of said exterior Building signage and/or monument signage (including the size, location, design, materials, colors and appearance thereof) shall be subject to the prior review and approval of Landlord in all respects, which approval shall not be unreasonably withheld, conditioned or delayed.

Section 28.15    Parking. During the Term, Landlord will provide or will cause the garage operator to provide two (2) parking passes per every 1,000 rentable square feet of the Premises, for use of unreserved parking spaces located in the structured parking garage commonly known as 140 CambridgePark Drive or the structured parking facilities commonly known as 88 CambridgePark Drive and/or 160 CambridgePark Drive, respectively, as may be designated by Landlord from time-to time (each, a “Parking Facility”). In the event that Tenant surrenders any of the parking passes during the Term, Tenant’s right to receive the surrendered parking passes at a future date shall be subject to availability. Commencing on the Commencement Date and thereafter throughout the Term, Tenant shall pay, as Additional Rent, a monthly parking charge for such parking passes. For the first twelve (12) months of the Term, the monthly parking charge shall be $150.00 per month per parking pass. Commencing on the first (1st) anniversary of the Commencement Date, and on each subsequent anniversary of the

Commencement Date, the monthly parking charge per parking pass shall be increased to be an amount equal to one hundred and four percent (104%) of the monthly parking charge per parking pass payable during the immediately preceding twelve (12) month period. The parking passes shall be used only for parking duly registered and operating private passenger motor vehicles owned and operated by Tenant or its employees. Except for transfers of any parking passes to permitted subtenants, assignees and/or pursuant to a Permitted Transfer, the parking passes shall not be transferable. Landlord shall have the right from time to time to designate the location of parking spaces and to promulgate reasonable rules and regulations regarding the Parking Facilities and the use thereof. Tenant shall comply with and cause its employees to comply with all such rules and regulations as well as all reasonable additions and amendments thereto. Except to the extent otherwise provided in M.G.L. Chapter 186, Section 15, neither the operator of the Parking Facility nor Landlord shall be liable for any loss, injury or damage to persons using the Parking Facility or motor vehicles or other property therein, and, to the fullest extent permitted by law, the use of the Parking Facility shall be at the sole risk of Tenant and its employees.

Section 28.16    No Partnership. No provision contained in this Lease shall be considered or construed to create a partnership or joint venture between Landlord and Tenant, or to create any other relationship between the parties, other than that of landlord and tenant.

[Signatures on next page]

Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

PPF OFF 100 CAMBRIDGE PARK DRIVE, LLC,
a Delaware limited liability company

By:	PPF OFF Cambridge Park Holdings, LLC,
a Delaware limited liability company,
its member

	By:	PPF MASS REIT, LLC,
a Delaware limited liability company,
its member

		By:	PPF OP, LP,
a Delaware limited partnership,
its sole member

			By:	PPF OPGP, LLC,
a Delaware limited liability company,
its general partner

				By:	Prime Property Fund, LLC,
a Delaware limited liability company,
its sole member

					By:	Morgan Stanley Real Estate Advisor, Inc.,
a Delaware corporation,
its Investment Adviser

						By:	/s/ Jennie Pries Friend
Name: Jennie Pries Friend
Title: Managing Director

TENANT:

VOR BIOPHARMA, INC.,
a Delaware corporation

By:	/s/ Robert Ang
Name:	Robert Ang
Title:	CEO

EXHIBIT A-1

FLOOR PLAN OF PREMISES – 4TH FLOOR

EXHIBIT A-1

EXHIBIT A-2

FLOOR PLAN OF PREMISES – TENANT MATERIALS STORAGE AREA- 1ST FLOOR

EXHIBIT A-2

EXHIBIT A-3

FLOOR PLAN OF PH NEUTRALIZATION AREA- 3RD FLOOR

EXHIBIT A-3

EXHIBIT A-4

PLAN OF PENTHOUSE AREA AND ROOFTOP AREA

EXHIBIT A-4

EXHIBIT B

FORM OF COMMENCEMENT DATE LETTER

Date:

Tenant:

Address:

Re:	Commencement Letter with respect to that certain Lease dated as of by and between , as Landlord, and , as Tenant, for square feet of Rentable Area on the floor of the Building located at .

Dear:                     :

In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and agrees:

A. The Commencement Date of the Lease is                                         ;

B. The Rent Commencement Date of the Lease is                                         ;

C. The Expiration Date of the Lease is                                         .

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention.

Sincerely,

Property Manager

Agreed and Accepted:

Tenant:

By:
Name:
Title:
Date:

EXHIBIT B

EXHIBIT C

BASE BUILDING WORK MATRIX

System	Description	Base Building	Tenant Work
LEED Certification	LEED Gold or Silver Core & Shell LEED Certification	N/A
	LEED Certification of tenant spaces. (If desired by tenant)		X

Building Code	Base Building construction in accordance with requirements of Massachusetts State Building Code	X
	Tenant area construction in accordance with requirements of Massachusetts State Building Code, current edition at time of filing		X

Site Work	All site work from the Building face to back of curb, sidewalks, exterior lighting, landscaping	X
	Building sanitary sewer connection	X
	Building domestic water connection	X
	Building natural gas connection	X
	Building electrical gas connection	X
	Tel./data conduits from outside building into basement room	X

Building Shell	Building envelope systems	X
	Enclosed mechanical penthouse for base building systems and any allocations for tenant equipment	X

Structural	14’-0” floor-to-floor height on the Ground Floor 12’-6” floor-to-floor height for typical lab-ready floors	X
	Floor systems on all floors capable of supporting live load criteria of 80 PSF. Loading dock shall be designed for 250 PSF.	X
	Floors designed to vibration design criteria for typical office use.	X
	All pads, curbs, access platforms and support systems required to support and enable access to Tenant mechanical equipment, and/or Tenant modifications to Base Building systems.		X
	Any structural improvements, modifications required to meet more stringent floor vibration criteria, openings, modifications or other changes to the Base Building structural system requested by or on behalf of Tenant.		X

EXHIBIT C -1-

System	Description	Base Building	Tenant Work
Base Building Common Areas	Ground floor lobby.	X
	Loading dock including loading bays, dock equipment, trash, recycling, and allocations for tenant staging and storage.	X
	Service rooms - i.e., electrical vault, main electrical service rooms, main tel/data demarcation room, water and gas entry rooms, fire pump room – all above flood Level	X
	Exit stairs and passageways.	X
	Toilet rooms, janitor closets, tel/data and electric closets, and egress stairways serving each floor.	X
	Common corridors and elevator lobbies on multi-tenant floors.	X

Vertical Transportation	Passenger elevators accessing lobby and upper occupied floors	X
	Service elevator from lowest below-grade level to highest penthouse level	X

Tenant Areas	Vapor barrier and insulation at exterior walls.	X
	Light gage framing, interior drywall, and finish at exterior walls.		X
	Enclosure and finish on interior columns		X
	Shaft enclosures for Base Building systems.	X
	Shaft enclosures allocated for Tenant systems.		X
	Additional tenant-specific shaft enclosures allocated for Tenant systems.		X
	Partitions, ceilings, flooring, finishes, doors (including suite entry doors), millwork and all related office and laboratory fit-out within Tenant areas.		X

Window Treatment	Building standard perimeter soffits, window sills, and blinds or shades at all windows.		X

HVAC System	The base building HVAC System is designed to support a 50/50 mix of laboratory and office uses on lab-ready tenant floors, together with retail and common uses on the ground floor. Services and systems for the retail space are separate from the services and systems for the Tenant, except that water will be metered by the City at the building entrance and sub-metered by the Building BAS; and shaft space will be allowed for retail restaurant space exhaust.	X

EXHIBIT C -2-

System	Description	Base Building	Tenant Work
General make up air and exhaust system with heat recovery coils and run around loop capacity based on 1 CFM/usable SF for offices, 1.50 CFM/usable SF for labs, assuming a 50% office / 50% lab split.
N/A
	Lab fume hood exhaust systems on the roof	X
	Additional and specialty dedicated exhaust fans and air handling units, with noise and reinternment subject to Landlord review. Retail restaurant exhaust duct and fan.		X
X
	Hot water boiler system.	X
	Construction and finish of space on mechanical floors and/or penthouse to accommodate “off-floor” base building infrastructure	X
	RODI water skid system – acquisition and installation	18.2%	81.8%
	Vacuum, compressed air.		X
	Tenant specialty lab equipment installed on mechanical floors and/or penthouse		X
	Shaft space for tenant duct risers.	X
	Shaft space for tenant pipe risers.	X
	Supply and exhaust air ductwork, piping, VAV boxes, registers and controls for HVAC in building and floor common spaces.	X
	Supply and exhaust air ductwork, piping, VAV boxes, registers and controls for HVAC within the tenant space.		X
	Specialty exhaust air, make-up air, humidification, dehumidification, and piping systems for tenant needs.		X
	Electricity, airflow, natural gas, and cooling water will be sub-metered.		X

Natural Gas System	Base building services.	X
	Gas service capable of providing medium-pressure service from utility to accommodate both Base Building equipment and projected Tenant loads.	X
	Gas piping for Base Building equipment.	X
	Gas piping for tenant equipment.		X

Plumbing System	Building common toilet and shower room plumbing and fixtures to meet code requirements for laboratory use.	X
	Booster pumps to provide sufficient psi at the top tenant floor. Valved take-offs at each floor.	X

EXHIBIT C -3-

System	Description	Base Building	Tenant Work
	Grease trap for retail restaurant		X
	Waste and vent risers on each floor, for tie-ins for domestic use are located in distributed vertical utility chases through each floor plan.		X
	Tenant’s non-potable boilers and water heaters for laboratory use and for small specialty use such as kitchenettes in in tenant areas.		X
	Distribution of domestic cold water from base building risers.		X
	PH System	X
	Lab waste stacks for tenant to connect to PH System		X
	Laboratory waste collection sampling ports		X
	Laboratory waste neutralization system including; PH Room and plumbing to the street.	X
	Laboratory gases (i.e. Tenant’s head-end, distribution piping, and termination of gas services i.e. high-purity water, compressed air, vacuum, nitrogen, and other gases.)		X
	Tempered Water System & Piping within tenant space		X
	Tempered water heater and distribution piping to Building Common area emergency eyewash/shower units.	X
	Tempered water heater and distribution piping to Tenant area emergency eyewash/shower units.		X

Metering	Air distribution shall be metered by the BAS for all tenants through individual terminal units.		X
	Potable/non-potable, primary/secondary chilled water, and heating and re-heat water within Tenant areas can be metered at Tenant’s option. Building standard meters shall be provided by tenant.		X
	Primary service feeds.	X
	Building electrical service.	X
	Bus duct risers to electrical rooms on each floor. Allocation does not include power for central MEP equipment (base building equipment and/or tenant additional equipment) located on mechanical floors or in the penthouse. Power for shell and core equipment will be provided by means of a separate distribution arrangement.	X

EXHIBIT C -4-

System	Description	Base Building	Tenant Work
	Bus Duct taps, CT cabinets, utility company metering, and feeders to tenant space. Meters shall be located on every floor per utility company requirements.		X
	Electrical panels, transformers, receptacles & lighting in Building and Floor Common areas.	X
	Electrical panels, transformers, receptacles & lighting in Tenant areas.		X
	Life safety lighting in Building Common areas.	X
	Life safety lighting in Tenant areas.		X
	Life safety emergency generator(s) for code-required Base Building egress lighting, fire alarm systems, elevators and fire pumps. (Describe if any emergency power is allocated for tenant exhaust systems.)	X
	Additional Standby power system		X
	Stand-by power system capacity in up to 5 watts per SF provided by Landlord. UPS, and all associated equipment to provide stand-by power as required by Tenant, with noise and emissions subject to Landlord approval.	X
	Fuel oil storage tank, transfer pumps and distribution piping for Base Building emergency power generation.	X
	Fuel oil storage tank, transfer pumps and distribution piping for Tenant-specific stand-by power generation.		X
	Lightning protection system, for building and Base Building equipment.	X
	Lightning protection system for tenant equipment.		X

Fire Protection System	Combination sprinkler/standpipe system with fire department valves and based on light hazard occupancy, including:
	Fire department connection, alarm valve flow protection and standpipe in each stair.	X
	Fire Pump and all related controls	X
	Flow control valve station in stair at each floor.	X
	Primary feed / loop downstream of flow control valve.	X
	Building Common area sprinkler heads and piping.	X
	Tenant area sprinkler heads and piping.		X

EXHIBIT C -5-

System	Description	Base Building	Tenant Work
	Special extinguishing systems for Tenant requirements.		X
	Modification of sprinkler/standpipe system to suit tenant build-out and Tenant hazard index.		X
	Fire Extinguisher Cabinets in Building Common areas with appropriate Fire Extinguisher.	X
	Building standard Fire Extinguisher Cabinets in Tenant areas with appropriate Fire Extinguisher.		X

Fire Alarm System	Base Building expandable addressable fire alarm system that meets all high-rise code requirements. Base Building system to include separate circuits and a fire alarm terminal cabinet on each floor ready for connection by Tenant.	X
	Detection and annunciation devices in Building Common areas.	X
	Detection, annunciation and all wiring in Tenant areas and as required to connect to the Base Building system.		X

Tel./Data System	Building Common demarcation room, connected to two tel./data closets on each floor with sleeves through each floor to each closet.	X
	Tel. / data wiring, conduits and outlets for Tenant areas from Building and Floor Common tel. / data closets, plus extensions from closets to the demarcation room for Tenant carrier services.		X

Security System	Building wide security network system for monitoring and access control at building entrances and loading dock.	X
	Card access at Building main entries, service doors, and traveling cable connections for elevators	X
	Electrified door hardware and wiring on interior egress doors.	X
	Card access control and/or alarm systems into or within Tenant’s premises. Access control at egress doors must be connected to the Base Building Fire Alarm system.		X
	Lobby security desk with CCTV monitors and loading dock controls.	X

Signage	Building and site exterior address, directional, and building identity signage.	X

EXHIBIT C -6-

System	Description	Base Building	Tenant Work
	Building and Floor Common areas interior signage.	X
	Signage within Tenant areas.	X
	Tenant exterior signage subject to Landlord approval. Landlord will design, permit and install.		X

EXHIBIT C -7-

EXHIBIT D

WORK LETTER

This Work Letter sets forth the terms and conditions relating to the construction of the initial tenant improvements in the Premises. This Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Work Letter to Articles or Sections of “this Lease” shall mean the relevant portion of the Lease to which this Work Letter is attached as Exhibit D and of which this Work Letter forms a part, and all references in this Work Letter to Sections of “this Work Letter” shall mean the relevant portion of this Work Letter.

1.	LANDLORD WORK AND MAXIMUM ALLOWANCE AMOUNT

Landlord shall build-out the Premises which shall include the construction of all alterations expressly and specifically set forth on the Construction Documents (collectively, the “Landlord’s TI Work”) at Landlord’s cost and expense; provided, however, in no event shall Landlord be obligated to incure more than $6,067,630.00 (the “Maximum Allowance Amount”) arising out of or in connection with the performance of the Landlord’s TI Work, and the obligations of Landlord to perfrom the Landlord’s TI Work shall in all respects be subject to the payment by Tenant of any applicable Over-Allowance Amount (as hereinafter defined).    The Landlord’s TI Work shall be performed in a first-class, workmanlike manner.

2.	CONSTRUCTION DOCUMENTS

2.1    Selection of Architect. Landlord has retained RE Dinneen (the “Architect”) and AHA as the MEP engineer to prepare the Construction Documents (defined in Section 2.3) for the Landlord’s TI Work. All Construction Documents shall comply with the drawing format and specifications as determined by Landlord, and shall be subject to approval by both Landlord and Tenant as set forth herein.

2.2    Final Space Plan. Tenant has approved the preliminary space plan prepared by the Architect, on behalf of the Contractor, attached as Attachment 1 hereto (the “Fit Plan”). On or before the date set forth in Attachment 2, attached hereto, the Architect shall prepare a more detailed space plan (the “Space Plan”) for Tenant for the Premises, which Space Plan shall be reasonably consistent with the Fit Plan. The Architect shall deliver the Space Plan and the Contractor (as hereinafter defined) shall deliver a preliminary budget for the cost of performing the work shown on the Space Plan to Landlord and Tenant for their approval. Landlord and Tenant shall review and provide any comments and requested changes to the Space Plan within five (5) Business Days of receipt thereof. In the event that Tenant or Landlord have any comments or requested changes to the Space Plan, Landlord shall use reasonable efforts to cause the Architect to prepare and circulate a modified Space Plan within five (5) Business Days of Architect’s receipt of any requested changes from Tenant or Landlord. Such process of submittal and response within the time frames specified in the preceding sentence shall continue until each of Landlord and Tenant gives written approval to the Space Plan, with the understanding that the Final Space Plan (as defined below) shall be approved no later than the

EXHIBIT D -1-

date set forth for such approval on Attachment 2. Once Landlord and Tenant approve the Space Plan, the Space Plan shall be considered to be final (the “Final Space Plan”). Time is of the esence of this Section 2.2.

2.3    Construction Documents. On or before the date set forth in Attachment 2, provided that the Final Space Plan is approved by the date set forth in Attachment 2, the Architect will prepare draft construction documents consistent with the Final Space Plan which draft construction documents and a preliminary budget for the cost of performing the work shown on the draft construction documents shall be submitted to Landlord and Tenant for their approval. Landlord and Tenant shall review and provide any comments or requested changes to the draft construction documents within five (5) Business Days of receipt thereof, and Landlord shall use reasonable efforts to cause the Architect to prepare and circulate modified draft construction documents within five (5) Business Days of its receipt of any requested changes from Tenant or Landlord. In no event may Tenant require any changes to the draft construction documents that are inconsistent with the Final Space Plan, except to the extent such changes are a part of any value engineering performed by Tenant in accordance with Section 3.4 hereof. Such process of submittal and response within the time frames specified in the preceding sentence shall continue until each of Landlord and Tenant gives written approval to such draft construction documents, and the draft construction documents shall be considered final once approved by the Landlord and the Tenant, with the understanding that the draft construction documents shall be approved no later than the date set forth for such approval on Attachment 2. Once Landlord and Tenant approve the draft construction documents, the draft construction documents shall be considered to be final construction documents (the “Approved Construction Documents”). Time is of the essence of this Section 2.3.

2.4    Tenant Changes. Subject to the provisions of Section 3.4 of this Work Letter, Tenant may, from time to time, prior to the commencement of the respective component of the Landlord’s TI Work, but following the completion of the Approved Construction Documents, request a change in the Landlord’s TI Work shown on the Approved Construction Documents (“Tenant Change”). Each such proposed Tenant Change shall be subject to the prior approval of Landlord, not to be unreasonably withheld or conditioned, and which approval shall be granted or denied within five (5) Business Days after delivery of such Tenant Change to Landlord. Landlord shall have no obligation to approve or perform any Tenant Change if, in Landlord’s reasonable judgment, such Tenant Change (i) would delay completion of the Landlord’s TI Work beyond the Substantial Completion Date set forth on Attachment 2; (ii) would materially increase the cost of performing the Landlord’s TI Work or any other work in the Building, unless in each case Tenant agrees to pay such costs based on Landlord’s Change Estimate Notice (as defined below), (iii) are incompatible with the design, quality, equipment or systems of the Building or otherwise require a change to the existing Building systems or structure, each in a manner that would not otherwise be required in connection with the improvements contemplated by the Fit Plan, (iv) is not consistent the first class nature of the Building, or (v) otherwise do not comply with the provisions of the Lease.

2.5    Permits. Following the approval of the Approved Construction Documents, the Contractor (as hereinafter defined) shall submit the Approved Construction Documents to the appropriate municipal authorities for all applicable building permits necessary to allow the Contractor to commence and fully complete the construction of the Landlord’s TI Work (the “Permits”).

EXHIBIT D -2-

2.6    Time Deadlines. The applicable dates for approval of items, plans and drawings as described in this Section 2, Section 3, below, and in this Work Letter are set forth in Attachment 2 (the “Time Deadlines”) attached hereto.

3.	CONTRACTOR AND COSTS OF TENANT CHANGES

3.1    Contractor. Landlord shall engage PIDC Construction (the “Contractor”) to perform the Landlord’s TI Work. The contract with the Contractor shall be on the basis of a guaranteed maximum price (the “GMP”). The GMP shall be determined based upon the following:

•	Contractor’s Fee: 3.5% of the total project costs of the Landlord’s TI Work.

•	Cost of the Landlord’s TI Work: Determined based on bids obtained from subcontractors in accordance with Section 4.7 below.

•	Contingency: 5% of the total project costs of the Landlord’s TI Work.

3.2    Cost Proposal. Following approval of the Approved Construction Documents, Landlord shall provide Tenant with a cost proposal in accordance with the Approved Construction Documents, which cost proposal shall include, as nearly as possible, the cost of all Landlord’s TI Work to be incurred by Tenant in connection with the design and construction of the Landlord’s TI Work and shall include a GMP proposal from Landlord’s Contractor in accordance with Section 3.1 above (collectively, the “Cost Proposal”). The Cost Proposal shall include, among other things, a project management fee payable to the Landlord’s project manager of three and one-half percent (3.5%) of the project costs, the Contractor’s fee, general conditions, and a reasonable contingency. The Cost Proposal may include early trade release packages for long lead time items such as mechanical equipment. Tenant shall approve the Cost Proposal within five (5) Business Days of the receipt of the same; provided, however, (i) if Tenant is not satisfied with the amount of the general conditions set out in the Cost Proposal, then Tenant shall have the right, within five (5) Business Days following its’ receipt of the Cost Proposal, to request that Landlord and Tenant jointly engage a mutually acceptable independent contractor or construction consultant to conduct a peer review of the amount of the general conditions set out in the Cost Proposal (the costs of said peer review to be shared equally by Landlord and Tenant); and (ii) Tenant shall have the right to request Tenant Changes to the Approved Construction Documents within such five (5) Business Days following its receipt of the Cost Proposal for the purpose of value engineering, in which event the Landlord will cause the Architect to revise the Approved Construction Documents based upon the changes requested by Tenant, as aforesaid, and the Contractor to provide a new Cost Proposal to Landlord and Tenant for their approval. Without limitation, the approval by Tenant of the Cost Proposal shall not be unreasonably withheld, conditioned or delayed. Upon Tenant’s approval of a Cost Proposal, Landlord shall cause the Contractor to purchase the items set forth in the Cost Proposal and to commence the performance of the Landlord’s TI Work. The date on which Tenant approves the Cost Proposal shall be known hereafter as the “Cost Proposal Delivery Date”. Time is of the esence of this Section 3.2.

EXHIBIT D -3-

3.3    Over-Allowance Amount. If the amount of the Cost Proposal is equal to, or less than, the Maximum Allowance Amount, then Tenant shall not be obligated to pay any of the costs and expenses of the Landlord’s TI Work. If the amount of the Cost Proposal exceeds the Maximum Allowance Amount (the amount of such excess, the “Over Allowance Amount”), then Tenant shall pay to Landlord the Over Allowance Amount. Tenant shall make progress payments to Landlord on account of the Over Allowance Amount on a monthly basis, within thirty (30) days of receipt of each Billing (as hereinafter defined). Each such monthly payment shall be an amount equal to the amount of the subject Billing, multiplied by a fraction, expressed as a percentage, the numerator of which is the Over Allowance Amount, and the demonimator of which is the total amount of the Cost Proposal. Notwithstanding the foregoing, from and after the date that Landlord has contributed the Maximum Allowance Amount towards the costs and expenses of the Landlord’s TI Work, Tenant shall pay one hundred percent (100%) of each Billing. A Billing may not be submitted by Landlord to Tenant more than one time per calendar month. A “Billing” shall be defined as any invoice from Landlord setting forth in reasonable detail the amount due from Tenant, and shall include invoices from contractors, vendors and service providers, and applications for payment from the Contractor for work completed through the date of the Billing, as certified by the Contractor. Unless otherwise agreed by the parties, all Landlord’s TI Work paid for by the Over-Allowance Amount shall be deemed Landlord’s property under the terms of the Lease. Tenant hereby acknowledges and agrees that Tenant shall be responsible for all costs associated with the Landlord’s TI Work to the extent the same exceed the Maximum Allowance Amount (notwithstanding the content of the Cost Proposal). All amounts payable by Tenant hereunder constitute Additional Rent payable pursuant to the Lease, and the failure of Tenant to timely pay same shall be an Event of Default.

3.4    Cost of Tenant Changes. If Tenant shall request a Tenant Change, then Landlord shall provide Tenant in writing (a “Landlord’s Change Estimate Notice”) with (x) the estimated additional costs of design and/or construction of the Landlord’s TI Work that Landlord determines will be incurred as a result of such Tenant Change, on an order of magnitude basis, and (y) the estimated Tenant Delay, if any, as a result of such proposed Tenant Change. Tenant shall, within three (3) Business Days following receipt of Landlord’s Change Estimate Notice, notify Landlord in writing whether it elects to proceed with the applicable Tenant Change or to withdraw such proposed Tenant Change. Tenant’s failure to respond in such three (3) Business Day period shall be deemed to be an election to withdraw the proposed Tenant Change. In no event will Landlord have any obligation to implement a proposed Tenant Change unless and until Tenant confirms in writing its acceptance of the additional costs and/or Tenant Delays, if any, resulting from the proposed Tenant Change, as set forth in the Landlord’s Change Estimate Notice. The cost of any Tenant Change shall be determined on a net basis; i.e. taking into account the savings, if any, resulting from such Tenant Change. Without limitation, Tenant acknowledges that any extension of time due to a Tenant Change will not cause an extension of the Commencement Date. Landlord shall be authorized to proceed with work described in a Tenant Change upon receipt of Tenant’s notice to proceed following the giving of Landlord’s Change Estimate Notice. Time is of the esence of this Section 3.4.

EXHIBIT D -4-

4.	COMPLETION OF THE LANDLORD WORK; COMMENCEMENT DATE

4.1    Substantial Completion. “Substantial Completion” shall be the date that (1) Landlord completes construction of Landlord’s TI Work substantially in accordance with the Approved Construction Documents, other than minor work which does not materially affect Tenant’s use of, or access to, the Premises, (2) the Premises and those portions of the Common Areas of the Building which affect Tenant’s occupancy of the Premises are in conformance with all applicable Laws, (3) all structural elements and subsystems of the Building which serve the Premises, including but not limited to HVAC, mechanical, electrical, lighting, plumbing, and life safety systems, are in good working condition and repair, (4) Landlord has delivered to Tenant a certificate of substantial completion from the Architect stating that the Landlord’s TI Work is substantially complete, and (5) all governmental inspections of Landlord’s TI Work which are required in order for Tenant to be permitted to lawfully occupy the Premises have been completed.

4.2    Tenant Delay of the Substantial Completion of the Premises. Each of the following shall constitute a “Tenant Delay”:

4.2.1    Tenant’s failure to comply with the Time Deadlines;

4.2.2    Tenant’s failure to timely approve any matter requiring Tenant’s approval within the time periods set forth in this Work Letter (which shall mean any period longer than five (5) Business Days or such shorter time period as may be expressly set forth in this Work Letter) except to the extent that Tenant is deemed to consent to any such request for approval in accordance with the terms of this Work Letter;

4.2.3    A breach by Tenant of the material terms of this Work Letter or the Lease (provided that Landlord shall provide Tenant prior written notice specifying the nature of the breach and resulting delay);

4.2.4    Any Tenant Change;

4.2.5    Tenant’s requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion, as set forth in Attachment 2, after having been informed, in writing, by Landlord that such materials, components, finishes or improvements will cause a delay in completion of the Landlord’s TI Work; and/or

4.2.6    Any other act or omission of Tenant or anyone acting by, through or under Tenant that causes a delay in the Landlord’s TI Work or any process described in this Work Letter (provided that Landlord shall provide Tenant with written notice specifying the nature of the acts or omissions giving rise to the delay and the resulting delay promptly after Landlord acquires actual knowledge thereof).

EXHIBIT D -5-

Any increased costs of the Landlord’s TI Work arising out of or resulting from Tenant Delay shall be shall be paid by Tenant to Landlord in accordnace with Section 3.3 above as an addition to the Over Allowance Amount.

The determination of the length of any Tenant Delay shall be as follows: (i) any delays pursuant Sections 4.2.1 and 4.2.2 in the definition of Tenant Delay shall be equal to one (1) day for each day that the applicable Tenant Delay continues beyond the applicable time period required under this Lease, (ii) any delays pursuant to Sections 4.2.4 and 4.2.5 in the definition of Tenant Delay shall be equal to the number of days set forth in Landlord’s Change Estimate Notice or any other notice delivered to Tenant by Landlord pursuant to the terms of Section 4.2.5 hereof, and (iii) with respect to any other Tenant Delay, (x) in no event shall any act or omission be deemed to be a Tenant Delay until and unless Landlord has given Tenant written notice (the “Tenant Delay Notice”) advising Tenant (A) that a Tenant Delay is occurring, and (B) of the basis on which Landlord has determined that a Tenant Delay is occurring, and (y) no period of time prior to the time that Tenant receives a Tenant Delay Notice shall be included in the period of time charged to Tenant pursuant to such Tenant Delay Notice.

4.3    Walk-through and Punchlist. Upon Substantial Completion the Contractor shall inspect the Premises with a representative of Tenant and prepare a mutually acceptable punch list of unfinished items of the Landlord’s TI Work. The items listed on such punch list shall be completed by the Contractor within thirty (30) days after the approval of such punch list or as soon thereafter as reasonably practicable, provided that in the event a punch list item reasonably requires longer than thirty (30) days to complete, then the Contractor shall commence the completion of such particular item within thirty (30) days and diligently pursue the same to completion. The completion of the punchlist items will not limit or detract from the occurrence of the Substantial Completion of the Premises or the occurrence of the Commencement Date.

4.5    Delay Not Caused by Parties. Neither the Landlord nor Tenant shall be considered to be in default of the provisions of this Work Letter for delays in performance to the extent due to events of force majeure; provided, however, in no event will financial inability be considered to be an event of force majeure.

4.6    Delivery. Landlord’s failure to Substantially Complete the Landlord’s TI Work on or before the anticipated date of Substantial Completion, as set forth in Attachment 2, or to substantially complete any element of the Landlord’s TI Work, shall not give rise to any liability of Landlord hereunder, shall not constitute a default by Landlord, and shall not affect the validity of this Lease, except as expressly provided in Section 3.3 of the Lease.

4.7    Bid Process. Landlord will cause the Contractor to use commercially reasonable efforts to obtain at least three (3) bids from each qualified subcontractor for subcontracts anticipated to cost in excess of Three Hundred Fifty Thousand Dollars ($350,000.00) (each, a “Major Subcontractor”) in connection with the Landlord’s TI Work, and shall share such bids with Tenant promptly after receipt thereof. Without limiting the generality of the foregoing, the selection of subcontractors for the Landlord’s TI Work shall be conducted on an “open book” basis as between Landlord, Contractor and Tenant, and Tenant shall have the right to review all bid materials received by Contractor prior to the selection of each Major Subcontractor. Landlord and Contractor shall keep Tenant reasonably informed in the selection of the

EXHIBIT D -6-

subcontractors for the Landlord’s TI Work, provided that in the event of any disagreement between the parties, Landlord shall have the right, in its sole but reasonable discretion, and acting in good faith, to make all final determinations regarding the choice of each subcontractor.

4.8    Landlord’s Warranty. Landlord hereby warrants and represents to Tenant that the Landlord’s TI Work shall be performed: (i) in a good and workmanlike manner, free of all defects in materials and workmanship; (ii) in all material respects, in accordance with the Approved Construction Documents, and (iii) in accordance with all applicable Laws. The Landlord warranty and representations set forth in this Section 4.8 are referred to herein as “Landlord’s Warranty”. If, on or before the Warranty Expiration Date (as hereafter defined), Tenant gives Landlord written notice of any breach of Landlord’s Warranty promptly after Tenant becomes aware of such breach, Landlord shall, at no cost to Tenant, correct or repair such breach as soon as conditions reasonably permit and as to which, in any case, Tenant shall have given notice to Landlord, as aforesaid. The “Warranty Expiration Date” shall be defined as the date twelve (12) months after the Commencement Date. Except to the extent to which Tenant has given Landlord notice that Landlord has breached Landlord’s Warranty, Tenant shall be deemed conclusively to have: (i) approved the Landlord’s TI Work, (ii) waived any claim that Landlord has breached Landlord’s Warranty, and (iii) have agreed that Tenant has no claim that Landlord has failed to perform any of Landlord’s obligations under this Exhibit D. The provisions of this Section 4.8 set forth the Tenant’s sole remedies for any breach of the Landlord’s Warranty; provided, however nothing in this Section 4.8 shall be deemed to relieve the Landlord of its responsibilities to perform maintenance and repairs as required pursuant to Section 7.2 of the Lease.

5. MISCELLANEOUS

5.1    Tenant’s Representative. Tenant has designated John DeSimone as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter. Tenant shall have the right, during the performance of the Landlord’s TI Work, to have Tenant’s representative participate in weekly construction meetings with Landlord and the Contractor as to the status of the performance of Landlord’s TI Work.

5.2    Landlord’s Representative. Landlord has designated Laura Mintz and Tom Congoran as its sole representatives with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

5.3    Days Designated in This Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days.

5.4    General. This Work Letter shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the Premises or any additions to the Premises in the event of a renewal or extension of the original Lease Term, whether by any options under the Lease or otherwise, unless and to the extent expressly provided in the Lease or any amendment or supplement to the Lease that such additional space is to be delivered to Tenant in the same condition the initial Premises is to be delivered.

EXHIBIT D -7-

5.5    Disputes. Any disputes relating to provisions or obligations in this Lease in connection with the Base Building Work or Landlord’s TI Work shall be submitted to arbitration in accordance with the provisions of applicable state law, as from time to time amended. Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations and procedures from time to time in effect as promulgated by the American Arbitration Association. Notwithstanding the foregoing, the parties hereby agree that the arbitrator for any disputes relating to the Base Building Work or Landlord’s TI Work shall be a construction consultant experienced in the construction of office/laboratory buildings in the City of Cambridge, as mutually agreed upon by the parties, or, if not then designated by the parties, within ten (10) days after either party makes a request for arbitration hereunder, or (if the parties do not mutually agree upon such arbitrator) as designated by the Boston office of the American Arbitration Association upon request by either party. Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association’s office in Boston, Massachusetts. The arbitrator shall hear the parties and their evidence. The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in the appropriate court of law; and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside the Commonwealth of Massachusetts by registered mail or by personal service, provided a reasonable time for appearance is allowed. The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his award or decision. Except where a specified period is referenced in this Lease, no arbitrable dispute shall be deemed to have arisen under this Lease prior to the expiration of the period of thirty (30) days after the date of the giving of written notice by the party asserting the existence of the dispute together with a description thereof sufficient for an understanding thereof. In connection with the foregoing, it is expressly understood and agreed that the parties shall continue to perform their respective obligations under the Lease during the pendency of any such arbitration proceeding hereunder (with any adjustments or reallocations to be made on account of such continued performance as determined by the arbitrator in his or her award).

[Remainder of page intentionally left blank.]

EXHIBIT D -8-

ATTACHMENT 1

FIT PLAN

EXHIBIT D -9-

ATTACHMENT 2

TIME DEADLINES

Building Permit Filed – 12/27/19

100% Construction Documents – 1/10/20

GMP / Cost Proposal Delivery Date - 1/24/20

Construction Commences – 2/10/20

Delivery of Space - 6/8/20

EXHIBIT D -10-

EXHIBIT E

FREIGHT ELEVATOR PLAN

RECEIVING
ELEVATOR
VESTIBULE
CHEM.
WASTE
BIO
WASTE
ELEVATOR
MECH.
ROOM
EP

4th Floor Frieght Elevator Plan

100 CAMBRIDGEPARK DRIVE
CAMBRIDGE, MA

EXHIBIT E

EXHIBIT F

BUILDING RULES AND REGULATIONS

Capitalized terms have the same meaning as defined in the Lease.

1.

Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant’s employees to loiter in Common Areas or elsewhere about the Building or Property.

2.

Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances. Damage resulting to fixtures or appliances by Tenant, its agents, employees or invitees, shall be paid for by Tenant, and Landlord shall not be responsible for the damage.

3.

No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Landlord’s cost and expense, using the standard graphics for the Building. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks, tape or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel.

4.

Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing.

5.

Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord’s prior written consent and Landlord shall have the right to retain at all times and to use keys to all locks within and into the Premises. A reasonable number of access cards or keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant’s cost, and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or early termination of this Lease.

6.

All contractors, contractor’s representatives and installation technicians performing work in the Building shall be subject to Landlord’s prior approval and shall be required to comply with Landlord’s standard rules, regulations, policies and procedures, which may be revised from time to time.

7.	Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators,

EXHIBIT F -1-

stairways, lobby areas or loading dock areas, shall be restricted to hours designated by Landlord. Tenant shall obtain Landlord’s prior approval by providing a detailed listing of the activity. If approved by Landlord, the activity shall be under the supervision of Landlord. Landlord may require, in Landlord’s sole discretion, that Tenant provide a security detail for such activity, at the sole cost and expense of Tenant. Said security detail shall comply with the standards, procedures and protocols established by Landlord. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage or loss.

8.

Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises. Landlord reserves the right to, at Tenant’s sole cost and expense, have Landlord’s structural engineer review Tenant’s floor loads within the Premises prior to approval of any such heavy equipment or articles. Damage to the Building by the installation, maintenance, operation, existence or removal of property of Tenant shall be repaired at Tenant’s sole expense.

9.	Corridor doors and main entry doors, when not in use, shall be kept closed.

10.

Tenant shall not: (1) make or permit any unreasonably improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute, or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (3) conduct or permit other activities in the Building that might, in Landlord’s reasonable opinion, constitute a nuisance.

11.	Intentionally omitted.

12.

Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used, for lodging, sleeping or for any illegal purpose.

13.

Tenant shall not take any action which would violate Landlord’s labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute, or interfere with Landlord’s or any other tenant’s or occupant’s business or with the rights and privileges of any person lawfully in the Building (“Labor Disruption”). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties, nor shall the date of the commencement of the Term be extended as a result of the above actions.

EXHIBIT F -2-

14.

Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Landlord reserves the right to review from time to time the capacity of the Premises with an electrical engineer, at Tenant’s sole cost and expense. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electronic or gas heating devices, without Landlord’s prior written consent. Tenant shall not use more than its proportionate share of electricity, telephone lines and other telecommunication facilities available to service the Building. In the event that Tenant requests additional electric capacity, Landlord reserves the right to install submeters to measure and bill Tenant for Tenant’s total electricity usage.

15.

Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant’s employees, and then only if the operation does not violate the lease of any other tenant in the Building.

16.	Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.

17.

Landlord may from time to time adopt reasonable systems and procedures for the security and safety of the Building, its occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord’s systems and procedures.

18.

Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord’s sole opinion may impair the reputation of the Building or its desirability; provided, however, Landlord shall have no right to prohibit publicity that is not related to the Building or Tenant’s activities, use or occupancy of the Premises in any way. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

19.

Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform interior and exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

20.	Deliveries to and from the Premises shall be made only at the times, in the areas and through the entrances and exits designated by Landlord. Tenant shall not

EXHIBIT F -3-

make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

21.	Smoking is prohibited in the Building and within twenty-five (25) feet of any entries, outdoor air intakes and operable windows.

22.

The use of Chlorofluorocarbon (CFCs)-based refrigerants is prohibited in the Building and in the Premises. The use of any products or insulation containing urea formaldehyde or urea formaldehyde resin is prohibited in the Building and in the Premises.

23.

Tenant shall, at its sole cost and expense, comply with Landlord’s recycling policies, as the same may be adopted for the Building and as the same may be modified from time to time, with regard to aluminum, paper and plastics or any other recyclable material as may be reasonably designated as an office use recyclable product.

24.

Tenants shall comply with all mandatory (and voluntary, if adopted generally by first-class office buildings in the city in which the Building is located) energy, water or other conservation controls or requirements of general applicability to comparable mixed-use office, laboratory and retail buildings in the city in which the Building is located issued or imposed from time-to-time by applicable governmental agencies or authorities, or applicable utilities or insurance carriers, which may include, without limitation, requirements, controls or limitations concerning the permitted range of temperature settings or the volume of energy consumption. Nothing contained herein shall materially limit Tenant’s use of the Premises for the Permitted Use.

EXHIBIT F -4-

EXHIBIT G

FORM OF LETTER OF CREDIT

L/C DRAFT LANGUAGE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

ISSUE DATE:

ISSUING BANK:

SILICON VALLEY BANK

3003 TASMAN DRIVE

2ND FLOOR, MAIL SORT HF210

SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:

PPF OFF 100 CAMBRIDGE PARK DRIVE, LLC

C/O MORGAN STANLEY REAL ESTATE ADVISOR, INC.

1585 BROADWAY, 37TH FLOOR

NEW YORK, NEW YORK 10036

ATTENTION: JENNIE PRIES FRIEND

APPLICANT:

VOR BIOPHARMA INC.

501 BOYLSTON ST

BOSTON, MA 02116

AMOUNT:    US$         (         AND XX/100 U.S. DOLLARS)

EXPIRATION DATE:                             (SVB WILL PUT A SPECIFIC DATE HERE THAT’S 1 YEAR ISSUANCE HERE)

PLACE OF EXPIRATION:    ISSUING BANK’S COUNTERS AT ITS ABOVE ADDRESS

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF0                 IN YOUR FAVOR AVAILABLE BY PAYMENT AGAINST YOUR PRESENTATION TO US OF THE FOLLOWING DOCUMENT:

EXHIBIT G -1-

1. BENEFICIARY’S SIGNED AND DATED STATEMENT STATING AS FOLLOWS:

“THIS DRAW IN THE AMOUNT OF          U.S. DOLLARS ($        ) UNDER YOUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF0                 REPRESENTS FUNDS DUE AND OWING TO US UNDER THAT CERTAIN LEASE DATED                      (INSERT DATE) BY AND BETWEEN PPF OFF 100 CAMBRIDGE PARK DRIVE, LLC, AS LESSOR, AND VOR BIOPHARMA INC. AS LESSEE.”

PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND TO YOU A NOTICE BY REGISTERED OR CERTIFIED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE THEN CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND SEPTEMBER 30, 2030. IN THE EVENT WE SEND SUCH NOTICE OF NON-EXTENSION, YOU MAY DRAW HEREUNDER BY YOUR PRESENTATION TO US OF YOUR SIGNED AND DATED STATEMENT STATING THAT YOU HAVE RECEIVED A NON-EXTENSION NOTICE FROM SILICON VALLEY BANK IN RESPECT OF LETTER OF CREDIT NO. SVBSF0            , YOU ARE DRAWING ON SUCH LETTER OF CREDIT FOR US$        , AND YOU HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT ACCEPTABLE TO YOU.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE REQUIRED DOCUMENTS ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, MAIL SORT HF 210, SANTA CLARA, CA 95054, ATTENTION: GLOBAL TRADE FINANCE. AS USED IN THIS LETTER OF CREDIT, “BUSINESS DAY” SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN THE STATE OF CALIFORNIA ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE.

FACSIMILE PRESENTATIONS ARE ALSO PERMITTED. SHOULD BENEFICIARY WISH TO MAKE A PRESENTATION UNDER THIS LETTER OF CREDIT ENTIRELY BY FACSIMILE TRANSMISSION IT NEED NOT TRANSMIT THE ORIGINAL OF THIS LETTER OF CREDIT AND AMENDMENTS, IF ANY. EACH FACSIMILE TRANSMISSION SHALL BE MADE AT: (408)496-2418 OR (408) 969-6510; AND UNDER CONTEMPORANEOUS TELEPHONE ADVICE TO: (408)654-7176 OR (408)450-5001, ATTENTION: GLOBAL TRADE FINANCE. ABSENCE OF THE AFORESAID TELEPHONE ADVICE SHALL NOT AFFECT OUR OBLIGATION TO HONOR ANY DRAW REQUEST.

PAYMENT AGAINST CONFORMING PRESENTATIONS HEREUNDER PRIOR TO 10:00 A.M. CALIFORNIA TIME, ON A BUSINESS DAY SHALL BE MADE BY BANK DURING NORMAL BUSINESS HOURS OF THE BANK’S OFFICE ON THE NEXT SUCCEEDING BUSINESS DAY. PAYMENT AGAINST CONFORMING PRESENTATIONS

EXHIBIT G -2-

HEREUNDER AFTER 10:00 A.M. CALIFORNIA TIME, ON A BUSINESS DAY SHALL BE MADE BY BANK DURING NORMAL BUSINESS HOURS OF THE BANK’S OFFICE ON THE SECOND SUCCEEDING BUSINESS DAY.

THIS LETTER OF CREDIT IS TRANSFERABLE IN WHOLE BUT NOT IN PART ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND FOR THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINALS OR COPIES OF ALL AMENDMENTS, IF ANY, TO THIS LETTER OF CREDIT MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT A DULY EXECUTED. APPLICANT SHALL PAY OUR TRANSFER FEE OF 1⁄4 OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT. HOWEVER, APPLICANT’S PAYMENT OF SUCH TRANSFER FEE SHALL NOT BE A CONDITION OF SUCH TRANSFER. EACH TRANSFER SHALL BE EVIDENCED BY EITHER (1) OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE OR (2) OUR ISSUING A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

IF YOU HAVE ANY QUESTIONS REGARDING THIS TRANSACTION, PLEASE CONTACT: EVELIO BARAIRO AT 408-654-3035, ALWAYS QUOTING OUR LETTER OF CREDIT NO.SVBSF0        .

(FOR SVBANK USE)	(FOR SVBANK USE)
AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

EXHIBIT G -3-

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

EXHIBIT A

FORM OF TRANSFER FORM

DATE:

TO: SILICON VALLEY BANK
3003 TASMAN DRIVE	RE: IRREVOCABLE STANDBY LETTER OF CREDIT
SANTA CLARA, CA 95054	NO. ISSUED BY
ATTN: GLOBAL TRADE FINANCE	SILICON VALLEY BANK, SANTA CLARA
STANDBY LETTERS OF CREDIT	L/C AMOUNT:

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO EITHER (1) ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER, OR (2) ISSUE A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

SINCERELY,	SIGNATURE AUTHENTICATED

The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.
(BENEFICIARY’S NAME)

(SIGNATURE OF BENEFICIARY)	(Name of Bank)

(NAME AND TITLE)	(Address of Bank)

(City, State, ZIP Code)

(Authorized Name and Title)

(Authorized Signature)

(Telephone number)

EXHIBIT H

PERMITTED HAZARDOUS MATERIALS

Material	Physical State (Solid, Liquid, or Gas)	Usage	Container Size	Number of Containers	Total Quantity
10x TBE (Tris/Boric Acid/EDTA) Buffer	Liquid	R&D	5 L	1	5 L
10x Tris Buffered Saline	Liquid	R&D	1 L	1	1 L
10x Tris/Glycine Buffer	Liquid	R&D	1 L	2	2 L
2-Mercaptoethanol	Liquid	R&D	100 ml	1	100 ml
2-Mercaptoethanol	Liquid	R&D	50 ml	1	50 ml
3% Acetic Acid with Methylene Blue	Liquid	R&D	100 ml	1	100 ml
4x Laemmli Sample Buffer	Liquid	R&D	10 ml	1	10 ml
50x TAE (Tris/Acetic Acid/EDTA) Buffer	Liquid	R&D	5 L	1	5 L
Acetic Acid	Liquid	R&D	500 ml	1	500 ml
Annexin Binding Buffer, 5x	Liquid	R&D	50 ml	1	50 ml
autoMACS Rinsing Solution	Liquid	R&D	1450 ml	1	1450 ml
Blotting-Grade Blocker	Solid	R&D	300 g	1	300 g
Bovine Serum Albumin, 30% solution	Liquid	R&D	50 ml	1	50 ml
Bovine Serum Albumin, powder	Solid	R&D	100 g	1	100 g
Calcium chloride dihydrate	Solid	R&D	500 ml	1	500 ml
Carbon Dioxide	Gas	R&D	300 cu. Ft.	3	900 cu. ft.
Chloroform	Liquid	R&D	500 ml	1	500 ml
Coomassie Plus - The Better Bradford Assay Reagent	Liquid	R&D	300 ml	1	300 ml
DEAE-Dextran hydrochloride	Solid	R&D	10 g	1	10 g
Dulbecco’s Modified Eagle Medium	Liquid	R&D	500 ml	4	10 L
Dulbecco’s Phosphate Buffered Saline	Liquid	R&D	500 ml	6	12 L
Dulbecco’s Phosphate Buffered Saline	Liquid	R&D	1 L	1	1 L
eBioscience RBC Lysis Buffer, 10x	Liquid	R&D	50 ml	1	50 ml
EDTA, 0.5M, pH 8.0	Liquid	R&D	100 ml	3	600 ml
Ethanol	Liquid	R&D	1 L	1	17 L
Ethylenediaminetetraacetic acid	Solid	R&D	100 ml	1	100 ml
Fetal Bovine Serum	Liquid	R&D	50 ml	1	50 ml
Ficoll-Paque PLUS	Liquid	R&D	100 ml	6	100 ml
Fixation Buffer	Liquid	R&D	100 ml	1	100 ml
Gelatin Type A	Solid	R&D	800 g	1	800 g
Gentamicin Reagent Solution	Liquid	R&D	10 ml	10	100 ml
GlutaMAX (100x)	Liquid	R&D	100 ml	1	300 ml
Glycerol	Liquid	R&D	500 ml	1	500 ml
Hank’ Balanced Salt Solution	Liquid	R&D	50 ml	1	50 ml
HEPES buffer solution, 1M	Liquid	R&D	100 ml	1	200 ml
HEPES buffered saline, pH 7.0, 2x	Liquid	R&D	250 ml	1	250 ml
HyClone MaxCyte	Liquid	R&D	100 ml	1	100 ml
lmmunoCult - XF T Cell expansion medium	Liquid	R&D	100 ml	1	100 ml
lscove’s MDM (1x)	Liquid	R&D	500 ml	2	1 L
Isopropyl Alcohol	Liquid	R&D	4 L	1	4 L
Liquid Nitrogen	Liquid	R&D	240 L	1	240 L
Magnesium chloride solution	Liquid	R&D	100 ml	1	100 ml
MEM Non-Essential Amino Acids Solution (100x)	Liquid	R&D	100 ml	2	200 ml
NP-40 Lysis Buffer	Liquid	R&D	250 ml	1	250 ml
Nucleic Acid Sample Buffer, 5x	Liquid	R&D	10 ml	1	10 ml
Opti-MEM lx	Liquid	R&D	100 ml	5	500 ml
OpTmizer CTS	Liquid	R&D	1 L	5	5 L
Phenol: Chloroform: Isoamyl Alcohol, 25:24:1	Liquid	R&D	100 ml	1	100 ml
Phophate Buffered Saline, 1x, pH 7.4	Liquid	R&D	500 ml	1	1 L
Phosphate buffered saline, 10x	Liquid	R&D	1 L	1	1 L

EXHIBIT H -1-

Material	Physical State (Solid, Liquid, or Gas)	Usage	Container Size	Number of Containers	Total Quantity
Phosphate-buffered 4% paraformaldehyde	Liquid	R&D	1 L	1	1 L
Pierce RIPA Buffer	Liquid	R&D	100 ml	1	100 ml
Poly-L-Lysine solution	Liquid	R&D	50 ml	1	100 ml
Ponceau S Stain	Liquid	R&D	500 ml	l	500 ml
Potassium chloride solution	Liquid	R&D	100 ml	l	100 ml
Restore Western Blot Stripping Buffer	Liquid	R&D	500 ml	l	500 ml
RNase Zap	Liquid	R&D	250 ml	l	250 ml
RPMI 1640 Medium	Liquid	R&D	500 ml	7	7 L
Sodium Azide	Solid	R&D	25 g	l	25 g
Sodium Pyruvate 100 mM	Liquid	R&D	100 ml	2	100 ml
TBE-Urea Sample Buffer	Liquid	R&D	30 ml	l	30 ml
Tris Buffered Saline, l x	Liquid	R&D	1 L	l	1 L
Tris-HCL, 1M, pH 8.0	Liquid	R&D	1 L	l	1 L
Triton X-100	Liquid	R&D	100 ml	1	100 ml
Trizol Reagent	Liquid	R&D	100 ml	1	100 ml
Trypsin-EDTA (0.25%)	Liquid	R&D	100 ml	l	300 ml
Tween 20 Solution, 10%	Liquid	R&D	1 L	l	1 L

EXHIBIT H -2-

EXHIBIT I

FORM OF ENVIRONMENTAL QUESTIONNAIRE

Property Address:100 CambridgePark Drive, Cambridge, Massachusetts

Instructions: The following questionnaire is to be completed by the Lessee representative with knowledge of the planned operations for the specified building/location. Please print clearly and attach additional sheets as necessary.

1.0	PROCESS INFORMATION

Describe planned use, and include brief description of manufacturing processes employed.

2.0	HAZARDOUS MATERIALS

Are hazardous materials used or stored? If so, continue with the next question. If not, go to Section 3.0.

2.1	Are any of the following materials handled on the Property?	Yes No

(A material is handled if it is used, generated, processed, produced, packaged, treated, stored, emitted, discharged, or disposed.) If so, complete this section. If this question is not applicable, skip this section and go on to Section 5.0.

Explosives	Fuels	Oils
Solvents	Oxidizers	Organics/Inorganics
Acids	Bases	Pesticides
Gases	PCBs	Radioactive Materials
Other (please specify)

2-2.

If any of the groups of materials checked in Section 2.1, please list the specific material(s), use(s), and quantity of each chemical used or stored on the site in the Table below. If convenient, you may substitute a chemical inventory and list the uses of each of the chemicals in each category separately.

Material	Physical State (Solid, Liquid, or Gas)	Usage	Container Size	Number of Containers	Total Quantity

EXHIBIT I -1-

2-3.	Describe the planned storage area location(s) for these materials. Please include site maps and drawings as appropriate.

3.0	HAZARDOUS WASTES

Are hazardous wastes generated?	Yes No

If yes, continue with the next question. If not, skip this section and go to section 4.0.

3.1	Are any of the following wastes generated, handled, or disposed of (where applicable) on the Property?

Hazardous wastes	Industrial Wastewater
Waste oils	PCBs
Air emissions	Sludges
Regulated Wastes	Other (please specify)

3-2.	List and quantify the materials identified in Question 3-1 of this section.

WASTE GENERATED	RCRA listed Waste?	SOURCE	APPROXIMATE MONTHLY QUANTITY	WASTE CHARACTERIZATION	DISPOSITION

3-3.	Please include name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility, if applicable). Attach separate pages as necessary.

Transporter/Disposal Facility Name	Facility Location	Transporter (T) or Disposal (D) Facility	Permit Number

EXHIBIT I -2-

3-4.	Are pollution controls or monitoring employed in the process to prevent or minimize the release of wastes into the environment? Yes No

3-5.	If so, please describe.

4.0	USTS/ASTS

4.1

Are underground storage tanks (USTs), aboveground storage tanks (ASTs), or associated pipelines used for the storage of petroleum products, chemicals, or liquid wastes present on site (lease renewals) or required for planned operations (new tenants)?    Yes  ☐    No  ☐

If not, continue with section 5.0. If yes, please describe capacity, contents, age, type of the USTs or ASTs, as well any associated leak detection/spill prevention measures. Please attach additional pages if necessary.

Capacity	Contents	Year Installed	Type (Steel, Fiberglass, etc)	Associated Leak Detection / Spill Prevention Measures*

*	Note: The following are examples of leak detection / spill prevention measures:

Integrity testing	Inventory reconciliation	Leak detection system
Overfill spill protection	Secondary containment	Cathodic protection

4-2.	Please provide copies of written tank integrity test results and/or monitoring documentation, if available.

4-3.	Is the UST/AST registered and permitted with the appropriate regulatory agencies?Yes No If so, please attach a copy of the required permits.

EXHIBIT I -3-

4-4.

If this Questionnaire is being completed for a lease renewal, and if any of the USTs/ASTs have leaked, please state the substance released, the media(s) impacted (e.g., soil, water, asphalt, etc.), the actions taken, and all remedial responses to the incident.

4-5.	If this Questionnaire is being completed for a lease renewal, have USTs/ASTs been removed from the Property?	Yes	No

If yes, please provide any official closure letters or reports and supporting documentation (e.g., analytical test results, remediation report results, etc.).

4-6.	For Lease renewals, are there any above or below ground pipelines on site used to transfer chemicals or wastes?	Yes	No

	For new tenants, are installations of this type required for the planned operations?	Yes	No

If yes to either question, please describe.

5.0	ASBESTOS CONTAINING BUILDING MATERIALS

Please be advised that an asbestos survey may have been performed at the Property. If provided, please review the information that identifies the locations of known asbestos containing material or presumed asbestos containing material. All personnel and appropriate subcontractors should be notified of the presence of these materials, and informed not to disturb these materials. Any activity that involves the disturbance or removal of these materials must be done by an appropriately trained individual/contractor.

6.0	REGULATORY

6-1.	Does the operation have or require a National Pollutant Discharge Elimination System (NPDES) or equivalent permit?	Yes	No
If so, please attach a copy of this permit.

6-2.	Has a Hazardous Materials Business Plan been developed for the site?	Yes	No
If so, please attach a copy.

EXHIBIT I -4-

CERTIFICATION

I am familiar with the real property described in this questionnaire. By signing below, I represent and warrant that the answers to the above questions are complete and accurate to the best of my knowledge. I also understand that Lessor will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the property.

Signature:

Name:

Title:

Date:

Telephone:

EXHIBIT I -5-

EXHIBIT J

PLAN OF RODI SKID AREA

EXHIBIT J

EXHIBIT K

UTILITY CAPACITY MATRIX

LONGFELLOW

CPD LAB Tenant Base Building Utility Matrix

Utility Type	PSF BEFORE ELECTRIC UPGRADES	PSF AFTER ELECTRIC UPGRADES
TENANT IMPROVEMENTS		
NON- POTABLE COLD WATER	N/A	N/A
SUPPLY AIR 100% Outside Air	1.5 CFM/SF	1.5 CFM/SF
EXHAUST AIR	1.5 CFM/SF	1.5 CFM/SF
HOT WATER HEATING	.003GPM/SF	.003GPM/SF
CHILLED WATER HEATING	N/A	N/A
NORMAL POWER	Lighting 1.5 W/SF Lab Tenant Equipment Power 12 W/SF HVAC Terminal Units 2W/SF	Lighting 1.5 W/SF Lab Tenant Equipment Power 12 W/SF HVAC Terminal Units 2W/SF
STAND-BY POWER	5 W/SF	5 W/SF
VACUUM SYSTEM	N/A	N/A
COMPRESSED AIR	N/A	N/A
RO SYSTEM	0.0001GPH/SF	0.0001GPH/SF
PH SYSTEM	0.009GPH/SF	0.009GPH/SF

CPD OFFICE Tenant Base Building Utility Matrix

Utility Type	PSF BEFORE ELECTRIC UPGRADES	PSF AFTER ELECTRIC UPGRADES
TENANT IMPROVEMENTS		
NON- POTABLE COLD WATER	N/A	N/A
SUPPLY AIR	1 CFM/SF	1 CFM/SF
EXHAUST AIR	N/A	N/A
HOT WATER HEATING	N/A	N/A
CHILLED WATER HEATING	N/A	N/A
NORMAL POWER	Lighting 1.0 W/SF Office Tenant Equipment Power 4 W/SF HVAC Terminal Units 6W/SF	Lighting 1.0 W/SF Office Tenant Equipment Power 4 W/SF HVAC Terminal Units 6W/SF
STAND-BY POWER	N/A	N/A

EXHIBIT K

EXHIBIT L

REQUIRED TENANT CONTRACTOR/SUBCONTRACTOR

INSURANCE COVERAGES

Tenant shall, at its own expense, maintain and keep in force, or cause to be maintained and kept in force by any general contractors, sub-contractors or other third party entities where required by contract, throughout any period of Alterations in or to the Premises, the following insurance coverages:

(1)    Property Insurance. “All-Risk” or “Special” Form property insurance, and/or Builders Risk coverage for major renovation projects, including, without limitation, coverage for fire, earthquake and flood; boiler and machinery (if applicable); sprinkler damage; vandalism; malicious mischief coverage on all equipment, furniture, fixtures, fittings, tenants work, improvements and betterments, business income, extra expense, merchandise, inventory/stock, contents, and personal property located on or in the Premises. Such insurance shall be in an amount equal to the full replacement cost of the aggregate of the foregoing and shall provide coverage comparable to the coverage in the standard ISO “All-Risk” or “Special” form, when such coverage is supplemented with the coverages required above. Property policy shall also include coverage for plate glass, where required by written contract. Builders Risk insurance coverage may be provided by the general contractor on a blanket builders risk policy with limits adequate for the project, and evidencing the additional insureds as required in the Lease.

(2)    Liability Insurance. General Liability, Umbrella/Excess Liability, Workers Compensation and Auto Liability coverage as follows:

(a) General Liability	$1,000,000 per occurrence
$1,000,000 personal & advertising injury
$2,000,000 products/completed operations aggregate

The General Contractor is required to maintain, during the construction period and up to 3 years after project completion, a General Liability insurance policy, covering bodily injury, personal injury, property damage, completed operations, with limits to include a $1,000,000 limit for blanket contractual liability coverage and adding Landlord as additional insured as respects the project during construction and for completed operations up to 3 years after the end of the project. Landlord requires a copy of the ISO 20 10 11 85 Additional Insured endorsement, showing Landlord as an additional insured to the GC’s policy.

(b) Auto Liability	$1,000,000 combined single limit (Any Auto) for bodily injury and property damage, hired and non-owned cover.

(c) Workers Compensation Employers Liability	Statutory Limits $1,000,000 each accident*
$1,000,000 each employee*
$1,000,000 policy limit*

*	or such amounts as are customarily obtained by operators of comparable businesses

EXHIBIT L -1-

General Contractor shall ensure that any and all sub-contractors shall maintain equal limits of coverage for Workers Compensation/EL and collect insurance certificates verifying same.

(d)    Umbrella/Excess Liability $5,000,000 per occurrence

(e)    Environmental Insurance – To the extent required by Landlord Contractors’ commercial general liability/umbrella insurance policy(ies) shall include Landlord and Landlord’s designees as additional insureds’, and shall include a primary non-contributory provision. Liability policy shall contain a clause that the insurer may not cancel or materially change coverage without first giving Landlord thirty (30) days prior written notice, except cancellation for non-payment of premium, in which ten (10) days prior written notice shall be required.

(3)    Deductibles. If any of the above insurances have deductibles or self-insured retentions, the Tenant and/or contractor (policy Named Insured) shall be responsible for the deductible amount.

All of the insurance policies required in this Exhibit L shall be written by insurance companies which are licensed to do business in the Commonwealth of Massachusetts, or obtained through a duly authorized surplus lines insurance agent or otherwise in conformity with the laws of the Commonwealth of Massachusetts, with an A.M. Best rating of at least A and a financial size category of not less than VII. Tenant shall provide Landlord with certificates of insurance upon request, prior to commencement of the Tenant/contractor work, or within thirty (30) days of coverage inception and subsequent renewals or rewrites/replacements of any cancelled/non-renewed policies.

EXHIBIT L -2-

EXHIBIT M

PH NEUTRALIZATION SYSTEM

SPECIFICATIONS

December 4, 2019

Thomas Congoran

Longfellow Real Estate Partners, LLC

260 Franklin Street

Boston, MA 02110

Subject: 100 CPD pH Neutralization System Sizing

Dear Tom:

AHA has gathered information from various projects we have completed and determined a value per square foot for each laboratory service. We use these values to calculate the size of the laboratory equipment for core and shell laboratory buildings when just square footages are known.

The square footage of rentable laboratory space for 100 CPD was determined using the square footage breakdown spreadsheet dated August 26, 2019 and information from follow-up meetings through mid-September of this year. The square footage of rentable laboratory space at 100 CPD is 45,000 SF.

Using the calculated value for pH systems and the 45,000 SF of rentable laboratory space, AHA has calculated that a 5,000 gallon per day (GPD) pH neutralization system will be required for 100 CPD.

Very truly yours,

AHA CONSULTING ENGINEERS, INC.

Joseph Philbrick, PE

Partner/Plumbing Department Manager

\\Fs33\g_drive\Projects\2019-Boston\M0315-023.00\Correspondence\Letters\PH System Sizing Letter.docx

24 Hartwell Avenue, 3rd Floor, Lexington, MA 02421	beyond engineering	1

EXHIBIT M -1-

PPM
Industrial Water Services

PPM
Industrial Water Services
P.O. Box 390216
Cambridge, MA 02139
(800) 652-8394 (tel & fax)

PPM GB-4854 pH Neutralizing System

The PPM GB-4854 pH Neutralizing System is designed to treat typical lab R&D wastewater under 5,000GPD. Our pH systems are designed for safety, energy efficiency and ease of operation.

SERVICE ACCESS
Screw-on manway covers for ease of service.

TRANSFER PUMP
Submersible pump with 1.5"Ø FNPT coupling. Pumps into mixing tank.

DISCHARGE PUMP
Submersible pump with 1.5"Ø FNPT coupling. Discharges treated batches to sewer.

INLET
4"Ø PP pipe top

MIXER
120V, 1/2HP mixer motor operating at 1725 RPM.

VENT
4"Ø PP pipe vents.

PPM MODEL 15G CHEMICAL CABINETS
Each cabinet holds 15 gallons of chemical with 110% spill containment. Fully contained from pump to tank injection with PVC conduit (not shown).

FLOW METER
Flanged magnetic flow meter provided by PPM, installed by plumber.

CONTROL PANEL
Automatic integrated units with NEMA 4 Control Panel containing audible and light alarms for high level, high/low pH, and motor thermal overloads. With general building alarm connections. 120VAC 30amp power feed.

TANK AND COMPONENTS
All components made of high strength corrosive resistant materials (SCH 80 PVC, PP, EPDM, Stainless Steel). Tank constructed of 3/8" thick polypropylene.

LEVEL SWITCHES
Narrow angle float level switches used to automate pump on/off and signal high tank level alarm.

EFFLUENT TRAP
4"Ø PP pipe, provided by and installed by plumber. Includes Three 1/2"Ø MWRA compliant sample ports with 3/8" hose barbs, installed by plumber.

MODULAR LAYOUTS/DESIGNS
Modular design allows for flexible layout of major components (chemical cabinets, panel, tank, discharge plumbing config.)

CUSTOMIZATION
PPM provides custom controls, alarms, sizes, configurations, treatment and monitoring in all PPM Systems.

www.ppmprocess.com

EXHIBIT M -2-

PPM
Industrial Water Services

PPM
Industrial Water Services
P.O. Box 390216
Cambridge, MA 02139
(800) 652-8394 (tel & fax)

SPECIFICATIONS

- Max flow of 5,000 Gallons/Day
- 120VAC, 30amp power feed
- Treatment and discharge is performed in batches to improve efficiency and reduce system odor.
- Component layout and orientation is often customized depending on pH room or pit dimensions.

TANKS AND EFFLUENT TRAP

4" PP PIPE VENT
4" PP PIPE INLET
4" PP PIPE VENT
EFFLUENT DISCHARGE TO SEWER
Ø48"
127 3/4"
TOP VIEW
4" PP PIPE DISCHARGE
EFFLUENT DISCHARGE TO SEWER
67 1/2"
54"
Ø48"
Ø48"
110 3/4"
127 3/4"
46" ℄ TRAP EFFLUENT OUTLET
48" ℄ TANK EFFLUENT OUTLET
FRONT VIEW

CHEMICAL CABINETS AND CONTROL PANEL

15 7/8"
24"
60"
51 7/8"
NOTE: 36" CLEARANCE REQUIRED IN FRONT OF CONTROL PANEL
NOTE: 36" CLEARANCE REQUIRED IN FRONT OF CHEMICAL CABINETS
TOP VIEW
61 3/8"
24"
24"
24"
75"
FRONT VIEW

PROCESS FLOW DIAGRAM

NAOH INJECTION
ACID INJECTION
INFLUENT
MIXER
PH SENSOR
LS-1
LS-2
LS-3
LS-4
CLEANOUT
FLOW METER
TO SEWER
SAMPLE PORTS
NEUTRALIZING CHAMBER
SUBMERSIBLE PUMP
CHEMICAL CABINETS
OVERFLOW TANK (OPTIONAL)
LEVEL CONTROL CHAMBER

www.ppmprocess.com

EXHIBIT M -3-

EXHIBIT N

CONSTRUCTION RULES AND REGULATIONS

100, 125 & 150 Cambridge

Park Drive

Construction Rules and

Regulations

Revised 11/8/19

EXHIBIT N -1-

General Definitions

Buildings:	100, 125 & 150 Cambridge Park Drive

The Property Team:	Tom Congoran, Laura Mintz, Madison Hebb, and Chris King

Written Request:	Written request may be in the form of an email or any other designated format.

Building Systems:	Utilities, HVAC & life safety systems which are common to and or services any of the Buildings.

Contractor:	Any approved contractor, subcontractor and vendor and their personnel engaged to perform tenant or base building work.

IAQ:	Indoor Air Quality

Plans:	Hard and/or electronic, full set of architectural, MEP drawings and specifications required for the full review, required permitting and proper construction of work.

Contractor:	Contractor that is approved by The Property Team to perform construction work at one or more of the Buildings.

Regular Business Hours:	Monday-Friday, 8:00AM - 6:00 PM, Saturdays, 8:00 AM - 1:00 PM, holidays excluded.

Work:	Any alterations, improvements, additions, repairs or installations in the Buildings.

Utility:	Services may include but not limited to the following: Electricity, gas and water.

EXHIBIT N -2-

General Overview

This Construction Rules and Regulations Manual is intended to provide for the efficient and safe scheduling and completion of Work at 100, 125 & 150 Cambridge Park Drive, Cambridge, MA and to mitigate unnecessary noise, odor and/or other inconveniences.

Please note the following requirements. Further details are provided in subsequent pages.

1.	The Property Team must be contacted before any construction project is scheduled to assist with coordination and implementation.

2.

A full set of architectural and engineering plans, detailing the entirety of the Work, must be presented in either (or both) electronic format or hard copy at least ten (10) business days in advance of proposed construction commencement.

3.	Written approval of the Work is required from The Property Team before construction commences.

4.	The Property Team must approve the proposed Contractor(s). The Team reserves the right to prohibit any Contractor from performing Work at any Building should it deem appropriate.

5.	Contractor shall submit a detailed project schedule and provide weekly two week look ahead.

6.	Noisy, disruptive, odor creating and/or dust producing work, as well as the delivery of construction materials, be completed outside of Regular Business Hours.

7.	The Property Team reserves the right to halt any construction when any conditions or operations do not meet the criteria outlined in this Manual.

8.	Contractors are expected to maintain safe and orderly conditions, labor harmony, and properly handle all hazardous materials.

9.	One or more negative air machines may be required for part or the full duration of the work to mitigate any IAQ issues, as determined in the sole discretion of The Property Team.

10.	Any overtime coverage by building engineers, security, etc. or other out-of-pocket expenses will be backcharged to the project.

11.

Contractor shall ensure that all equipment, materials and accessories are stored neatly and safely. Neither the Building’s owner or Longfellow Property Management or any related entities will be responsible for any loss or damage in/around the work site.

12.	Contractor must use the Building’s designated DDC controls vendor, fire alarm vendor and any other provider The Property Team deems appropriate.

EXHIBIT N -3-

Commencement of Work

No work shall be performed until The Property Team approves the design, construction schedule and proposed list Contractors. Subsequent design or scheduling changes must also be submitted for advance approval.

A kickoff meeting is required prior to the commencement of the Work as are regularly scheduled project meetings. Contractor will be responsible to develop, update and issue Meeting Minutes to The Project Team in advance of each meeting.

The following documentation is required prior to construction commencement.

•	Schedule for the work, including anticipated start and completion dates, daily work schedule, phasing, special working hours, as well as a list of anticipated system shut downs;

•	A full contact list of all primary project contacts including the project’s superintendent(s) including names, email addresses, emergency and other telephone numbers;

•	Copies of all building permits, licenses, and/or other approvals;

•	Certificates of insurance for all Contractors with limits and additional insureds included as required by the Owner;

•	Contractor’s NFPA 241 plan, if required, coordinated to the Building’s plan;

•	Safety plans from the Contractor detailing their policies and procedures related to safe working conditions which adhere to all building, state/local/federal requirements; and

•	Any other or additional required documentation.

Access/Parking

Contractor’s personnel shall enter/exit the building through the loading dock and access relevant work floor(s) via the freight elevator (where applicable). At no time will any Contractor be allowed to utilize a passenger elevator, without the prior authorization of The Property Team.

The Contractor’s project superintendent/primary lead will be provided one building access card and will be responsible for using this to provide access to any and all personnel. Security will not be responsible to provide any building or tenant access.

Contractor’s personnel may be required to sign in/out daily.

Building access for any work scheduled performed outside of Regular Business Hours must be approved in advance with a minimum of 72 hours notice.

All required access into other tenant suites or base building areas must be coordinated with a representative of The Property Team. In no case may a Contractor visit any tenant suite or secured base building area without advance approval. Further, all visits shall include a representative designated by The Property Team.

EXHIBIT N -4-

Contractor’s personnel are responsible to secure parking. On-site parking is not allowed in any Building parking facilities, in or near loading docks, handicapped spaces, fire access lanes, or any private way. Unauthorized vehicles parked will be towed at the owner’s expense.

Contractor’s personnel are expressly prohibited from entering (other) tenant, private or public space without being escorted by a designated representative of The Property Team.

Coordination

All work shall be carried out expeditiously and with minimum disturbance and disruption to the Building’s operation and without causing discomfort or inconvenience to occupants and/or the public.

The Property Team shall have the right to stop the activities and/or to require rescheduling of work based on any potential or real adverse impact interfering with routine operations.

Contractor must obtain advance authorization before undertaking any work which will or may impact any space outside the designated work area(s). All such work, once approved, may be required to be performed outside of Normal Business Hours by The Property Team. Any related required engineering or security charges will be backcharged to the project.

No work shall be performed in the Building’s mechanical or electrical equipment rooms without prior approval and supervision provided by a designated representative of The Property Team. No work will be performed on live equipment, including but not limited to electrical panels. Any Contractor found to be working on live equipment will be removed from the Building immediately.

Contractor shall work in harmony with any and all other working on-site. Contractor shall not take any action which would violate Landlord’s labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute, or interfere with any business or with the rights and privileges of any person lawfully in the Building. The Property Team reserves the right to immediately suspend or terminate any work that gave rise to the labor interruption.

Work Required to be Completed After Hours

The following work must be completed outside of Normal Business Hours:

System Shutdowns

EXHIBIT N -5-

•

Utility shutdowns, disruptions, disconnections, and/or turnovers that will or may be disruptive. Examples include but are not limited to work related to utilities, plumbing, HVAC operations, life safety systems, etc. See further below for additional details. All such work shall be approved, coordinated, and supervised by a representative of The Property Team. All out of pocket costs will be backcharged to the project.

•	Any work requiring a system(s) shut down will require a minimum of 72 hours-notice or more depending on the work.

•

Smoke detectors must be taken offline prior to the commencement of work which could result in a false alarm. The Property Team will manage all fire alarm disconnects and reconnects. All related costs will be backcharged to the project.

Noise, Fumes and Other Disruptions

•	Activities which create high levels of noise, including but not limited to demolition, coring, drilling, hammering, power saws and ramsetting.

•

Any work causing fumes, odors, and excessive dust which cannot be sufficiently mitigated by negative air machines. Work involving soldering, adhesives, solvents, painting, refinishing, may be included.

•	Demolition, loud and/or noxious work.

•	The delivery of construction or other materials and the distribution of such materials.

•	Trash outs and large deliveries must be scheduled at least 48 hours in advance.

•	All welding and heat cutting work.

•	Fire alarm testing must be scheduled for before 7 am or after 6 pm, Monday – Friday.

Coring

Coring work must be completed off hours and scheduled in advance with The Property Team and impacted tenant(s).

Some floors require scanning in advance because of imbedded power, control and fire alarm conduit. Therefore, the area(s) to receive cores must be reviewed in advance with a member of The Property Team to determine if scanning is applicable. If required, the results of the scans (or x-ray mapping) must be issued to The Property Team for review and further Contractor direction(s).

Life Safety Work

All sprinkler work must be completed in accordance with the local Fire Department, the Building’s Construction Impairment Plan and/or other relevant governing agencies. Contractor must use the Building’s designated fire alarm vendor.

EXHIBIT N -6-

All sprinkler contractors must be approved by The Property Team. No sprinkler shutoff valves shall be opened or closed without approval by and supervision of The Property Team’s Fire Prevention Program Manager/Fire Safety Coordinator or designated alternate.

Life safety sprinklers must be returned to full operation no later than the end of the work day. If these conditions cannot be met, The Property Team will require a Fire Watch provided by the local Fire Department which will be backcharged to the project.

Contractor is responsible for providing sufficiently tested and fully operational fire extinguishers for the duration of construction.

Welding and Heat Cutting Work

Before any welding or cutting is done the contractor must obtain a welding and cutting permit from the local Fire Prevention office and submit it to The Property Team for advance approval. A letter approving this work may be required by the Fire Department and if so will be provided by The Property Team with sufficient notice.

A local Fire Watch must be maintained where the work is being conducted. The area shall be monitored by the Contractor or fire detail for three hours after the work is complete. If there is a chance that slag could enter into a utility or elevator shaft, the fire watch should also cover the base of the shaft.

All combustible materials shall be located at least 35 feet from the welding and burning area and must be covered by non-combustible materials.

All flammable liquids and materials must be removed from the welding and burning location.

A minimum of 1 multi-purpose 20 lb. Fire extinguisher must be provided within 10 feet of the work area.

All floor, wall penetrations, air ducts and transfers shall be covered and the air turned off to prevent sparks from traveling through ductwork.

Smoke eaters will be required anytime excessive smoke is present. The contractor will be responsible for notifying The Property Team of any smoke created and will receive direction of what steps will be required to eliminate or reduce the smoke.

Reporting Incidents

All accidents, disturbances, labor disputes or threats thereof, and any noteworthy events shall be reported immediately to The Property Team. A follow up written incident may be required.

EXHIBIT N -7-

Property Team

Contact Information

Project Management

Project Manager	Tom Congoran	617-303-2911
tcongoran@lfrep.com

Building Management

General Manager	Laura Mintz	617-908-0944
lmintz@lfrep.com

Property Manager	Madison Hebb	617-354-3590
mhebb@lfrep.com

Facilities Operations Manager	Chris King	617-590-6348
cking@lfrep.com

EXHIBIT N -8-